Prospectus	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-206527

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

7,802,086 Shares of Common Stock

This prospectus relates to the resale by the selling security holders named in this prospectus or their permitted transferees of (i) 1,255,265 shares of our outstanding common stock, par value $0.0001 per share, which we refer to as common stock, (ii) 1,968,750 shares of our common stock issuable upon the exercise of the Series A-1 warrants to purchase common stock or Preferred Stock, which we refer to as Series A-1 Warrants, (iii) 3,208,336 shares of our common stock issuable upon the exercise of the Series B-1 warrants to purchase common stock or Preferred Stock, which we refer to as the Series B-1 Warrants, and (iv) 1,369,735 shares of our common stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock, par value $0.0001 per share, which we refer to as Preferred Stock.

The selling security holders may offer, sell or distribute all or a portion of their securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale by the selling security holders of the securities owned by the selling security holders, other than proceeds received from the cash exercise of the Series A-1 Warrants and Series B-1 Warrants for which the underlying common stock may be sold hereunder. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling security holders will bear all commissions and discounts, if any, attributable to their sale of securities, except as otherwise expressly set forth under “Plan of Distribution.”

Our common stock and our warrants issued in connection with our predecessor’s initial public offering in December 2012, which we refer to as the IPO warrants, are quoted on the OTCQB Marketplace under the symbols “TMPS,” and “TMPSW,” respectively. There is no established trading market for the Series A-1 Warrants, the Series B-1 Warrants or the Preferred Stock. On November 4, 2015, the closing prices of our common stock and IPO warrants were $7.55 and $0.35, respectively.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is November 5, 2015

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read carefully the entire prospectus, including the risk factors, and the documents incorporated herein by reference. Unless the context indicates otherwise, the terms “Tempus Holdings,” “the Company,” “we,” “us” and “our” refer to Tempus Applied Solutions Holdings, Inc., a Delaware corporation, and its subsidiaries.

Background

On July 31, 2015, pursuant to the Agreement and Plan of Merger, dated as of January 5, 2015, as amended (the “Merger Agreement”), by and among us, Chart Acquisition Corp. (“Chart”), Tempus Applied Solutions, LLC (“Tempus”), the holders of Tempus’ membership interests named in the Merger Agreement, referred to as the Members, Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Members for the purposes set forth therein (the “Members’ Representative”), Chart Merger Sub Inc., Chart Financing Sub Inc., TAS Merger Sub LLC, TAS Financing Sub Inc., Chart Acquisition Group LLC, in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Members and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”), and, for the limited purposes set forth therein, Chart Acquisition Group LLC (“CAG”), Joseph Wright and Cowen Investments LLC (“Cowen”), (i) Chart Financing Sub Inc. and Chart Merger Sub Inc. merged with and into Chart, with Chart continuing as the surviving entity, (ii) TAS Financing Sub Inc. and TAS Merger Sub LLC merged with and into Tempus, with Tempus continuing as the surviving entity, and (iii) each of Chart and Tempus became wholly owned subsidiaries of the Company. We refer to the transactions contemplated by the Merger Agreement as the Business Combination.

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively as the Financing, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus, who we refer to as the New Investors), aggregate cash investments of $5.0 million by CAG, Mr. Wright and Cowen, who we collectively refer to as the Chart Affiliate Investors, and a cash investment of $500,000 by the Chief Financial Officer of Tempus (through his individual retirement account), who we refer to in such capacity as the Tempus Affiliate Investor. We refer to the Tempus Affiliate Investor and the Chart Affiliate Investors together as the Affiliate Investors, and we refer to the Affiliate Investors and the New Investors together as the Investors.

In the Business Combination, the Members received 3,642,084 shares of our common stock, or the Merger Shares, in exchange for all of the issued and outstanding membership interests of Tempus. The number of Merger Shares received reflected a downward merger consideration adjustment (in accordance with the Merger Agreement) of 57,916 shares of our common stock, based on Tempus’ estimated working capital and debt as of the closing of the Business Combination. Such merger consideration adjustment is subject to a post-closing true-up based on Tempus’ actual working capital and debt as of the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Members have the right to receive up to an additional 6,300,000 shares of our common stock upon the achievement of certain financial milestones, which shares are referred to as the Earn-out Shares.

In connection with the Business Combination, Chart stockholders and warrant holders received shares of our common stock and warrants to purchase shares of our common stock in exchange for their existing shares of Chart common stock and existing Chart warrants, on a one-for-one basis. In connection with the Business Combination, (i) the Affiliate Investors received an aggregate of 1,375,000 shares of our common stock, 1,031,250 Series A-2 Warrants to purchase common stock or Preferred Stock, which we refer to as Series A-2 Warrants, and 343,750 Series B-2 Warrants to purchase common stock or Preferred Stock, which we refer to as Series B-2 Warrants, (we refer to the securities described in this clause (i) collectively as the Affiliate Investor Securities) and (ii) the New Investors received an aggregate of 1,255,265 shares of our common stock, 1,369,735 shares of our Preferred Stock, 1,968,750 Series A-1 Warrants and 656,250 Series B-1 Warrants (we refer to the securities described in this clause (ii) collectively as the New Investor Securities, and we refer to the Affiliate Investor Securities and the New Investor Securities collective as the Financing Securities). The terms and provisions of the Financing Securities are described in more detail in the section herein entitled “Description of Securities.”

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On August 14, 2015, we entered into, and consummated the transactions contemplated by, the Securities Purchase Agreement (the “Securities Purchase Agreement”) with CAG, Mr. Wright and Cowen, pursuant to which, subject to the terms and conditions set forth therein, these investors acquired from us, for an aggregate purchase price of $1 million, (i) an aggregate of 250,000 shares of common stock, (ii) Series A-3 Warrants to acquire an aggregate of 187,500 shares of common stock or Preferred Stock, which we refer to as the Series A-3 Warrants, and (iii) Series B-3 Warrants to acquire an aggregate of 62,500 shares of common stock or Preferred Stock, which we refer to as the Series B-3 Warrants (we refer to the securities described in clauses (i) through (iii), collectively as the Purchased Securities). Of the Purchased Securities, (x) CAG acquired 154,168 shares of common stock, 115,626 Series A-3 Warrants and 38,542 Series B-3 Warrants, (y) Mr. Wright acquired 8,332 shares of common stock, 6,249 Series A-3 Warrants and 2,083 Series B-3 Warrants, and (z) Cowen acquired 87,500 shares of common stock, 65,625 Series A-3 Warrants and 21,875 Series B-3 Warrants.

The issuance of our common stock and warrants to former holders of Chart common stock and warrants in connection with the Business Combination was registered under the Securities Act of 1933, as amended, referred to as the Securities Act, pursuant to a registration statement on Form S-4 (File No. 333-201424), referred to as the Form S-4, filed with the United States Securities and Exchange Commission, referred to as the SEC, and declared effective on July 17, 2015. The Form S-4 contains additional information about the Merger Agreement, the Business Combination, the Financing and the related transactions. The Merger Shares, the Financing Securities and the Purchased Securities were issued pursuant to exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Our Company

We provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements for such customers as the Department of Defense, or the DoD, U.S. intelligence agencies, foreign governments, heads of state and others worldwide. Our management and employees have extensive experience in the design and implementation of special mission aircraft modifications related to intelligence, surveillance and reconnaissance (“ISR”) systems, new generation command, control and communications systems and VIP interior components and the provision of ongoing operational support, including flight crews, maintenance and other services to customers, and the operation and leasing of specialized aircraft.

Our principal areas of expertise include:

●	Design and Engineering: wide body aircraft VIP interior conversions;

●	Systems Integration: modification of aircraft for airborne research and development, ISR and electronic warfare capabilities;

●	Operations: support services required by the customer for the ultimate successful execution of its mission, to include leasing solutions, flight operations, planning, maintenance, logistics support and other services; and

●	The operation and leasing of specialized aircraft.

We operate out of our corporate headquarters in Williamsburg, Virginia.

Additional Information

Our principal executive offices are located at 133 Waller Mill Road, Williamsburg, Virginia 23185 and our telephone number is (757) 875-7779.

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THE OFFERING

Common stock offered by the selling security holders	We are registering 7,802,086 shares of common stock to be offered by the selling security holders named herein, which includes: (i) 1,255,265 shares of our outstanding common stock, (ii) 1,968,750 shares of our common stock issuable upon the exercise of the Series A-1 Warrants, (iii) 3,208,336 shares of our common stock issuable upon the exercise of the Series B-1 Warrants and (iv) 1,369,735 shares of our common stock issuable upon the conversion of outstanding Preferred Stock.

Terms of the offering	The selling security holders will determine when and how they will dispose of the common stock registered under this prospectus for resale.

Securities outstanding prior to this offering	8,791,549 shares of our common stock, 7,875,000 IPO warrants, which includes 375,000 warrants issued in a private placement in connection with our predecessor’s initial public offering, 3,187,500 Series A Warrants, which includes our Series A-1 Warrants, Series A-2 Warrants and Series A-3 Warrants, 1,062,500 Series B Warrants, which includes our Series B-1 Warrants, Series B-2 Warrants and Series B-3 Warrants, and 1,369,735 shares of our Preferred Stock are issued and outstanding as of November 4, 2015.

Securities outstanding after this offering

15,338,370 shares of our common stock (which assumes the exercise by the selling security holders of all their Series A-1 Warrants and Series B-1 Warrants, including the maximum number of shares of common stock that can be issued under Series B-1 Warrants if they elect to use the alternative cashless exercise feature contained therein, and the conversion by the selling security holders of all their shares of Preferred Stock ), 7,875,000 IPO warrants, which includes 375,000 warrants issued in a private placement in connection with our predecessor’s initial public offering, 1,218,750 Series A Warrants, which includes our Series A-2 Warrants and Series A-3 Warrants (all Series A-1 Warrants will have been exercised), and 406,250 Series B Warrants, which includes our Series B-2 Warrants and Series B-3 Warrants (all Series A-1 Warrants will have been exercised). The number of shares of common stock outstanding after this offering excludes the 640,616 shares of common stock available for future issuance under our 2015 Omnibus Equity Incentive Plan, and does not take into account any additional shares of common stock that we may issue in the future to the Members or which may be forfeited by the Members pursuant to the terms of the Merger Agreement.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders. However, we will receive proceeds from the cash exercise of Series A-1 Warrants or Series B-1 Warrants if they are so exercised by the holders of such warrants. We intend to use any proceeds for working capital and general corporate purposes.

Trading market and ticker symbols	Our common stock and IPO warrants are quoted on the OTCQB Marketplace under the symbols “TMPS,” and “TMPSW,” respectively. There is no established trading market for our Series A-1 Warrants, Series B-1 Warrants and Preferred Stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our Series A-1 Warrants, Series B-1 Warrants and Preferred Stock are not listed or quoted on any exchange or marketplace.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 4.

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RISK FACTORS

The following risk factors apply specifically to an investment in our securities. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus.

Risk Factors Relating to Our Business and Industry

We have a limited operating and financial history, and our financial information to date does not necessarily indicate with accuracy our results of operations in future periods or our future financial position.

We have only a limited operating and financial history and limited revenues. Our future prospects should be considered in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for our current and future products. Therefore, our financial information to date does not necessarily indicate with accuracy our results of operations in future periods or our future financial position.

Our future growth and profitability will depend on our ability to enter into, and effectively and profitably perform our obligations under contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements.

Our future growth and profitability will depend on our ability to source and enter into contracts to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements; to build a sufficient pipeline of such future contracts to maintain our business on a manageable financial and growth path; to maintain our current staff and expand it in the future in order to have the design and engineering skills and experience necessary to perform under such contracts; to secure the locations, supplies and equipment, and in many cases the financing and aircraft, necessary to perform our obligations under such contracts; and to effectively and profitably complete our obligations under such contracts, in order to be fully paid on our contracts, win repeat business and expand our business to new customers. Sourcing contracts requires a network of effective relationships in U.S. and foreign military, government and business circles, and there can be no assurance our relationships will be sufficient to provide us with sufficient contracts. Performance under such contracts requires having skilled and experienced individuals and sufficient security clearances at facility and individual levels, and there can be no assurance we will be able to maintain a sufficiently able workforce or the security clearances necessary to undertake many of the contracts we are targeting. Our ability to perform effectively and profitably under such contracts will be subject to a number of risks common to long-term, customized, complex and expensive contracting operations, including risks of delay in sourcing components, aircraft, sub-contractors or financing; risks of cost overruns; risks of change orders that substantially further complicate or delay contract performance; and risks of government audits and payment clawback demands coming late in the course of or after the completion of contracts. There can be no assurance that we will be able to secure, execute on and prosper from contracts to provide the turnkey and customized design, engineering, modification and integration services and operations solutions we aim to provide.

Our future growth and profitability will depend on our ability to enter into contracts with customers such as the DoD, U.S. intelligence agencies, foreign governments, heads of state and others, some or all of which may be difficult customers to satisfy and secure payment from, for a variety of reasons.

Some or all of our target customers, such as the DoD, U.S. intelligence agencies, foreign governments and heads of state, may be difficult customers to satisfy and secure payment from, for a variety of reasons. Government customers may be slow to make decisions as to whether to hire us, may subject our bids and proposals to extensive regulatory and other processes and procedures, may pay us on schedules that they set and which we have little power to negotiate, may generate multiple and excessive change orders, will often impose security requirements on our facilities and personnel, may have their decisions reversed at later times for political rather than business considerations and may retain the right to audit our performance and withhold or claw back payments for a significant amount of time after we have completed or substantially completed our performance. Customers who are heads of state may present many of the same risks, as well as additional risks that may arise from having decisions made by a powerful individual or group of individuals subject to few institutional constraints. In all events, it may be difficult for us to enforce our contractual rights against any such customers cost-effectively, if at all. There can be no assurance that the difficulties in providing goods and services to such customers will not substantially outweigh the benefits to be derived from winning their business.

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Defaults by one or more of our significant customers would negatively affect our financial condition, cash flow and results of operations.

The aviation industry is cyclical, economically sensitive and highly competitive. Our customers are affected by fuel prices and shortages, political and economic instability, terrorist activities, changes in national policy, competitive pressures, labor actions, pilot shortages, insurance costs, recessions, health concerns and other political or economic events negatively affecting the world, particular countries or regional markets. Our customers’ abilities to react to and cope with the volatile competitive environments in which they operate, as well as our own competitive environment, will likely affect our revenues and income. The loss of one or more of our significant customers or their inability to make payments to us due to financial difficulties, bankruptcy or otherwise could have a material negative effect on our financial conditions, cash flow and earnings.

Changes in levels of U.S. government defense spending or overall acquisition priorities could negatively affect our financial position and results of operations.

We anticipate that a substantial portion of our revenue will be derived, directly or indirectly, from the U.S. government, primarily from defense related programs with the DoD. Levels of U.S. defense spending in future periods are very difficult to predict and subject to significant risks. In addition, significant budgetary delays and constraints have already resulted in reduced spending levels, and additional reductions may be forthcoming. It is likely that U.S. government discretionary spending levels will continue to be subject to significant pressure, including risk of future sequestration cuts.

In addition, there continues to be significant uncertainty with respect to program-level appropriations for the DoD and other government agencies within the overall budgetary framework described above. We also expect that ongoing concerns regarding the U.S. national debt will continue to place downward pressure on DoD spending levels. Future budget cuts, including cuts mandated by sequestration, or future procurement decisions associated with the appropriations process could result in reductions, cancellations, and/or delays of existing contracts or programs. Any of these impacts could have a material effect on the results of our operations, financial position and/or cash flows.

As a result of the significant ongoing uncertainty with respect to both U.S. defense spending levels and the nature of the threat environment, the DoD may continue to emphasize cost-cutting and other efficiency initiatives in its procurement processes. If we cannot adjust successfully to these changing acquisition priorities as they occur and/or if we fail to meet affordability targets set by the DoD, our revenues and market share would be further impacted.

We intend to conduct a significant portion of our business pursuant to government contracts, which are subject to unique risks, including the following:

Sales to governments are typically subject to extensive procurement regulations, and changes to those regulations could increase our costs.  Compliance with existing procurement regulations, and changes to existing requirements, could cause us to incur significant compliance costs or otherwise reduce our operating margins. Changes to these requirements may result in increased compliance costs, and we could be subject to additional costs in the form of withheld payments or reduced or terminated business if we fail to comply. Compliance costs attributable to current and potential future procurement regulations could negatively affect our financial condition and operating results.

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Contracts with governments may require us to obtain and maintain certain security clearances, and failure to do so may have a negative impact on our financial condition and operating results. We expect that certain of the government contracts we enter into, including U.S. government contracts, will require our employees to obtain and maintain various levels of security clearances, and for us to obtain and maintain certain facility-level clearances. Complex regulations and requirements apply to obtaining and maintaining personnel and facility security clearances, and obtaining such clearances can be a lengthy process. To the extent we are not able to obtain or maintain personnel or facility security clearances, we also may not be able to seek or perform classified contracts. We may not be able to maintain or grow our business, which could negatively affect our financial condition and operating results.

The government contracting party may modify, curtail or terminate one or more of the contracts we enter into with a particular government agency.  The government contracting party may modify, curtail or terminate any contracts and subcontracts with us, without prior notice and either at its convenience or for default based on performance. In addition, funding pursuant to any government contract may be reduced or withheld, including in the U.S. as part of the U.S. Congressional appropriations process, due to fiscal constraints, changes in national security strategy or priorities or other reasons. Further uncertainty with respect to ongoing programs could also result in the event that the government finances its operations through temporary funding measures, such as the “continuing resolutions” used by the U.S. Congress, rather than longer-term appropriations. Any loss or anticipated loss or reduction of expected funding or modification, curtailment, or termination of one or more large government programs could have a material adverse effect on our earnings, cash flow and financial position.

We may be subject to government inquiries and investigations, including periodic audits of costs that we determine are reimbursable under government contracts.  Government agencies, including in the U.S. the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit government contractors. These agencies may review our performance under contracts, our cost structure and our compliance with applicable laws, regulations, and standards, as well as the adequacy of and our compliance with our internal control systems and policies. Any costs found to be misclassified or inaccurately allocated to a specific contract could be deemed non-reimbursable, and to the extent already reimbursed, might need to be refunded. Any inadequacies in our systems or policies could result in withholdings on billed receivables, penalties and reduced future business. Furthermore, if any audit, inquiry or investigation were to uncover improper or illegal activities, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or debarment from doing business with that government. We could also suffer reputational harm if allegations of impropriety were made against us, which could adversely affect our operating performance and could result in additional expenses and possible loss of revenue, even if such allegations were later determined to be false.

We may enter into fixed-price contracts, which could subject us to losses if we have cost overruns.

From time-to-time we may enter into fixed-price contracts. While firm fixed price contracts enable us to benefit from performance improvements, cost reductions and efficiencies, they also subject us to the risk of reduced margins or the incurrence of losses if we are unable to achieve required or targeted financial or performance levels. If our estimated costs exceed our estimated price, we could recognize reach-forward losses, which could significantly affect our reported results. The process of estimating costs and revenues on long-term, fixed-price contracts is inherently risky. Fixed-price contracts often contain price incentives and penalties tied to performance which can be difficult to estimate and can have significant impacts on margins. In addition, some contracts may have specific provisions relating to cost, schedule and performance. Fixed-price development contracts are generally subject to more uncertainty than fixed-price production contracts, since development programs can have highly complex design requirements. In addition, technical or quality issues that arise during development could lead to schedule delays and higher costs to complete, which could result in a material charge or otherwise adversely affect our results of operation and financial condition.

We may enter into cost-type contracts, which also carry risks.

From time-to-time we may enter into cost-type contracting arrangements. These could include development programs that have complex design and technical challenges. These cost-type programs would typically have award or incentive fees that are subject to uncertainty and may be earned only over extended periods. In these cases, the associated financial risks include reduced fees, lower profit rates or program cancellations if cost, schedule or technical performance issues arise.

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Given the limited potential customers for our products and services, the loss of any relationships with customers could have a material adverse effect on our business, financial condition and results of operations.

We anticipate having a very limited customer base, which will include various governmental entities. With this anticipated customer base, and particularly with respect to dealings with the U.S. government and other governmental entities, our reputation is very important. If a customer has a dispute with us or is not satisfied with our products or services, our reputation may be damaged, which could lead to the loss of existing customers as well as a loss of future referrals or potential customers, any of which could adversely affect our financial conditions, results of operations, and cash flows.

In addition, we anticipate that our contracts with certain customers may be relatively large, such that certain individual contracts may, by themselves, be material to our revenue, results of operations and cash flows. Accordingly, the termination by a customer of a large individual contract either prior to the expiration of the contract term, to the extent permitted, or upon the contract’s expiration through a failure by the customer to extend, renew, renegotiate or replace such contract, could have a material adverse effect on our revenue, results of operations, and cash flows.

We will have additional risks associated with our foreign operations.

We intend to operate internationally, including through contracts with foreign governmental entities. Ownership of property interests and operations in areas outside the United States are subject to various risks inherent in foreign operations. These risks may include:

●	currency restrictions and exchange rate fluctuations;

●	political and economic instability, and loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

●	increases in taxes and governmental royalties;

●	possible unilateral cancellation or forced re-negotiation of contracts with governmental entities and quasi-governmental agencies;

●	uncertainty regarding the enforceability of contractual rights and judgments;

●	changes in laws and policies governing our foreign operations;

●	labor problems; and

●	other uncertainties arising out of foreign governmental sovereignty and jurisdiction over our operations.

Our international operations may also be adversely affected by the laws and policies of the United States affecting foreign trade, taxation, investment and foreign corrupt practices. In addition, if a dispute arises with respect to our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

If we are unable to manage our anticipated sales growth effectively, our business, financial condition and results of operations could be adversely affected.

If we fail to manage growth, our financial results and business prospects may be harmed. To manage our growth and to execute our business plan efficiently, we will need to institute effective operational, financial and management controls, as well as reporting systems and procedures. We must also effectively expand, train and manage our employee base. We cannot assure you that we will be successful in any of these endeavors.

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Our ability to deliver products and services that satisfy customer requirements will be heavily dependent on the performance of subcontractors and suppliers, as well as on the availability of raw materials and other components.

We will rely on other companies including subcontractors and suppliers to provide and produce raw materials, integrated components and sub-assemblies, and production commodities and to perform some of the services that we provide to our customers. If one or more of our suppliers or subcontractors experiences delivery delays or other performance problems, we may be unable to meet commitments to our customers or incur additional costs. In addition, if one or more of the raw materials, components or sub-assemblies on which we depend becomes unavailable or is available only at very high prices, we may be unable to deliver one or more of our products in a timely fashion or at budgeted cost. In some instances, we may depend upon a single source of supply. Any service disruption from one of these suppliers, either due to circumstances beyond the supplier’s control or as a result of performance problems, financial difficulties or otherwise, could have a material adverse effect on our ability to meet commitments to our customers or could increase our operating costs.

We expect to use estimates in accounting for many contracts and programs. Changes in our estimates could adversely affect our future financial results.

Contract and program accounting require judgment relative to assessing risks, estimating revenues and costs and making assumptions for schedule and technical issues. Due to the anticipated size and nature of our contracts and programs, the estimation of total revenues and cost at completion could be complicated and subject to many variables. Assumptions will have to be made regarding the length of time to complete the contract or program because costs also include expected increases in wages and employee benefits, material prices and allocated fixed costs. Incentives or penalties related to performance on contracts will need to be considered in estimating sales and profit rates, and recorded when there is sufficient information for us to assess anticipated performance. Because of the significance of these judgments and estimation processes, materially different sales and profit amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect our financial performance.

Our future growth and profitability will depend on our ability to lease or otherwise acquire aircraft and other aviation assets.

Growth through future acquisitions of additional aircraft and other aviation assets requires the availability of capital. Even when capital is available, the market for aircraft is cyclical, sensitive to economic instability and extremely competitive, and we may encounter difficulties in leasing or otherwise acquiring aircraft on favorable terms or at all, which could reduce our acquisition or contracting opportunities or cause us to pay higher prices. A significant increase in market interest rates would make it more difficult for us to make acquisitions that would increase our cash flows. Any acquisition of aircraft or other aviation assets may not be profitable to us after the acquisition of such asset and may not generate sufficient cash flow to justify our investment. In addition, the acquisition of aircraft or other aviation assets may expose us to risks that may harm our business, financial condition, results of operations or cash flows, including risks that we may:

●	impair our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions and investments;

●	significantly increase our interest expense and financial leverage to the extent we incur additional debt to finance acquisitions and investments;

●	incur or assume unanticipated liabilities, losses or costs associated with the assets that we acquire or investments we make; or

●	incur other significant charges, including asset impairment or restructuring charges.

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If we experience abnormally high maintenance or obsolescence issues with any aircraft or aviation assets that we acquire, our financial results and growth could be materially adversely affected.

Unlike new aircraft, used aircraft typically do not carry warranties as to their condition. As a result, we may not be able to claim any warranty related expenses on used aircraft that we acquire. Although we may inspect an existing aircraft and its documented maintenance, usage, lease and other records prior to acquisition, we may not discover all defects during an inspection. Repairs and maintenance costs for existing aircraft are difficult to predict, generally increase as aircraft age and can be adversely affected by prior use. These costs could reduce our cash flow and liquidity.

In addition, aircraft are long-lived assets, requiring long lead times to develop and manufacture, with particular types and models becoming obsolete and less in demand over time as newer, more advanced aircraft are manufactured. By acquiring existing aircraft, we have greater exposure to more rapid obsolescence, particularly if there are unanticipated events shortening the life cycle of such aircraft, such as changes in government regulations or changes in our customers’ preferences. This may result in a shorter life cycle for our fleet and, accordingly, declining lease rates, impairment charges, increased depreciation expense or losses, including losses related to aircraft asset value guarantees if we were to provide such guarantees.

Further, variable expenses like fuel, crew size, aging aircraft corrosion control and modification programs and changes in airworthiness directives could make the operation of older aircraft more costly to our customers and could result in increased customer defaults. We may also incur some of these increased maintenance expenses and regulatory costs upon acquisition or re-leasing of our aircraft. Any of these expenses or costs would have a negative impact on our financial results.

Our business is affected by general economic and financial conditions which could adversely affect our results of operations.

Our business and results of operations will be significantly affected by general business, financial market and economic conditions. The worsening of economic conditions, particularly if combined with high fuel prices, may have a material adverse effect on our customers’ ability to meet their financial and other obligations under our service contracts and operating leases, which, if our customers default on their obligations to us, could have a material adverse effect on our cash flow and results of operations. General business and economic conditions that could affect us include interest rate fluctuations, inflation, unemployment levels, bankruptcies, demand for passenger and cargo air travel, volatility in both debt and equity capital markets, liquidity of the global financial markets, the availability and cost of credit, investor and consumer confidence, global economic growth and the strength of local economies in which we operate.

Volatile financial market conditions may adversely impact our liquidity, our access to capital and our cost of capital, and may adversely impact the financial condition of our customers.

The financial crisis that began in the second half of 2008 resulted in significant global market volatility and disruption and a lack of liquidity. While these conditions have stabilized and many segments of the capital markets have improved substantially, the availability and pricing of capital in the commercial bank market and in the unsecured bond market remain susceptible to global events. If we need, but cannot obtain, adequate capital on satisfactory terms, or at all, as a result of negative conditions in the capital markets or otherwise, our business, financial condition, or results of operations could be materially adversely affected. Additionally, such inability to obtain capital on satisfactory terms, or at all, could prevent us from pursuing attractive future growth opportunities.

Departure of key officers could harm our business and financial results.

Our senior management’s reputations and relationships with customers, sellers, buyers and financiers of aircraft are a critical element of our business. We encounter intense competition for qualified employees from other companies in the aircraft leasing industry, and we believe there are only a limited number of available qualified executives in our industry. Our future success depends, to a significant extent, upon the continued service of our senior management personnel, particularly Mr. Terry, and if we lose one or more members of senior management, our business and financial results could be adversely affected.

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Our operations would be adversely affected by a shortage of skilled personnel or work stoppages.

We are dependent on an educated and highly skilled workforce, because of the complex nature of many of our products and services. Our ability to operate successfully and meet our customers’ demands could be jeopardized if we are unable to attract and retain a sufficient number of skilled personnel to conduct our business, or if we experience a significant or prolonged work stoppage. These and similar events may adversely affect our results of operations and financial condition.

We compete with numerous other aircraft product and service providers and lessors and acquirers of aircraft, and competition from these providers and lessors may affect the profitability of our business.

The markets for many of the products and services we offer are highly competitive and one or more of our competitors may have more extensive or more specialized engineering, manufacturing and marketing capabilities than we do in some areas. Additionally, many of our competitors may have greater resources or a lower cost of capital than ours; accordingly, they may be able to compete more effectively in one or more of the markets in which we conduct our business. In our anticipated business with the DoD, we anticipate that the effects of defense industry consolidation and new priorities, including long-term cost competitiveness of the DoD, will intensify competition for many of our products and services. Furthermore, we will face increased international competition and cross-border consolidation of competition.

In addition, we may encounter competition from other entities in the leasing or other acquisition of aircraft such as:

●	airlines;

●	financial institutions;

●	aircraft brokers;

●	public and private partnerships, investors and funds with more capital to invest in aircraft; and

●	other aircraft leasing companies that we do not currently consider our major competitors.

There can be no assurance that we will be able to compete successfully against our current or future competitors or that the competitive pressures we face will not result in reduced revenues and adversely impact our market share.

We depend on aircraft and engine manufacturers’ success in remaining financially stable and producing aircraft. The failure of any manufacturer to meet its delivery obligations to us would negatively affect our cash flow and results of operations.

The supply of aircraft is dominated by a few airframe manufacturers and a limited number of engine manufacturers. As a result, we will be dependent on the success of these manufacturers in remaining financially stable, producing products and related components which meet our customers’ demands and fulfilling any contractual obligations they may have to us.

Should the manufacturers fail to respond appropriately to changes in the market environment or fail to fulfill any contractual obligations they might have to us, we may experience:

●	missed or late delivery of aircraft and a potential inability to meet our contractual obligations owed to any of our then customers, resulting in potential lost or delayed revenues, lower growth rates and strained customer relationships;

●	an inability to acquire aircraft and related components on terms which will allow us to lease those aircraft to our customers at a profit, resulting in lower growth rates or a contraction in our aircraft fleet;

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●	a market environment with too many aircraft available, potentially creating downward pressure on demand for the anticipated aircraft in our fleet and reduced market lease rates and sale prices; or

●	a reduction in our competitiveness due to deep discounting by the manufacturers, which may lead to reduced market lease rates and aircraft values and may affect our ability to remarket or sell at a profit, or at all, some of the aircraft in our fleet.

Failure to close aircraft leasing or other acquisition commitments that we make could negatively affect our financial condition, cash flow and results of operations.

We intend to acquire aircraft in the future subject to leasing or other acquisition commitments that we make and contractual commitments from our customers. This may require us to obtain additional financing in order to be able to satisfy our acquisition commitments. If we are unable to obtain financing or if the various conditions to our commitments are not satisfied, we may be unable to close the purchase of some or all of the aircraft which we commit to acquire. If our aircraft acquisition commitments are not closed for these or other reasons, we will be subject to several risks, including the following:

●	forfeiting deposits and progress payments and having to pay significant costs relating to these commitments, such as actual damages, and legal, accounting and financial advisory expenses, and not realizing any of the benefits of completing the transactions;

●	defaulting on contractual obligations to our customers, which could result in monetary damages and damage to our reputation and relationships with customers; and

●	failing to capitalize on other aircraft acquisition opportunities that were not pursued due to our management’s focus on these commitments.

These risks would negatively affect our financial condition, cash flow and results of operations.

Creditors of any subsidiaries we form for purposes of financing will have priority over our stockholders in the event of a distribution of such subsidiaries’ assets.

Any aircraft we acquire may be held in special-purpose, bankruptcy-remote subsidiaries. If so, liens on those assets will be held by a collateral agent for the benefit of the lenders under the respective facility. In addition, funds generated from the lease of aircraft generally will be applied first to amounts due to lenders, with certain exceptions. Creditors of our subsidiaries will have priority over us and our stockholders in any distribution of any such subsidiaries’ assets in a liquidation, reorganization or otherwise.

We may be subject to extensive anti-corruption laws and regulations.

We currently expect to have material international operations, which must comply with U.S. law, including the U.S. Foreign Corrupt Practices Act, also referred to as the FCPA. The FCPA and similar foreign anti-corruption laws generally prohibit companies and their intermediaries from making improper payments or providing anything of value to improperly influence foreign government officials for the purpose of obtaining or retaining business regardless of whether those practices are legal or culturally expected in the foreign jurisdiction. Recently, there has been a substantial increase in the global enforcement of anti-corruption laws. If we are found to be in violation of any anti-corruption law, we could be subject to claims that may adversely impact our business, results of operations, financial condition and reputation. Additionally, violations of these laws could result in criminal or civil sanctions.

We may encounter difficulties in completing and integrating acquisitions or divesting of business interests, which could adversely affect our operating results.

As part of our business strategy, we may merge with or acquire businesses or form joint ventures and strategic alliances. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying product and service portfolio, and the performance of the management team and other personnel of the acquired operations. Accordingly, our financial results could be adversely affected from unanticipated performance issues, legacy liabilities, transaction-related charges, amortization of expenses related to intangibles, charges for impairment of long-term assets, credit guarantees, partner performance and indemnifications. Consolidations of joint ventures could also impact our reported results of operations or financial position.

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Factors that increase the risk of decline in aircraft value and achievable lease rates could have an adverse effect on our financial results and growth prospects and on our ability to meet our debt obligations.

In addition to factors linked to the aviation industry generally, other factors that may affect the value and achievable lease rates of aircraft and other aviation assets that we acquire include:

●	the particular maintenance, damage and operating history of the airframes and engines;

●	the number of operators using that type of aircraft or engine;

●	whether an aircraft or other aviation asset is subject to a lease and, if so, whether the lease terms are favorable to the lessor;

●	the age of aircraft and other aviation assets that we acquire;

●	airworthiness directives and service bulletins;

●	aircraft noise and emission standards;

●	any tax, customs, regulatory and other legal requirements that must be satisfied when an aircraft is purchased, sold or re-leased;

●	compatibility of our aircraft configurations or specifications with other aircraft owned by operators of that type; and

●	decreases in the creditworthiness of our lessees.

Any decrease in the values of and achievable lease rates for our aircraft or other aviation assets that may result from the above factors or other unanticipated factors may have a material adverse effect on our financial results and growth prospects and our ability to meet our debt obligations.

We operate in a highly competitive market for investment opportunities in aircraft and other aviation assets.

The aviation services business is highly competitive. We compete with other aviation servicers and aircraft leasing companies. We also may encounter competition from other entities that selectively compete with us, including:

●	airlines;

●	aircraft manufacturers;

●	financial institutions (including those seeking to dispose of repossessed aircraft at distressed prices);

●	aircraft brokers;

●	special purpose vehicles formed for the purpose of acquiring, leasing and selling aircraft; and

●	public and private partnerships, investors and funds, including private equity and hedge funds.

Competition for an aviation services and leasing transaction is based principally upon service and lease rates, delivery dates, lease terms, reputation, management expertise, aircraft condition, specifications and configuration and the availability of the types of aircraft necessary to meet the needs of the customer. Some of our competitors have significantly greater operating and financial resources and a longer operating history than we have. In addition, some of our competitors have a lower overall cost of capital and may provide financial services, maintenance services or other inducements to potential customers that we cannot provide. Given the financial condition of the airline industry, many airlines have reduced their capacity by eliminating select types of aircraft from their fleets. This has resulted in an increase in available aircraft of these types, a decrease in rental rates for these aircraft and a decrease in market values of these aircraft.

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Depreciation expenses and impairment charges could have a material adverse effect on our financial condition and results of operations.

Aircraft have finite economic lives, their values depreciate in the ordinary course over time and their ability to generate earnings and cash flow for our business declines over time. If depreciated aircraft are not replaced with newer aircraft, our ability to generate earnings will be reduced. If we dispose of an aircraft for a price that is less than its depreciated value, then we would be required to recognize a loss that would reduce our net income during the period of the disposition and reduce our total assets and shareholders’ equity.

In addition, aircraft and other aviation assets that we acquire in the future will be subject to periodic review for impairment for accounting purposes. If expected cash flows related to any of our aircraft are adversely affected by factors including credit deterioration of a lessee, declines in rental rates, shortened economic life, residual value risk and other market conditions, then we may be required to recognize depreciation or material impairment charges that would reduce our net earnings or increase our net losses. Under U.S. GAAP, once an impairment results in a reduction to the carrying value of an asset, the carrying value of such asset cannot thereafter be increased.

Aircraft liens could impair our ability to repossess, re-lease or resell aircraft.

In the normal course of business, liens that secure the payment of airport fees and taxes, custom duties, air navigation charges, landing charges, crew wages, maintenance charges, salvage or other obligations are likely, depending on the laws of the jurisdictions where aircraft operate, to attach to our leased or owned aircraft (or, if applicable, to the engines separately). The liens may secure substantial sums that may, in certain jurisdictions or for limited types of liens (particularly fleet liens), exceed the value of any particular aircraft to which the liens have attached. Until they are discharged, the liens described above could impair our ability to repossess, re-lease or resell our aircraft.

If our customers fail to fulfill their financial obligations, liens may attach to our aircraft. In some jurisdictions, aircraft liens or separate engine liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft (or, if applicable, the engines separately). We cannot assure you that the customers will comply with their obligations under the leases to discharge liens arising during the terms of the leases. We may, in some cases, find it necessary to pay the claims secured by such liens in order to repossess the aircraft or obtain the aircraft or engines from a creditor thereof. These payments would be a required expense for us and would reduce our net income and our cash flows.

We cannot assure you that all customers will comply with the registration requirements in the jurisdiction where they operate.

All of our aircraft are required to be registered at all times with appropriate governmental authorities. Generally, in jurisdictions outside the United States, failure by a lessee to maintain the registration of a leased aircraft would be a default under the applicable lease, entitling us to exercise our rights and remedies thereunder. If an aircraft were to be operated without a valid registration, the lessee operator or, in some cases, the owner or lessor might be subject to penalties, which could constitute or result in a lien being placed on such aircraft. Failure to comply with registration requirements also could have other adverse effects, including inability to operate the aircraft and loss of insurance. We cannot assure you that all lessees will comply with these requirements.

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We will need to re-lease or sell aircraft as leases expire to continue to generate sufficient funds to meet any debt obligations and finance our growth and operations. We may not be able to re-lease or sell aircraft on favorable terms, or at all.

Our business strategy entails the need to re-lease aircraft as our current leases expire to generate sufficient revenues to meet any debt obligations and finance our growth and operations. The ability to re-lease aircraft depends on general market and competitive conditions. Some of our competitors may have greater access to financial resources and, as a result of restrictions on us contained in the terms of our indebtedness, may have greater operational flexibility. If we are not able to re-lease an aircraft or to do so on favorable terms, we may be required to attempt to sell the aircraft to provide funds for debt service obligations or to otherwise finance our operations. Our ability to re-lease or sell aircraft on favorable terms or without significant off-lease time and transition costs could be adversely affected by depressed conditions in the airline and aircraft industries, airline bankruptcies, the effects of terrorism and war, the sale of other aircraft by financial institutions or other factors.

We rely on our customers’ continuing performance of their lease obligations.

Our success depends upon the financial strength of our customers, our ability to assess the credit risk of our customers and the ability of our customers to perform their contractual obligations to us. The ability of each customer to perform its obligations will depend primarily on the customer’s financial condition and cash flow, which may be affected by factors beyond our control, including:

●	geopolitical and other events, including war, acts of terrorism, civil unrest, outbreaks of epidemic diseases and natural disasters;

●	increases in operating costs, including the availability and cost of jet fuel and labor costs;

●	labor difficulties;

●	economic and financial conditions and currency fluctuations in the countries and regions in which the lessee operates; and

●	governmental regulation of, or affecting, the air transportation business, including noise and emissions regulations, climate change initiatives and age limitations.

We expect that some customers may encounter financial difficulties or suffer liquidity problems and, as a result, will struggle to make service and lease payments under our service contracts and operating leases. We further expect that customers experiencing financial difficulties may seek a reduction in their service and lease rates or other concessions. We could experience substantial delinquencies, particularly in any future downturns in the economy, which could worsen the financial condition and liquidity problems of these customers. In addition, we expect that many of our customers may be exposed to currency risk due to the fact that they earn revenues in their local currencies and certain of their liabilities and expenses are denominated in U.S. dollars, including lease payments to us. A delayed, missed or reduced rental payment from a lessee decreases our revenues and cash flow and may adversely affect our ability to make payments on any debt service obligations or otherwise finance our operations.

There may be occasions where we are not in possession of any aircraft while the aircraft are on lease to the lessees. Consequently, our ability to determine the condition of the aircraft or whether the lessees are properly maintaining the aircraft may be limited to periodic inspections that we perform or that are performed on our behalf by third-party service providers or aircraft inspectors. A customer’s failure to meet its maintenance obligations under a lease could:

●	result in a grounding of the aircraft;

●	cause us to incur costs in restoring the aircraft to an acceptable maintenance condition to re-lease the aircraft;

●	adversely affect lease terms in the re-lease of the aircraft; and

●	adversely affect the value of the aircraft.

We cannot assure you that, in the event that a customer defaults, any security deposit paid or letter of credit provided by the customer will be sufficient to cover its outstanding or unpaid obligations and required maintenance expenses or be sufficient to discharge liens that may have attached to our aircraft.

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If our customers encounter financial difficulties and we decide to restructure our contracts with those customers, this could result in less favorable contracts, significant reductions in our cash flows and adversely affect our ability to meet any debt service obligations or otherwise finance our operations.

We may receive requests for contract restructurings if any of our customers should experience financial difficulties. We may restructure contracts when customers are late in making payments, fail to make required payments or otherwise advise us that they expect to default in making required payments. A contract restructuring can involve a rescheduling of payments or even termination of a contract without receiving all or any of the past-due or deferred amounts. The terms and conditions of possible contract restructurings could result in a significant reduction of revenue which would have an adverse impact on our cash flow.

We may incur significant costs resulting from lease defaults, which could negatively affect our financial condition, cash flow and results of operations.

If we are required to repossess an aircraft after a lessee default, we may be required to incur significant costs. Those costs likely would include legal and other expenses associated with court or other governmental proceedings, including the cost of posting surety bonds or letters of credit necessary to effect repossession of an aircraft, particularly if the lessee is contesting the proceedings or is in bankruptcy. In addition, during any such proceedings the relevant aircraft would likely not be generating revenue. We could also incur substantial maintenance, refurbishment or repair costs if a defaulting lessee fails to pay such costs and where such maintenance, refurbishment or repairs are necessary to put the aircraft in suitable condition for remarketing or sale. We may also incur storage costs associated with any aircraft that we repossess and are unable to place immediately with another lessee. It may also be necessary to pay off liens, taxes and other governmental charges on the aircraft to obtain clear possession and to remarket the aircraft effectively, including, in some cases, liens that the lessor might have incurred in connection with the operation of its other aircraft. We could also incur other costs in connection with the physical possession of the aircraft.

We may suffer other negative consequences as a result of a lessee default, the related termination of the lease and the repossession of the related aircraft. It is likely that our rights upon a lessee default will vary significantly depending upon the jurisdiction and the applicable law, including the need to obtain a court order for repossession of the aircraft and/or consents for deregistration or export of the aircraft. We anticipate that when a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. Certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft without paying lease rentals or performing all or some of the obligations under the relevant lease. In addition, certain of our lessees may be owned, in whole or in part, by government-related entities, which could complicate our efforts to repossess our aircraft in that lessee's domicile. Accordingly, we may be delayed in, or prevented from, enforcing certain of our rights under a lease and in remarketing the affected aircraft.

If we repossess an aircraft, we may not necessarily be able to export or deregister and profitably redeploy the aircraft. We may also incur significant costs in retrieving or recreating aircraft records required for registration of the aircraft, and in obtaining the Certificate of Airworthiness for an aircraft. If, upon a lessee default, we incur significant costs in connection with repossessing our aircraft, are delayed in repossessing our aircraft or are unable to obtain possession of our aircraft as a result of lessee defaults, our financial condition, cash flow and results of operations would be negatively affected.

We may not correctly assess the credit risk of each customer or may not be in a position to charge risk-adjusted lease rates, and lessees may not be able to continue to perform their financial and other obligations under our contracts in the future. A delayed, reduced or missed rental payment from a customer decreases our revenues and cash flow and may adversely affect our ability to make payments on any debt obligations or otherwise fund our operations. While we may experience some level of delinquency under our contracts, default levels may increase over time, particularly as our aircraft age and if economic conditions deteriorate. A customer may experience periodic difficulties that are not financial in nature, which could impair its performance of maintenance obligations under the contracts. These difficulties may include the failure to perform required aircraft maintenance and labor-management disagreements or disputes.

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In the event that a customer defaults under a contract, any security deposit paid or letter of credit provided by the customer may not be sufficient to cover the customer’s outstanding or unpaid obligations and required maintenance and transition expenses.

Failure to pay certain potential additional operating costs could result in the grounding or arrest of our aircraft and prevent the re-lease, sale or other use of our aircraft, which would negatively affect our financial condition and results of operations.

We may incur operational costs upon a customer default or where the terms of the contract require us to pay a portion of those costs. Such costs include:

●	the costs of casualty, liability and political risk insurance and the liability costs or losses when insurance coverage has not been or cannot be obtained as required, or is insufficient in amount or scope;

●	the costs of licensing, exporting or importing an aircraft, airport charges, customs duties, air navigation charges, landing fees and similar governmental or quasi-governmental impositions, which can be substantial;

●	penalties and costs associated with the failure of customers to keep aircraft registered under all appropriate local requirements or obtain required governmental licenses, consents and approvals; and

●	carbon taxes or other fees, taxes or costs imposed under emissions limitations, climate change regulations or other initiatives.

The failure to pay certain of these costs can result in liens on the aircraft and the failure to register the aircraft can result in a loss of insurance. These matters could result in the grounding or arrest of the aircraft and prevent the re-lease, sale or other use of the aircraft until the problem is cured, which would negatively affect our financial results.

Our customers may have inadequate insurance coverage or fail to fulfill their respective indemnity obligations, which could result in us not being covered for claims asserted against us and may negatively affect our business, financial condition and results of operations.

Although we do not expect to control the operation of our aircraft leased to our customers, our ownership of the aircraft could give rise, in some jurisdictions, to strict liability for losses resulting from their operation. Our customers will be required to indemnify us for, and insure against, liabilities arising out of the use and operation of the aircraft, including third-party claims for death or injury to persons and damage to property for which we may be deemed liable. Customers will also be required to maintain public liability, property damage and certain other risk insurance on the aircraft at agreed upon levels. There may be circumstances under which it would be desirable for us to maintain some additional insurance coverage at our expense, which would add to our operating expenses.

We cannot assure you that the insurance maintained by our customers will be sufficient to cover all types of claims that may be asserted against us. Any inadequate insurance coverage or default by customers in fulfilling their indemnification or insurance obligations, as well as the lack of available insurance, could reduce the proceeds upon an event of loss and could subject us to uninsured liabilities, either of which could adversely affect our business, financial condition and results of operations.

Failure to obtain certain required licenses, consents and approvals could negatively affect our ability to re-lease or sell aircraft, which would negatively affect our business, financial condition and results of operations.

Aircraft leases often require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities for certain payments under the leases and for the import, re-export or deregistration of the aircraft. Subsequent changes in applicable law or administrative practice may increase or otherwise modify these requirements. In addition, a governmental consent, once given, might be withdrawn. Furthermore, consents needed in connection with future re-leasing or sale of an aircraft may not be forthcoming. Any of these events could adversely affect our ability to re-lease or sell aircraft that we acquire, which would negatively affect our business, financial condition and results of operations.

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Some of our contracts may provide the customers with early termination options.

We may enter into contracts that provide the customers with early termination options. If any lease is terminated early at a time when we could not re-lease the aircraft at rates at least as favorable to us as the terminated lease, our results of operations could be adversely affected.

We may have operations in many countries and such operations may be subject to a number of risks specific to these countries.

Non-U.S. sales could account for a material portion of our revenues as our operation develops. As a result, we may be subject to risks of doing business internationally, including:

●	Changes in regulatory requirements;

●	Domestic and international government policies;

●	Fluctuations in international currency exchange rates;

●	Volatility in international political and economic environments;

●	The development and continuation of armed conflict in some regions;

●	Uncertainties and restrictions concerning the availability of funding credit or guarantees; and

●	Imposition of domestic and international taxes, export controls, tariffs, embargoes and other trade restrictions.

While the impact of these factors is difficult to predict, any one or more of these factors could adversely affect our operations in the future.

We cannot assure you that we will be able to enter into profitable leases for any aircraft acquired, which would negatively affect our financial condition, cash flow and results of operations.

We cannot assure you that we will be able to enter into profitable leases upon the acquisition of the aircraft we purchase in the future. You must rely upon our management team's judgment and ability to evaluate the ability of customers and other counterparties to perform their obligations to us and to negotiate transaction documents. We cannot assure you that our management team will be able to perform such functions in a manner that will achieve our investment objectives, which would negatively affect our financial condition, cash flow and results of operations.

Any disruption in our information systems could disrupt our operations and would be adverse to our business and financial operations. Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

Our business may be impacted by disruptions including threats to physical security, information technology or cyber-attacks or failures, damaging weather or other acts of nature and pandemics or other public health crises. Any of these disruptions could affect our internal operations or our ability to deliver products and services to our customers. Any significant delays, or any destruction, manipulation or improper use of our data, information systems or networks could impact our sales, increase our expenses and/or have an adverse effect on our reputation and the reputation of our products and services.

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Unauthorized access to our or our customers’ information and systems could negatively impact our business.

We may face certain security threats, including threats to the confidentiality, availability and integrity of our data and systems. We will maintain an extensive network of technical security controls, policy enforcement mechanisms and monitoring systems in order to address these threats. While such measures are designed to prevent, detect and respond to unauthorized activity in our systems, certain types of attacks could result in significant financial or information losses and/or reputational harm. If we cannot prevent the unauthorized access, release and/or corruption of our customers’ confidential, classified or personally identifiable information, our reputation could be damaged, and/or we could face financial losses.

Our failure to comply with environmental laws could adversely affect our business and financial condition.

We will be subject to various federal, state, local and non-U.S. laws and regulations related to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions, as well as third-party claims for property damage or personal injury, if we were to violate or become liable under environmental laws or regulations. In some cases, we may be subject to such costs due to environmental impacts attributable to operations or the operations of companies we have acquired. In other cases, we may become subject to such costs due to an indemnification agreement between us and a third party relating to such environmental liabilities. In addition, new laws and regulations, more stringent enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new remediation requirements could result in additional costs.

Risk Factors Relating to the Need for Additional Capital

We will need additional capital to finance our growth, and we may not be able to obtain it on terms acceptable to us, or at all, which may limit our ability to satisfy commitments to acquire additional aircraft and to compete effectively in the aviation services and leasing market and would negatively affect our financial condition, cash flow and results of operations.

Growing an aircraft portfolio to carry out our business plan will require substantial capital. Accordingly, we will need to obtain additional financing following completion of the Business Combination, which may not be available to us on favorable terms or at all. Our access to additional sources of financing will depend upon a number of factors over which we have limited control, including:

●	general market conditions;

●	the condition of credit and capital markets;

●	the state of the aviation industry;

●	the market's view of the quality of our assets;

●	the market's perception of our business performance and growth potential;

●	the prospect that additional equity investors may be diluted as a result of the securities being issued in connection with the Financing;

●	interest rate fluctuations; and

●	our current and potential future earnings and cash distributions.

Weaknesses in the capital and credit markets could negatively affect one or more private lenders and could cause one or more private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if there are new regulatory capital requirements imposed on our private lenders, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

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If we are unable to raise additional funds or obtain capital on terms acceptable to us, we may not be able to satisfy funding requirements should we have any aircraft acquisition commitments then in place. If we are unable to satisfy our purchase commitments, we may be forced to forfeit our deposits. Further, we would be exposed to potential breach of contract claims by our customers and suppliers. These risks may also be increased by the volatility and disruption in the capital and credit markets. Depending on market conditions at the time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our equity holders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities and other purposes. Moreover, if additional capital is raised through the issuance of additional equity securities, the interests of existing stockholders could be diluted. These risks could negatively affect our financial condition, cash flow and results of operations.

We are dependent upon continued availability of financing to manage our business and to execute our business strategy, and additional financing may not be available on terms acceptable to us.

Our ability to manage our business and to execute our business strategy is dependent, in part, on the availability of debt and equity capital. Access to the debt and equity capital markets may be limited by various factors, including the overall condition of those markets, general economic factors, the state of the aviation industry, our business performance and growth potential, the quality of our assets, the prospect that additional equity investors may be diluted as a result of the securities issued in connection with the Financing and other factors. Debt and equity capital may not be available to us on favorable terms, or at all. Our inability to obtain financing on favorable terms could adversely affect our results of operations and financial condition.

We may enter into credit facilities that could limit our operational flexibility, our ability to effectively compete and our ability to grow our business as currently planned, which could negatively affect our financial condition, cash flow and results of operations.

We may enter into credit facilities that contain financial and non-financial covenants, such as requirements that we comply with one or more of the following covenants: debt-to-equity, dividend restrictions, minimum net worth and interest coverage ratios, change of control provisions, and prohibitions against our disposing of our aircraft or other aviation assets without a lender's prior consent. Complying with such covenants may at times necessitate that we forego other opportunities, such as using available cash to grow our aircraft fleet or promptly disposing of less profitable aircraft or other aviation assets. Moreover, any failure to comply with any such covenants would likely constitute a default under such facilities and could give rise to an acceleration of some, if not all, of our then outstanding indebtedness, which would have a negative effect on our business and our ability to continue as a going concern.

In addition, we cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to service our debt and grow our operations as planned. We cannot assure you that we will be able to obtain or refinance any debt financing on favorable terms, if at all. In addition, we cannot assure you that in the future we will be able to access long-term financing or credit support on attractive terms, if at all. Any inability to generate sufficient cash flow, maintain our fleet and facilities, or access long-term financing or credit support would negatively affect our financial condition, cash flow and results of operations.

An unexpected increase in our expected borrowing costs would negatively affect our financial condition, cash flow and results of operations.

We plan to finance many of the aircraft we acquire through a combination of short-term and long-term debt financings. As these debt financings mature, we may have to refinance these commitments by entering into new financings, which could result in higher borrowing costs, or repay them by using cash on hand or cash from the sale of our assets. Moreover, an increase in interest rates under the various debt financing facilities that we plan to put in place would have a negative effect on our earnings and could make aircraft leasing contracts unprofitable.

Some debt financings may bear interest at a floating rate, such that our interest expense would vary with changes in the applicable reference rate. As a result, our inability to sufficiently protect ourselves from changes in our cost of borrowing may have a direct, negative impact on our net income. Our lease rental stream will generally be fixed over the life of our leases, whereas we may use floating-rate debt to finance a significant portion of our aircraft acquisitions. If we have floating rate debt financings in place and interest rates increase, we would be obligated to make higher interest payments to our lenders. If we incur significant fixed-rate debt in the future, increased interest rates prevailing in the market at the time of the incurrence of such debt would also increase our interest expense and negatively affect our financial condition, cash flow and results of operations.

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Any such hedging activities we engage in to obtain interest rate protection will require us to incur additional costs, and there can be no assurance that we will be able to successfully protect ourselves from any or all negative interest rate fluctuations at a reasonable cost.

As a result of the Financing, the Business Combination and the Securities Purchase Agreement, we have a complex capital structure with a significant warrant overhang that may limit our ability to successfully raise capital, and even if successful, a capital raise may result in significant dilution to then current holders of our common stock.

As a result of the Financing, the Business Combination and the Securities Purchase Agreement, we have a complex capital structure. The Series A Warrants and Series B Warrants, which are convertible into either shares of our common stock or Preferred Stock, and which include certain substantial anti-dilution protections for their holders, may limit the capital raising and liquidity alternatives available to us and, as a result, we may not be able to successfully raise capital through a public or private equity offering, particularly if the price of our common stock at such time is below the levels at which the anti-dilution protections in the Series A Warrants and Series B Warrants take effect, and any such offering, even if successful, could result in significant additional dilution to the then current holders of our common stock. Additionally, under the terms of the Financing documents, until January 31, 2017, we will not be able to conduct any equity or equity-related financing (other than certain excluded issuances) without the written consent of each of the New Investors (provided that we may conduct such financings without such consent if the price per common share it receives in such financings is in excess of $3.00, after giving consideration to all securities issued). Moreover, until July 31, 2016, the Investors have the right to participate in any of our equity or equity-related offerings, with the aggregate percentage participation of the Investors being 56.3%.

Risk Factors Relating to Operating in the Aviation Industry

Increases in fuel costs could materially negatively affect our lessees and by extension the demand for aircraft that we acquire, which would negatively affect our financial condition, cash flow and results of operations.

Fuel costs represent a major expense in the aviation industry, and fuel prices fluctuate widely depending primarily on international market conditions, geopolitical and environmental events, regulatory changes (including those related to greenhouse gas emissions) and currency exchange rates. Political unrest in the Middle East and North Africa has generated uncertainty regarding the predictability of the world's future oil supply. Other events can also significantly affect fuel availability and prices, including natural disasters, decisions by the Organization of the Petroleum Exporting Countries regarding their members' oil output, and the changes in global demand for fuel from countries such as China.

High fuel costs, including fuel cost increases that could occur in the future, would likely have a material negative impact on the profitability of aviation industry participants, including Tempus. In addition, our customers may not be able to manage fuel cost risk by appropriately hedging their exposure to fuel price fluctuations. If fuel price increases occur, they are likely to cause our customers to incur higher costs or experience reduced revenues. Consequently, these conditions may:

●	affect our customers’ ability to make contractually required payments;

●	result in contract and lease restructurings and aircraft and engine repossessions;

●	increase our costs of maintaining and marketing aircraft;

●	impair our ability to remarket aircraft and other aviation assets or remarket or otherwise sell our assets on a timely basis at favorable rates; or

●	reduce the sale proceeds received for aircraft or other aviation assets upon any disposition.

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Such effects would materially negatively affect demand for our aircraft which would negatively affect our financial condition, cash flow and results of operations.

Government regulations could require substantial expenditures, reduce our profitability and limit our growth.

Our business will be subject to regulation by state, federal and foreign governmental authorities. Aircraft are subject to regulations imposed by aviation authorities regarding aircraft maintenance and airworthiness. Laws affecting the airworthiness of aircraft generally are designed to ensure that all aircraft and related equipment are continuously maintained in proper condition to enable safe operation of the aircraft. Aircraft manufacturers also may issue their own recommendations. Airworthiness directives and similar requirements typically set forth particular special maintenance actions or modifications to certain aircraft types or models that the owners or operators of aircraft must implement.

Each customer will generally be responsible for complying with airworthiness directives with respect to its aircraft and is required to maintain the aircraft’s airworthiness. To the extent that a customer fails to comply with airworthiness directives required to maintain its certificate of airworthiness or other manufacturer requirements in respect of an aircraft or if the aircraft is not currently subject to a lease, we may have to bear the cost of such compliance. Under certain leases, we may agree to share with our customers the cost of obligations under airworthiness directives (or similar requirements). These expenditures can be substantial and, to the extent we are required to pay them, our cash flow could be substantially adversely affected.

In addition to these expenditures, which may be substantial, significant new requirements with respect to noise standards, emission standards and other aspects of our aircraft or their operation could cause our costs to increase and could cause the value of our aircraft portfolio to decrease. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the aircraft are registered, possibly as part of the airworthiness requirements, but also by other jurisdictions where the aircraft operate. In addition, most countries’ aviation laws require aircraft to be maintained under an approved maintenance program having defined procedures and intervals for inspection, maintenance and repair. To the extent that our aircraft are not under lease or a customer defaults in effecting such compliance, we are required to comply with such requirements at our expense.

The variability of supply and demand for aircraft and other aviation assets could depress lease rates and the value of our leased assets, which would have an adverse effect on our financial results and growth prospects and on our ability to meet our debt obligations.

The aviation leasing and sales industry has experienced periods of aircraft oversupply and undersupply. The economic downturn and the slowdown in air travel between 2008 and early 2010 contributed to a decrease in the demand for aircraft and resulted in capacity cuts by airlines. In addition, manufacturers are increasing production rates of some aircraft types, which may result in an increase in the supply of aircraft. The oversupply of a specific type of aircraft or other aviation asset in the market is likely to depress lease rates for, and the value of, that type of asset. The supply and demand for aircraft is affected by various cyclical and non-cyclical factors that are not under our control, including:

●	passenger air travel and air cargo demand;

●	increased supply due to the sale of aircraft portfolios;

●	geopolitical and other events, including war, acts of terrorism, civil unrest, outbreaks of epidemic diseases and natural disasters;

●	operating costs, availability of jet fuel and general economic conditions affecting our lessees’ operations;

●	governmental regulation, which includes new airworthiness directives, statutory limits on age of aircraft and restrictions in certain jurisdictions on the age of aircraft for import and other factors leading to obsolescence of aircraft models;

●	interest rates;

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●	airline restructurings and bankruptcies;

●	cancellations of orders for aircraft;

●	delays in delivery by manufacturers;

●	availability and cost of credit;

●	manufacturer production levels and technological innovation;

●	retirement and obsolescence of aircraft models;

●	manufacturers merging or exiting the industry or ceasing to produce aircraft or engine types;

●	accuracy of estimates relating to future supply and demand made by manufacturers and lessees;

●	reintroduction into service of aircraft or engines previously in storage; and

●	airport and air traffic control infrastructure constraints.

These factors may produce sharp and prolonged decreases in asset values and achievable lease rates, which would have an impact on the value of our fleet and our cost of acquiring aircraft or other aviation assets, may result in lease defaults and could delay or prevent the aircraft or other aviation assets from being leased or re-leased on favorable terms, or, if desired, sold on favorable terms.

We are a holding company and conduct all of our operations through our subsidiaries.

We are a holding company and derive all of our operating income from Tempus and its subsidiaries. Other than any cash we may retain, all of our assets will be held by our direct and indirect subsidiaries. We will rely on the earnings and cash flows of Tempus and its subsidiaries.

Other Risk Factors

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was a limited public market for Chart’s securities. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the aviation services market in general;

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●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving Tempus Holdings;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of our stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for aviation services -related stocks or the stocks of other companies which investors perceive to be similar to Tempus Holdings could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Our business and stock price may suffer as a result of our lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Our lack of public company operating experience may make it difficult to forecast and evaluate our future prospects. If we are unable to execute our business strategy, either as a result of our inability to manage effectively our business in a public company environment or for any other reason, our business, prospects, financial condition and operating results may be harmed.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us changes its recommendation regarding our stock in an adverse manner, or provides more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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The terms of the registration rights agreement with the New Investors with respect to our securities issued to the New Investors, the terms of the Series A Warrants and Series B Warrants and the terms of our Preferred Stock impose substantial penalties on us in the event the New Investors exercise those registration rights or holders of the Series A Warrants or the Series B Warrants or the Preferred Stock exercise those warrants or convert that Preferred Stock, and we fail to register such securities or deliver the common stock or Preferred Stock, as applicable, then due within the time periods and in the manner specified in the registration rights agreement, the terms of the Series A Warrants or the Series B Warrants or the Preferred Stock, respectively.

Under the terms of the registration rights agreement we entered into with the New Investors with respect to our securities issued to the New Investors, the terms of the Series A Warrants and Series B Warrants and the terms of Preferred Stock, if holders thereof exercise those registration rights or warrants or convert that Preferred Stock, and we fail to deliver our common stock or Preferred Stock, as applicable, or, in the case of the exercise of registration rights, fail to register the sale or resale of such securities, in each due within the time periods and in the manner specified, respectively, we may suffer substantial penalties. In particular, if we fail, for any or no reason, on or prior to the later of (i) three trading days after a warrant exercise notice or Preferred Stock conversion notice, as applicable, or (ii) one trading day after receipt of the warrant exercise price, notice of a cashless warrant exercise or receipt of the Preferred Stock conversion price, as applicable, to either issue and deliver to the holder (or its designee) a certificate for the number of shares of common stock to which the holder is entitled or, if a registration statement covering the issuance or resale of the shares of common stock is not available and we fail to promptly so notify the holder and deliver the shares of common stock electronically, then, in addition to all other remedies available to the holder, (x) we will be required to pay in cash to the holder, on each day after the required share delivery date on which such delivery failure continues, an amount equal to 1% of the product of (A) the sum of the number of shares of common stock not issued to the holder on or prior to the share delivery deadline and to which the holder is entitled, multiplied by (B) any trading price of the common stock selected by the holder in writing as in effect at any time during the period beginning on the date on which the holder gave its warrant exercise or preferred stock conversion notice and ending on the applicable share delivery date, and (y) the holder, upon written notice to us, may void its exercise or conversion notice; provided that the voiding of an exercise or conversion notice shall not affect our obligations to make any payments which have accrued prior to the date of such notice. In addition, if on or after such share delivery deadline the holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of all or any portion of the number of shares of common stock issuable upon such exercise that the holder anticipated receiving from us, then, in addition to all other remedies available to the holder, we will be required to, within three business days after the holder’s request and in the holder’s discretion, either (I) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of common stock so purchased, or (II) promptly issue and deliver the shares to which the holder is entitled and pay cash to the holder in an amount equal to the excess (if any) of the price described in clause (I) above over the product of (a) such number of shares multiplied by (b) the lowest closing sale price of the common stock on any trading day during the period commencing on the date of the applicable exercise or conversion notice and ending on the date of such issuance and payment. These penalties could result in substantial costs to us.

The future exercise of registration rights may adversely affect the market price of our common stock.

Our common stock and other securities are subject to multiple registration rights agreements, as described in detail below in the section titled “Description of Securities—Registration Rights.” We will bear the costs of registering the securities subject to the registration rights agreements. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock.

We have a complex capital structure that may make an acquisition of us by an acquiring party unattractive.

We have a complex capital structure. Specifically, the terms of the Series A Warrants and Series B Warrants and the Preferred Stock include certain substantial protections for their holders, which may limit our ability to complete acquisitions using our securities as consideration. Under the terms of both the Series A Warrants and Series B Warrants, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under such warrants. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through our subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties, assets or “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify our common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity, after giving effect to such Fundamental Transaction, does not have any equity securities that are then listed or designated for quotation on a national securities exchange or automated quotation system. Moreover, a holder of Series A Warrants or Series B Warrants may choose, in connection with any Fundamental Transaction, to have us or the successor entity purchase our warrants from the holder by paying the holder cash in an amount equal to the “Black Scholes Value” (as defined in the both the Series A Warrants and Series B Warrants) of such warrants. Under the terms of the Preferred Stock, we are subject to similar constraints, including that we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under the certificate of designations for the Preferred Stock, although (in contrast to the terms of the Series A Warrants and B Warrants) the foregoing Preferred Stock provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity provides cash consideration and such Fundamental Transaction does not involve the issuance of any securities to the holders of our securities or securities of our affiliates.

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As a result of the foregoing, a potential acquirer of our company that offers securities, or cash and securities, as acquisition consideration would have to assume in writing all of our obligations under the Series A Warrants and Series B Warrants and the Preferred Stock, and a potential acquirer that offers cash only as acquisition consideration would have to assume in writing all of our obligations under the Series A Warrants and Series B Warrants. A potential acquirer could conclude that accepting such an outcome, or negotiating with holders of the Series A Warrants and Series B Warrants and the Preferred Stock in order to reach a different outcome, would make an acquisition of our company unattractive.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Business Combination.

We are not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to provide management’s attestation on internal controls commencing with our annual report for year ending December 31, 2015. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of Tempus as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that are applicable after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our common stock.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ (if applicable) and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Provisions in our amended and restated charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. In addition, certain terms of the certificate of designations for our Preferred Stock may further inhibit a takeover of us, including the requirement that an acquirer of our company keep the Preferred Stock, or identical securities, outstanding after the takeover in a transaction involving securities as full or partial consideration. Moreover, the Series A Warrants and Series B Warrants have a similar requirement that an acquirer of our company keep such warrants, or identical securities, outstanding after the takeover, regardless of whether the consideration paid includes cash, securities or both, which may further inhibit a takeover.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

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Concentration of ownership may have the effect of delaying or preventing a change in control.

As of the date of this prospectus, the Members and the Tempus Affiliate Investor beneficially own approximately 43.7% of our common stock, Chart’s initial stockholders and the Chart Affiliate Investors beneficially own approximately 60.6% of our common stock and each of the three New Investors, taking into account the 4.99% Beneficial Ownership Limitation as described below, beneficially own 4.99% of our common stock. This ownership percentage does not take into account (i) the issuance of any shares under our 2015 Omnibus Equity Incentive Plan, (ii) the potential issuance pursuant to the Merger Agreement of up to an additional 6,300,000 Earn-out Shares to the Members upon the achievement of certain financial milestones, (iii) any indemnification payments or purchase price adjustments under the Merger Agreement that are made by delivery of shares of our common stock or (iv) the issuance of any shares of common stock upon the exercise of any of the Series A-1 Warrants or the Series B-1 Warrants, or upon the conversion of the outstanding Preferred Stock, in excess of the 4.99% Beneficial Ownership Limitation described below. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus. These forward-looking statements relate to expectations for future financial performance, business strategies and expectations for our business. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination and the Financing;

●	our future financial performance and future financial performance of our subsidiaries, including Tempus;

●	changes in the market for our products and services;

●	expansion and other plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate”, “plan”, “project”, “forecast”, “intend”, “expect”, “anticipate”, “believe”, “seek” or “target”, or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by our forward-looking statements. Some factors that could cause actual results to differ include, among others:

●	the risk that the Business Combination disrupts our current plans and operations;

●	the reaction of our customers to the Business Combination;

●	the inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition or the inability of the combined business to grow and manage growth profitably;

●	the outcome of any legal proceedings that might be instituted against us or our subsidiaries, including any legal proceedings relating to the proposed Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that we or our subsidiaries might be adversely affected by other economic, business or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those indicated under the section entitled “Risk Factors.”

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders. However, we will receive proceeds from the cash exercise of Series A-1 Warrants or Series B-1 Warrants if they are exercised by the holders of such warrants. We intend to use any proceeds for working capital and general corporate purposes.

CLOSING PRICE OF SECURITIES AND DIVIDENDS

Our common stock and IPO warrants are currently quoted on the OTCQB Marketplace under the symbols “TMPS” and “TMPSW,” respectively. Prior to the closing of the Business Combination, Chart’s units, common stock and IPO warrants traded on the OTCQB Marketplace and the NASDAQ Capital Market under the symbols “CACGU”, “CACG” and “CACGW”. Upon the consummation of the Business Combination, any of Chart’s units that were not previously separated were separated into their component securities of one share of common stock and one public warrant, and the units ceased public trading. In the Business Combination, Chart’s common stock and IPO warrants were exchanged for our common stock and IPO warrants, on a one-for-one basis. There is no established trading market for the Series A-1 Warrants, the Series B-1 Warrants and the Preferred Stock.

On November 4, 2015, the closing prices of our common stock and IPO warrants were $7.55 and $0.35, respectively. Investors are urged to obtain more current price quotations prior to investing. 8,791,549 shares of our common stock, 7,875,000 IPO warrants, 3,187,500 Series A Warrants, 1,062,500 Series B Warrants and 1,369,735 shares of our Preferred Stock are issued and outstanding as of November 4, 2015.

Dividend Policy

We have not paid any dividends on the common stock to date. It is our present intention to retain any earnings for use in our business operations and, accordingly we do not anticipate the board of directors declaring any dividends in the foreseeable future on our common stock.

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SELECTED HISTORICAL FINANCIAL DATA

The following selected financial data as of and for the years ended December 31, 2014, 2013 and 2012 have been derived from the audited annual financial statements of Chart Acquisition Corp. included elsewhere in this prospectus. The selected financial data as of and for the three and six months ended June 30, 2015 were derived from the unaudited interim financial statements of Tempus included elsewhere in this prospectus. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, all adjustments, of a normal, recurring nature that are necessary for a fair statement of the unaudited interim financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future and the results in the six months ended June 30, 2015 are not necessarily indicative of results to be expected for the full year or any other period. You should read the following selected financial data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Selected Balance Sheet Data

As of June 30, 2015 (unaudited)

Cash	$1,318,347
Accounts receivable	$1,709,112
Accounts receivable - related party	$64,950
Property and equipment	$128,494
Other assets	$540,893
Total assets	$3,761,796

Accounts payable	$1,370,662
Accounts payable - related parties	$238,597
Accrued Liabilities	$439,120
Customer deposits	$750,000
Loan from officer	$489,899
Total liabilities	$3,288,278
Members’ equity	$473,518

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Selected Cash Flow Statement Data

For the six months ended June 30, 2015

Net cash used in operating activities	$568,756
Net cash used in investing activities	(1,507,413)
Net cash used in financing activities	(309,015)

Cash at end of period	$218,347

Selected Statement of Operations Data

For the six months ended June 30, 2015 (unaudited)

Revenues	$5,859,106
Cost of revenues	5,008,132
Gross profit	850,974
Selling, general and administrative expenses	951,325

Total operating loss	(100,351)

Interest expense	(20,987)

Net loss	$(115,578)

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Chart Acquisition Corp.

Balance Sheet Data:	As of December 31, 2014
Cash	$146,669
Cash and Investments held in Trust Account	$65,355,296
Total Assets	$65,541,627
Common stock subject to possible
redemption (at redemption value):	$50,530,827
Common Stock, $0.0001 par value; 3,732,226 shares at December 31, 2014 (excluding 5,053,083 shares subject to possible redemption)
Total stockholders’ equity	$5,000,001

Cash Flow Data:	For the year ended December 31, 2014
Net cash used in operating activities	$(1,122,037)
Net cash provided by financing activities	$1,150,000

Statement of Operations Data:
Operating expenses:
Professional Fees	$2,617,280
Insurance	177,900
Filing Fees	78,499
Overhead costs	120,000
Other Expenses	226,784
Loss from operations	(3,220,463)
Other Income:
Interest income	13,670
Change in Fair Value of Warrant Liability	1,575,000
Net loss attributable to common stockholders	$(1,631,793)
Basic and diluted net loss per share
attributable to common stockholders	$(0.46)
Weighted average number of common shares
outstanding, basic and diluted	3,541,784

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Balance Sheet Data:	As of December 31, 2013
Cash	$118,706
Cash and Investments held in Trust Account	$75,048,721
Total Assets	$75,255,088
Common stock subject to possible
redemption (at redemption value):	$61,809,530
Common Stock, $0.0001 par value; 3,569,047 shares at December 31, 2013 (excluding 6,180,953 shares subject to possible redemption)
Total stockholders’ equity	$5,000,001

Cash Flow Data:	For the year ended December 31, 2013
Net cash used in operating activities	$(1,011,838)
Net cash provided by financing activities	$(16,920)

Statement of Operations Data:
Operating expenses:
Professional fees	$534,484
Insurance	165,865
Filing fees	77,904
Overhead costs	120,000
Other expenses	175,282
Loss from operations	(1,073,535)
Other Income:
Interest income	46,900
Net loss attributable to common stockholders	$(1,026,635)
Basic and diluted net loss per share
attributable to common stockholders	$(0.30)
Weighted average number of common shares
outstanding, basic and diluted	3,378,823

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Cash Flow Data:	For the year ended December 31, 2012

Net cash used in operating activities	$(38,721)
Net cash used in investing activities	$(75,000,000)
Net cash provided by financing activities	$76,115,911

Statement of Operations Data:
Operating expenses:
Formation and operating costs	$3,469
Professional fees	21,356
Insurance	11,883
Filing fees	11,618
Overhead costs	5,000
Other expenses	6,751
Total general and administrative expenses	56,608
Loss from operations	(60,077)
Other Income:
Interest income	1,821
Net loss attributable to common stockholders	$(58,256)
Basic and diluted net loss per share
attributable to common stockholders	$(0.03)
Weighted average number of common shares
outstanding, basic and diluted	2,212,758

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Historical Financial Data” and the financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

We are a Delaware corporation which was organized on December 19, 2014 as a direct wholly owned subsidiary of Chart Acquisition Corp. We were formed solely for the purpose of effecting a business combination between Chart Acquisition Corp. and Tempus Applied Solutions, LLC (“Tempus”).

On July 31, 2015, pursuant to the Agreement and Plan of Merger, dated as of January 5, 2015, as amended (the “Merger Agreement”), by and among us, Chart Acquisition Corp. (“Chart”), Tempus Applied Solutions, LLC (“Tempus”), the holders of Tempus’ membership interests named in the Merger Agreement, referred to as the Members, Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Members for the purposes set forth therein (the “Members’ Representative”), Chart Merger Sub Inc., Chart Financing Sub Inc., TAS Merger Sub LLC, TAS Financing Sub Inc., Chart Acquisition Group LLC, in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Members and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”), and, for the limited purposes set forth therein, Chart Acquisition Group LLC (“CAG”), Joseph Wright and Cowen Investments LLC (“Cowen”), (i) Chart Financing Sub Inc. and Chart Merger Sub Inc. merged with and into Chart, with Chart continuing as the surviving entity, (ii) TAS Financing Sub Inc. and TAS Merger Sub LLC merged with and into Tempus, with Tempus continuing as the surviving entity, and (iii) each of Chart and Tempus became wholly owned subsidiaries of the Company. We refer to the transactions contemplated by the Merger Agreement as the Business Combination.

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively as the Financing, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus, who we refer to as the New Investors), aggregate cash investments of $5.0 million by CAG, Mr. Wright and Cowen, who we collectively refer to as the Chart Affiliate Investors, and a cash investment of $500,000 by the Chief Financial Officer of Tempus (through his individual retirement account), who we refer to in such capacity as the Tempus Affiliate Investor. We refer to the Tempus Affiliate Investor and the Chart Affiliate Investors together as the Affiliate Investors, and we refer to the Affiliate Investors and the New Investors together as the Investors.

In the Business Combination, the Members received 3,642,084 shares of our common stock, or the Merger Shares, in exchange for all of the issued and outstanding membership interests of Tempus. The number of Merger Shares received reflected a downward merger consideration adjustment (in accordance with the Merger Agreement) of 57,916 shares of our common stock, based on Tempus’ estimated working capital and debt as of the closing of the Business Combination. Such merger consideration adjustment is subject to a post-closing true-up based on Tempus’ actual working capital and debt as of the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Members have the right to receive up to an additional 6,300,000 shares of our common stock upon the achievement of certain financial milestones, which shares are referred to as the Earn-out Shares.

In connection with the Business Combination, Chart stockholders and warrant holders received shares of our common stock and warrants to purchase shares of our common stock in exchange for their existing shares of Chart common stock and existing Chart warrants, on a one-for-one basis. In connection with the Business Combination, (i) the Affiliate Investors received an aggregate of 1,375,000 shares of our common stock, 1,031,250 Series A-2 Warrants to purchase common stock or Preferred Stock, which we refer to as Series A-2 Warrants, and 343,750 Series B-2 Warrants to purchase common stock or Preferred Stock, which we refer to as Series B-2 Warrants, (we refer to the securities described in this clause (i) collectively as the Affiliate Investor Securities) and (ii) the New Investors received an aggregate of 1,255,265 shares of our common stock, 1,369,735 shares of our Preferred Stock, 1,968,750 Series A-1 Warrants and 656,250 Series B-1 Warrants (we refer to the securities described in this clause (ii) collectively as the New Investor Securities, and we refer to the Affiliate Investor Securities and the New Investor Securities collective as the Financing Securities). The terms and provisions of the Financing Securities are described in more detail in the section herein entitled “Description of Securities.”

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On August 14, 2015, we entered into, and consummated the transactions contemplated by, the Securities Purchase Agreement (the “Securities Purchase Agreement”) with CAG, Mr. Wright and Cowen, pursuant to which, subject to the terms and conditions set forth therein, these investors acquired from us, for an aggregate purchase price of $1 million, (i) an aggregate of 250,000 shares of common stock, (ii) Series A-3 Warrants to acquire an aggregate of 187,500 shares of common stock or Preferred Stock, which we refer to as the Series A-3 Warrants, and (iii) Series B-3 Warrants to acquire an aggregate of 62,500 shares of common stock or Preferred Stock, which we refer to as the Series B-3 Warrants (we refer to the securities described in clauses (i) through (iii), collectively as the Purchased Securities). Of the Purchased Securities, (x) CAG acquired 154,168 shares of common stock, 115,626 Series A-3 Warrants and 38,542 Series B-3 Warrants, (y) Mr. Wright acquired 8,332 shares of common stock, 6,249 Series A-3 Warrants and 2,083 Series B-3 Warrants, and (z) Cowen acquired 87,500 shares of common stock, 65,625 Series A-3 Warrants and 21,875 Series B-3 Warrants.

Results of Operations

The financial information under the headings “Results of Operations – Three Months Ended June 30, 2015 and Six Months Ended June 30 2015” and “Liquidity and Capital Resources” is derived from the unaudited interim financial statements of Tempus. The financial information under the heading “Results of Operations – Years Ended December 31, 2014, December 31, 2013 and December 31, 2012” is derived from the audited financial statements of Chart.

We expect to incur increased operating expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance) as well as for increased sales, marketing, business development, professional services, salaries and benefits for executive and administrative personnel, facility costs, recruiting, and other general corporate expenses as a result of the Business Combination, which was consummated on July 31, 2015.

Three Months Ended June 30, 2015 and Six Months Ended June 30, 2015

Revenues

Revenues were $3,925,118 for the three months ended June 30, 2015. As set forth below, two customers each represented greater than 10% of our revenues during this period. One customer, under two separate contracts, represented 51%, of our revenues while a second customer represented 38% of our revenues.

Revenues were $5,859,106 for the six months ended June 30, 2015. As set forth below, two customers each represented greater than 10% of our revenues over this period. One customer, under two separate contracts, represented 56%, of our revenues while a second customer represented 32% of our revenues.

The table below sets forth the amount and type of revenues we recognized for the three and six months ended June 30, 2015:

	Three Months		Six Months
	Ended June 30		Ended June 30
	2015		2015
Provision of aircraft to U.S. government agency	1,507,410	38%	1,849,637	32%
BBJ & Global Express management contracts	2,004,032	51%	3,285,525	56%
Pilatus PC-12 operations contract	268,820	7%	348,812	6%
Cessna Caravan operations contract	143,759	4%	184,999	3%
Other flight support services	1,097	0%	190,134	3%
	3,925,118	100%	5,859,106	100%

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Cost of Revenues and Gross Profit

Cost of revenues for the three months ended June 30, 2015 was $3,297,431 which represented 84.0% of revenues. Gross profit was $627,687 or 16.0% of revenues for the three months ended June 30, 2015.

Cost of revenues for the six months ended June 30, 2015 was $5,008,132 which represented 85.5% of revenues. Gross profit was $850,974 or 14.5% of revenues for the six months ended June 30, 2015.

Selling, general and administrative

Selling, general and administrative expenses were $420,247 for the three months ended June 30, 2015, which represented 10.7% of revenues for this period.

Selling, general and administrative expenses were $951,325 for the six months ended June 30, 2015, which represented 16.2% of revenues for this period.

Other income (expense)

Other expense was $13,887 for the three months ended June 30, 2015 and $15,227 for the six months ended June 30, 2015.

Net income

Net income for the three months ended June 30, 2015 was $193,553. Net loss for the six months ended June 30, 2015 was $115,578.

Years Ended December 31, 2014, December 31, 2013 and December 31, 2012

For the year ended December 31, 2014 we had a net loss of $1,631,793, consisting primarily of interest income and a change in the fair value of the warrant liability offset by general and administrative expenses.

For the year ended December 31, 2013 we had a net loss of $1,026,635, consisting primarily of interest income offset by general and administrative expenses.

For the year ended December 31, 2012 we had a net loss of $58,256, consisting primarily of interest income offset by general and administrative expenses.

Liquidity and Capital Resources

As of June 30, 2015, we had a cash and cash equivalent balance of $218,347. We held restricted cash of $1,100,000 consisting of $350,000 in a certificate of deposit that secures credit card borrowings and $750,000 in a certificate of deposit that secures a bid bond for a submitted proposal. Credit card borrowings outstanding as of June 30, 2015 totaled $139,251. Long term debt as of June 30, 2015 consisted of a note payable to R. Lee Priest, Jr., our Chief Financial Officer, in the amount of $489,899.

Our working capital as of June 30, 2015 consisted of $3,118,117 in total current assets and $2,798,379 of total current liabilities.

Tempus continues to incur operating expenses in support of business development efforts in addition to various organizational and transactional costs.

Off-Balance Sheet Arrangements

None.

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Distributions

For the six months ended June 30, 2015, Tempus made total distributions to one of its members in the amount of $309,015.

Contractual Obligations

We currently have a long term debt outstanding of $489,899 consisting of a note payable to Mr. Priest. We have an operating lease obligation totaling $8,650 per month for our headquarters facility. This lease runs through December 31, 2015.

Significant Accounting Policies

Basis of Presentation

We have prepared the accompanying unaudited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Since Tempus was deemed the accounting acquirer in the Business Combination, which was consummated on July 31, 2015, the historical financial information for the year ended December 31, 2014 and the six months ended June 30, 2015 reflects the financial information and activities only of Tempus. In conjunction with the Business Combination, all outstanding membership interests of Tempus were exchanged for shares of the Company’s common stock. The historical members’ equity of Tempus (which is a limited liability company) has been retroactively adjusted to reflect the stockholders’ equity structure of Tempus Holdings (which is a corporation), using the respective exchange ratios established in the Business Combination, which reflects the number of shares Tempus Holdings issued to the members of Tempus upon the consummation of the Business Combination. Accordingly, all shares and per share amounts for all periods presented in these consolidated financial statements and notes thereto have been adjusted retrospectively, where applicable, to reflect the respective exchange ratios established in the Business Combination. For details on Tempus’ membership interests conversion to the Company’s common stock, refer to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2015 in connection with the Business Combination.

Principles of Consolidation

The consolidated financial statements include the accounts of Tempus Holdings and its wholly-owned subsidiaries, Tempus, Tempus Financing Sub, GAS and Tempus Manx Aviation Limited. Significant inter-entity accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

Prior to the Business Combination, Tempus was a limited liability company; therefore, the taxable income or loss is allocated to the members in accordance with the operating agreement and is reflected in their income taxes. The accompanying consolidated financial statements do not reflect a provision or liability for Federal or state income taxes. The Company has determined that it has no material unrecognized tax benefits or obligations as of June 30, 2015. The members’ income tax filings are subject to audit by varying taxing authorities depending on their physical residence. All members reside in the United States of America.

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Revenue Recognition

The Company uses the percentage-of-completion method for accounting for long-term aircraft maintenance and modification fixed-price contracts to recognize revenues and receivables for financial reporting purposes.  No aircraft modification contracts were in progress during the six-months ended June 30, 2015. Revenues from firm fixed price contracts are measured by the percentage of costs incurred to date to estimated total costs for each contract.  Revenues from time-and-material line items are measured by direct labor hours or flight hours incurred during the period at the contracted hourly rates plus the cost of materials, if applicable. Revenue on leased aircraft and equipment representing rental fees and financing charges are recorded on a straight line basis over the term of the leases.

Cash and Cash Equivalents

For purposes of cash flow, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Restricted Cash

The Company considers cash or highly liquid debt instruments on deposit with financial institutions which are held to secure an obligation by the Company to be restricted cash.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.

The Company will establish an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other relevant information.  Management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk associated with accounts receivable.  The Company considers the current accounts receivable balance to be fully collectible.  Accordingly, no allowance has been recorded at June 30, 2015.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs, including replacement of minor items of physical properties, are charged to expense; major additions to physical properties are capitalized.

Depreciation will be computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer equipment	3-5

It is the Company’s policy to commence depreciation upon the date that assets are placed into service. As of June 30, 2015 the Company has not recognized any depreciation.

Intangibles

Intangibles are stated at cost, less accumulated amortization. Intangibles consist of computer software as well as independent research and development associated with the development of supplemental type certificates (“STCs”).

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STCs are authorizations granted by the Federal Aviation Administration (“FAA”) for specific modification of a certain aircraft. The STC authorizes us to perform modifications, installations, and assemblies on applicable customer-owned aircraft. Costs incurred to obtain STCs are capitalized and subsequently amortized against revenue generated from aircraft modifications associated with the STC. The costs are expensed as services on each aircraft through costs of sales using the units of production method. The legal life of an STC is indefinite. We believe we have enough future sales to fully amortize our STC development costs.

It is the Company’s policy to commence amortization of software upon the date that assets are placed into service. As of June 30, 2015, the Company has not recognized any amortization. Amortization will be computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer software	3-5

Fair Value of Financial Instruments

The Company does not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the definition of a development stage entity in U.S accounting standards and removes all disclosure requirements, including the elimination of inception-to-date information on the consolidated statements of operations, cash flows and member’s equity related to the financial reporting distinction between development stage enterprises and other reporting entities. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however, early adoption is permitted. Tempus evaluated and adopted ASU 2014-10 effective December 4, 2014 (date of inception) and therefore eliminated all incremental disclosures related to the six months ended June 30, 2015.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

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BUSINESS

The following describes the business historically operated by Tempus Applied Solutions LLC and its subsidiaries under the “Tempus” name as an independent enterprise prior to the Business Combination and as subsidiaries of Tempus Applied Solutions Holdings, Inc. after the Business Combination.

Overview

We were formed to provide turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements for such customers as the DoD, U.S. intelligence agencies, foreign governments, heads of state and others worldwide. Our management and employees have extensive experience in the design and implementation of special mission aircraft modifications related to ISR systems, new generation command, control and communications systems and VIP interior components and the provision of ongoing operational support, including flight crews, maintenance and other services to customers, and the operation and leasing of specialized aircraft.

Our principal areas of expertise include:

●	Design and Engineering: wide body aircraft VIP interior conversions;

●	Systems Integration: modification of aircraft for airborne research and development, ISR and electronic warfare capabilities;

●	Operations: support services required by the customer for the ultimate successful execution of its mission, to include leasing solutions, flight operations, planning, maintenance, logistics support and other services; and

●	The operation and leasing of specialized aircraft.

We operate out of our corporate headquarters in Williamsburg, Virginia. Additionally, we have identified hangar space in Brunswick, Maine which will provide the required facilities for production and logistic support for our customers.

Industry

Our industry and target markets are largely influenced by the DoD budget and overall trends in the commercial aircraft and business jet markets.

Defense

The DoD fiscal year 2015 base budget request is approximately $495.6 billion, representing marginal change from the fiscal year 2014 enacted base budget of $496.0 billion. In connection with the fiscal year 2015 budget request, the 2014 Quadrennial Defense Review was released, updating the long-term strategy of the U.S. to focus on defending the homeland against specific threats, projecting U.S. influence and projecting power. The Quadrennial Defense Review specifically emphasizes the importance of timely and accurate information regarding operational and tactical situations to ensure success in any military mission. The DoD uses a wide range of systems to provide such information in peacetime and conflict situations. Many of these systems include manned and unmanned airborne intelligence, surveillance and reconnaissance platforms, which the DoD will continue to equip with new and better sensors for any operational environment. Specifically, the U.S. Special Operations Command, or SOCOM, relies upon a number of ISR platforms to help ensure the success of its missions. SOCOM’s budget related to flight operations, communications, and related support is $2.8 billion for fiscal year 2015, representing an increase of 8%, or $205 million, over the budget for fiscal year 2014.

Commercial Aircraft

Commercial aircraft and business jet activity continues to rebound from the financial crisis. According to the International Air Transport Association, international passenger air traffic increased 5.5% year-over-year as of October 2014 compared to the same period in 2013. Business jet deliveries grew 2% in the third quarter of 2014 compared to the same period in 2013, with the top five major business jet original equipment manufacturers plus Airbus and Boeing delivering 141 aircraft. Business jet usage continues to show steady improvement as U.S. business jet flight operations have grown 6.5% year-over-year as of September 2014.

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Aircraft Leasing

The U.S. government has adopted a strategy of custom integration of sensors and command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) solutions on existing aircraft that support intelligence and communication activities in forward deployed areas. According to the U.S. Government Accountability Office, the U.S. government owns and leases over 1,700 aircraft, which play a critical role in supporting various agencies’ mission-related responsibilities and operations. As acquisition and procurement budgets have tightened, government customers have increasingly turned to contract leasing solutions through operations and maintenance funding to reduce up-front cost and “red tape” associated with large procurement processes.

Maintenance and Modifications

A significant number of retrofit modifications for high end corporate aircraft is expected to be sourced as a result of recently initiated government regulatory requirements. In 2013, the Federal Aviation Administration (FAA) instituted a mandate requiring the installation of Future Air Navigation Systems (FANS) 1/A and Automatic Dependent Surveillance-Broadcast (ADS-B) technology on aircraft flying in the North Atlantic Track System (NATS), European and American airspace.

Competitive Strengths

Industry-Leading Expertise

Our executive management team possesses over 40 years of combined experience in the special mission aircraft industry. The team brings a broad deal-sourcing network of trusted relationships within the U.S. government, a blend of asset knowledge and technical expertise and a track record of realizing proceeds from investments through a number of exit alternatives. Since 2009, our executive team has won and led contracts with U.S. government end users in excess of $500 million. Our network of highly trained and experienced technicians offers complex design and engineering capabilities, with expertise covering a wide range of aircraft platforms, and has successfully completed projects with strict parameters and specifications for the U.S. government. Our network of highly trained personnel have designed, integrated, and certified more than 70 aircraft, modified to conduct special mission operations in some of the most remote and harsh environments globally.

Leasing Solution is Aligned with the DoD’s Aircraft Utilization Strategy

Downward pressure on acquisition/procurement budgets has made the acquisition of assets difficult for U.S. government agencies seeking customized C4ISR solutions. The rapid advancement of technology will continue to force these agencies to move to a contract leasing model for aviation assets operated according to FAA standards. We are well-positioned to capitalize on the DoD’s shifting strategy by offering a leasing solution of repurposed aircraft with advanced intelligence, surveillance and reconnaissance equipment as well as new generation command, control and communications systems for expeditionary use in forward deployed areas. By taking advantage of the commercial support network for popular business aircraft with a significant worldwide installed base, our solutions allow U.S. government contractors and their end customers to avoid replicating expensive logistics support tails, which can be costly and highly inefficient for smaller numbers of aircraft.

Significant Barriers to Entry

Significant entry barriers exist in our business and market due to the knowledge, regulatory licensing and capital required to purchase, modify, and maintain specialized aircraft assets. Our management team maintains a unique and deep knowledge of both the commercial aviation and U.S. government special mission aircraft industry, which allows us to use customized solutions that meet the specifications of our customers. Our personnel have earned the security clearances required to support various agencies within the DoD and intelligence community. Our leasing model is well-positioned to benefit U.S. government contractors that generally have not been willing to own or manage aircraft assets due to their unwillingness to carry high levels of capital assets. Traditional leasing firms do not hold the requisite expertise, market knowledge or security clearances to address the unique U.S. government end customer.

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High Switching Cost for Customers

Our strategy is to integrate and then provide ongoing operational services for aircraft that will be modified with extensive interior modifications, including VIP passenger accommodations for commercial customers and surveillance and communication technology for U.S. government end users. These solutions are highly engineered and place high switching costs on the customer due to the modification costs, which can total up to 50% - 200% of the base value of the aircraft, and prolonged aircraft downtime, typically 6 to 18 months, associated with modifying and outfitting an aircraft with the desired equipment. The combination of additional cost and increased time on the ground mitigates contract recompete-risk for us.

Secure, State-of-the-Art Facilities Strategically Located in Brunswick, ME

We have identified hangar space in Brunswick, Maine which will provide the required facilities for production and logistic support for our customers. The secure hangar facilities, with access to secure, compartmented information facilities, are strategically located on the Eastern seaboard, an area with a highly skilled labor force well suited to work on large structures in confined spaces, given the region’s experience with shipbuilding. This location will afford us the ability to more cost effectively accommodate systems integration requests internationally. The air station maintains runways and taxiways certified for B-747, A-340, and C-5 aircraft, which will allow us to provide systems integration and modification services on wide body aircraft.

Highly Attractive Business Model Providing High Risk-Adjusted Returns

Our business model allows it to achieve monthly lease rate factors ranging from 1.3% to 2.5%, compared to typical commercial monthly lease rate factors of less than 1.0%. The experience and track record of management as pioneers in this market allow for attractive pricing, as risks are well understood and adequately mitigated. We seek to employ conservative leverage, secured by modified aircraft assets under contract with end users, to be backed by strong cash flows that can support both interest payments and future investment in the business.

Meaningful Marketing and Cross Selling Opportunities within Targeted Customer Base

Our strategy of providing turnkey and customized design, engineering, modification and integration services and operations solutions that support aircraft critical mission requirements helps position it to meet other aviation needs of our customers. For example, we expect to be able to procure or broker an underutilized and undervalued asset for a customer and develop the engineering and perform the modifications required to repurpose the aircraft. Once complete, we may sell or lease the repurposed aircraft to the end customer. Ideally, we will modify an aircraft for an operationally specific purpose, after which the customer will utilize us to assist in an operational capacity. Cross-selling opportunities such as these should allow us to maintain and expand business with existing customers as well as procure new customers.

Growth Strategy

Re-enter the Market for Turnkey Solutions for Government Customers

Our CEO, Mr. Terry, has previously run, grown and sold two companies that provided turnkey commercial aviation services for government customers, Flight International and Orion Air Group Services (“Orion”). Upon the sale of Orion, which was founded by Mr. Terry, he entered into a non-compete agreement which has expired. Our management and employees retain extensive relationships in the previously restricted market.

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Continued Additions of Complementary Capabilities

We plan to opportunistically add related capabilities within target end-markets, including through acquisitions.

Capitalize on the Increased Demand for Special Mission Modifications and Aircraft Leasing Solutions

The majority of our aircraft will be modified and equipped to perform C4ISR missions, logistics and training support for U.S. government contractors and commercial customers. We expect to maintain our competitive advantage of offering a contract leasing model for aviation assets due to continued downward pressure on acquisition and procurement budgets. Utilization of the operations and maintenance budget is increasing within the DoD and other agencies as U.S. government customers have found contract leasing solutions to be a more nimble procurement process than large aircraft acquisitions.

Expand into International Markets

International markets provide attractive opportunities for both leased and managed aircraft. International lease programs tend to be more comprehensive than domestic opportunities and guaranteed for longer terms, as many international governments are not bound by the one-year budget cycle of the U.S. government’s appropriations process. Aircraft management customers with significant international flight operations are attractive to us, given their requirements for long-range and expensive aircraft.

Address Key Aviation Regulatory Mandates with Design and Engineering Capabilities

Mandates for FANS 1/A began in 2013 for the most efficient tracks in the North Atlantic Track System (NATS), and will be implemented by U.S. and Canadian authorities in continental airspace as early as 2015. In 2015, NATS will require FANS 1/A technology at optimum altitudes, expanding to most of the North Atlantic airspace by 2017. Non-compliant aircraft will be prohibited from this airspace, increasing total trip distance, time, fuel emissions and operating costs. We have proactively expanded our design and engineering capabilities relating to FANS 1/A, providing Bombardier Global Express aircraft owners a fully integrated approach to becoming compliant.

Opportunistically Invest in Aircraft

We will draw on years of experience in identifying transactions that offer the greatest opportunity to realize superior returns over the life of an aircraft and benefit from the arbitrage gained from transitioning and modifying idle or undervalued aircraft into configurations that provide valuable services to the owner or end user. We seek aircraft target investments that have the following characteristics:

●	Aircraft under contract to the U.S. or foreign government agencies;

●	Business aircraft expected to retain attractive residual value;

●	Business aircraft supported by an efficient worldwide commercial infrastructure ; and

●	Highly modified business aircraft.

Capabilities

Design and Engineering

Our personnel have differentiated aerospace design and engineering capabilities, which provides us with the ability to design FAA-certified airworthy solutions tailored to the specifications of the end customer. We offer major interior completion projects, including design and materials specifications, renderings and layout of passenger accommodations development. FAA-licensed designated engineering representatives assist with project-specific and conformity plans to ensure FAA approval of new technology installations.

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Systems Integration

We provide integration services for complex, longer-term aircraft modification projects to U.S. and foreign government agencies, prime defense contractors and corporations. Modifications can be made for airborne research and development; command and control, communications interoperability, and relay; electronic warfare/threat simulation; head of state/head of agency transportation; logistics support; ISR; personnel recovery and extraction; systems engineering; and interior completions.

Operations

Our personnel have extensive experience providing clients with 24/7/365 dispatch and operations center services. Our comprehensive aviation services include fueling, international handling, permits, weather, flight planning and customs clearance. In addition, we provide a range of aircraft, crew, maintenance & insurance (ACMI) services to high net worth and government clients.

Representative Experience of our Personnel

Special Mission Modification and Aircraft Leasing

●	Three Pilatus PC-12s with advanced ISR equipment for deployment in Africa in 56 days.

●	Bombardier Global Express aircraft with advanced ISR equipment for the U.S. Air Force.

 Wide Body Aircraft VIP Interior Conversions

●	Boeing 777 for head of state.

●	Airbus A-340 for corporate client.

 Recent Developments

Since December 2014, we have engaged in marketing and negotiation efforts intended to reduce our current business opportunities to signed contracts and to identify and develop additional opportunities, and expects to be able to make public announcements in the near future and on an ongoing basis regarding the signing of additional contracts, the awarding of bids and the acceptance of new proposals, as and to the extent these developments occur. As of June 30, 2015, we have supported various customers with short term efforts, and ongoing signed contracts, submitted bids and other business opportunities are set forth below.

Ongoing Signed Contracts

●	Aircraft management contracts. Revenues earned based on fixed expenses and fees plus variable expenses and fees tied to actual aircraft flight hours. Estimated revenues of $600,000 - $1,000,000 monthly.
●	Provision of leased aircraft to the head of a U.S. government agency. Revenues earned based on the number of aircraft flight hours. Estimated revenues of $4.3 million annually for at least 2-3 years.

Contracts Signed but not yet commenced

●	1 U.S. contract (classified). Revenue earned per task order. Estimated revenues of $5 million annually for at least 3-5 years.

●	PC-12 ISR aircraft lease to a U.S. state law enforcement agency for a 5-year period. Estimated revenues of $7.2 million over 5 years.

Contracts Awarded and in Final Negotiation

●	1 U.S. contract (classified). Estimated revenues of between $10 million and $20 million annually for at least 3 to 5 years.

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Bids Submitted

●	NATO member country ISR aircraft; bid to provide modified special mission aircraft as well as training and maintenance support (submitted).

●	Head of state aircraft interior completion (submitted).

●	Ultra high net worth individual aircraft interior completion (submitted).

●	Provision of a leased aircraft to a U.S. government agency (submitted).

The estimated potential value if we win all of the above submitted bids is approximately $400 million over 5 years. We have been named as the preferred bidder for the NATO member country ISR aircraft. We expect to be awarded the contract if and when it is able to finalize remaining administrative and contractual terms.

Customers

We market to a global customer base of U.S. and foreign governments, corporations, heads of state, high net worth individuals and others. Prospective customers include the U.S. intelligence community, DoD, the U.S. Air Force, Army and Navy, the U.S. Department of Homeland Security and large prime U.S. government contractors.

Competition

We believe that our expertise, certifications and U.S. government security clearances allow us to compete effectively within our target markets. In the special mission modifications and leasing business markets, we compete with companies that provide ISR and data acquisition modification solutions to both turboprop and business jet aircraft for government customer users. These companies include Alliant Techsystems, Dynamic Aviation, L-3 Communications, Field Aviation, Israel Aerospace Industries and Sierra Nevada. Within the design and engineering business market, we also compete with companies that have Wide Body Completion Data Licenses, including Associated Air Center, Comlux, Greenpoint, and Jet Aviation.

Employees

As of June 30, 2015, we had 33 employees, including four in systems integration, four in engineering and design, 21 in operations and four in executive and administrative roles.

Properties

We do not own any real estate or other physical properties materially important to our operations. Our executive office is located at 133 Waller Mill Road, Williamsburg, Virginia 23185.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive are as follows:

Name	Age	Position

Joseph R. Wright (c) (d)	76	Chairman
Benjamin Scott Terry (c)	51	Chief Executive Officer and Director
R. Lee Priest, Jr.	48	Chief Financial Officer and Secretary
Christopher D. Brady (b) (e)	60	Director
Peter A. Cohen (a)	68	Director
John G. Gulbin, III (c)	52	Director
Kenneth J. Krieg (a) (d) (e)	54	Director
Niall Olver (b) (d)	51	Director

(a)     Class I director (to serve until the first annual meeting of stockholders following the Business Combination)

(b)     Class II director nominee (to serve until the second annual meeting of stockholders following the Business Combination)

(c)     Class III director (to serve until the third annual meeting of stockholders following the Business Combination)

(d)     Member of the audit committee

(e)     Member of the compensation committee

Joseph R. Wright has served as the Chairman of our Board of Directors since the closing of the Business Combination. He previously served as the Chairman of the board and Chief Executive Officer of Chart from December 2012 to July 2015. He has served as a Senior Advisor to The Chart Group, L.P., a merchant banking firm since January 2010. Mr. Wright has served as the Executive Chairman of the board of directors of MTN Satellite Communications since 2010 and Chairman of the Investment Committee of ClearSky Power & Technology Fund I LLC since 2011. Mr. Wright was Senior Advisor to Providence Equity Partners, LLC from July 2010 to June 2012 and Chief Executive Officer of Scientific Games Corp. from January 2009 to December 2010. From July 2006 through to April 2008, Mr. Wright served as Chairman and Director of Intelsat, Ltd., a provider of global satellite services and Chief Executive Officer and Director of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was Chairman and Director of GRC International, Inc. from 1996 to 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from August 1989 to 1994. Mr. Wright was a member of President Reagan’s Cabinet, Director and Deputy Director of the White House Office of Management and Budget from March 1982 to 1989 and Deputy Secretary of the Department of Commerce from 1981 to 1982. In 1989, Mr. Wright was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee. In 2003, President George W. Bush appointed Mr. Wright to the President’s Commission on the U.S. Postal Service Reform, the National Security Telecommunications Advisory Committee (NSTAC), the FCC’s Network Reliability and Interoperability Council and the FCC’s Media and Security Reliability Council. Mr. Wright presently serves on the current Administration’s Defense Business Board, which provides advice on the overall management and governance on the Department of Defense. Mr. Wright received the Distinguished Citizens Award from President Reagan in 1989. He is currently a Director of Cowen Group, Inc., the parent of Cowen and Company, LLC. Mr. Wright received his undergraduate degree from the Colorado School of Mines and his graduate degree from Yale University in 1961. Mr. Wright is well qualified to serve on our board of directors due to his background as a chief executive officer and his background working in government and with private companies interacting with government.

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Benjamin Scott Terry has served as our Chief Executive Officer since the closing of the Business Combination. Prior to the closing of the Business Combination, Mr. Terry served as Chief Executive Officer of Tempus since December 2014. Mr. Terry founded Tempus after 22 years of experience in U.S. government and corporate aviation. A former naval aviator, Mr. Terry has a strong track record of success while holding executive positions at Merrill Lynch & Co., Flight International, Inc., and Bombardier Aerospace. He has an undergraduate degree in Economics and an MBA from Boston University. Additionally, he completed a postgraduate study program in International Law from the University of London. Prior to returning to the United States to continue his career in aviation, Mr. Terry was admitted as a Ph.D. candidate in Finance and Trade at City University Business School in London. Mr. Terry is well qualified to serve on our board of directors due to his background in aviation and aviation services and his executive experience.

R. Lee Priest, Jr. has served as our Chief Financial Officer since the closing of the Business Combination. Prior to the closing of the Business Combination, Mr. Priest served as Chief Financial Officer of Tempus since December 2014. Mr. Priest is a former naval aviator and Electronic Counter-Measures Officer on carrier based EA-6B aircraft. After his military career, Mr. Priest served as a Managing Director in the Aerospace, Defense and Government Services Group of BB&T Capital Markets. During his more than 15 years as an investment banker, Mr. Priest successfully advised on over 50 transactions and financings totaling over $5 billion for middle market aerospace and defense companies. Mr. Priest received a BS in aerospace engineering from the U.S. Naval Academy and an MBA from the University of Maryland.

Christopher D. Brady has served as a director since the closing of the Business Combination. He was previously the president and a member of Chart’s board of directors from December 2012 until July 2015. Mr. Brady founded The Chart Group L.P., a merchant banking firm and an affiliate of CAG, in 1994, and serves as its Chairman and Managing Director. Mr. Brady has over 25 years of experience in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies. Prior to founding The Chart Group L.P., Mr. Brady spent 14 years in the corporate finance and capital markets departments of Lehman Brothers from 1981-1987 and Dillon Read from 1987-1992. Mr. Brady currently serves as a director of Airborne Tactical Advantage Company (ATAC), a tactical military training service, Genesis Today, Inc., a supplier of natural health supplements, Miami International Holdings, a newly formed options exchange, South Carolina Research Association (SCRA), a state-sponsored technology development firm, PacStar Communications, Inc., a supplier of military communications systems, Remote Reality, a designer and manufacturer of ultra-wide-angle cameras, and Templeton Emerging Markets Investment Trust PLC, an international asset manager. Mr. Brady serves as the Chairman for Chart Capital Partners I, II and Chart Venture Partners. Mr. Brady served as a member of the Transition Team for the United States Army Secretary Dr. Francis Harvey 2004-2005. Mr. Brady earned his B.A. from Middlebury College and his M.B.A. from Columbia University Graduate School of Business. In addition, Mr. Brady is well qualified to serve on Chart’s board of directors due to his background in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies.

Peter A. Cohen has served as a director since the closing of the Business Combination. He was previously a member of Chart’s board of directors from September 2011 until July 2015. Mr. Cohen serves as Chief Executive Officer and Chairman of the board of directors of Cowen Group, Inc., a diversified financial services company, and parent company of Cowen and Company, LLC, one of the representatives of the underwriters of Chart’s initial public offering. Prior to Cowen Group, Mr. Cohen was the founder of Ramius LLC. He also served as a managing member and senior member of the Executive Committee of Ramius. After receiving his Bachelor of Science degree from Ohio State University in 1968, Mr. Cohen earned his M.B.A. from Columbia University in 1969 and began a career on Wall Street at Reynolds & Co. In 1970, he joined the firm which became Shearson Lehman Brothers. In 1973, Mr. Cohen became Assistant to the Chairman of the firm, Sanford Weill, and was involved in all aspects of the firm’s activities. In 1978, Mr. Cohen left Shearson for one year to work directly for Edmond Safra at Republic NY Corporation and Trade Development Bank Holdings in Geneva, Switzerland and returned to Shearson in 1979. Shearson merged with American Express in 1981 at which time he became President & Chief Operating Officer and in 1983 Chairman and Chief Executive Officer, a position he held until 1990. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York and at the same time commenced the activities around which Ramius was formed in 1994. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Market Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, Kroll, Inc., and L-3 Communications. Mr. Cohen is presently a Director of Mount Sinai Hospital, Safe Auto Insurance, and Scientific Games Corporation. Mr. Cohen is well qualified to serve on our board of directors by virtue of his substantial corporate leadership and financial industry expertise and his significant investment experience.

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John G. Gulbin III has served as a director since the closing of the Business Combination. He is the principal of the Tempus Jet group of companies, which he and Mr. Terry ran together until Mr. Terry founded Tempus. Mr. Gulbin began his career as an auditor with Deloitte before moving into a project finance role with GE Capital. Before transitioning to aerospace projects, he completed numerous power plant financings. Mr. Gulbin later became a Senior Vice President of Aircraft Finance for Lehman Brothers, Inc., where he successfully completed more than $4 billion in aircraft securitizations. He is a graduate of St. Bonaventure University. Mr. Gulbin is well qualified to serve on our board of directors due to his background in aviation services and aircraft finance.

Kenneth J. Krieg has served as a director since the closing of the Business Combination. He was previously a member of Chart’s board of directors from January 2014 until July 2015. Mr. Krieg heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies, is an Executive in Residence at Renaissance Strategic Advisors, and is a Fellow at the Center for Naval Analyses and the Center for Strategic and International Studies. He served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for the DoD procurement, research and development, and other major functions. Prior to his appointment as USD (AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs, and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg also recently served as a director of White Electronic Designs Corporation. Since February 2011, Mr. Krieg has served as a member of the board of directors of API Technologies Corp. (NASDAQ: ATNY). Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University. Mr. Krieg is well qualified to serve on our board of directors due to his background in government services and experience with public companies.

Niall Olver has served as a director since the closing of the Business Combination. From January 1994 until May 2015, he served as the Chief Executive Officer of ExecuJet Aviation Group. After serving for three years as an officer in the South African Air Force, Mr. Olver moved into the information technology sector and joined IBM as a Systems Engineer in 1984. In 1986, he accepted a position at Persetel, South Africa’s leading IT company, where he worked as a Large Systems Account Manager until 1993. Later that year his keen interest in aviation led to his appointment as managing director of ExecuJet, a recently established business aviation company at Lanseria Airport just outside Johannesburg, South Africa. Under Mr. Olver’s leadership, ExecuJet has evolved into a leading multi-national organisation, which offers a broad range of business aviation solutions, including corporate aircraft sales, flight operations, aircraft management, maintenance, fixed base operations and charter services. He has also overseen the establishment of a multi-national strategic alliance with Canada’s Bombardier Aerospace and subsequently with other OEMs. Today, Zurich Airport, Switzerland-headquartered ExecuJet Aviation Group comprises associated companies in Latin America, Europe, South Africa, the Middle East, Australasia and Asia. Mr. Olver also heads an investment and advisory firm, EJ Capital of Switzerland. He has also held and holds numerous interests and directorships in private companies, including in Axis Simulation, Piper Aircraft and Grob Aerospace. Mr. Olver holds a Bachelor of Commerce and Science, obtained from the University of South Africa. He also holds a professional pilot’s license but today only flies for personal business and leisure. Mr. Olver is well qualified to serve on our board of directors due to his background in aviation services and experience with international companies.

Director and Executive Officer Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we expect to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

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Our officers and directors include of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business combinations.

We believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and directors provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes, with only one class of directors being elected in each year, and each class serving a three-year term, except as otherwise described in this paragraph. The term of office of the first class of directors, consisting of Messrs. Cohen and Krieg, will expire at the first annual meeting of stockholders following the consummation of the Business Combination. The term of office of the second class of directors, consisting of Messrs. Brady and Olver, will expire at the second annual meeting of stockholders following the consummation of the Business Combination. The term of office of the third class of directors, consisting of Messrs. Wright, Terry and Gulbin, will expire at the third annual meeting of stockholders following the consummation of the Business Combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors. Collectively, through their positions described above, our officers and directors have extensive experience in aviation, private equity businesses, public companies and government services.

Governance

We may seek to list on the NASDAQ Capital Market at some time in the future, and as a result we will seek to comply generally with NASDAQ corporate governance requirements on an ongoing basis.

Classified Board of Directors

Our charter provides for a board of directors classified into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Our board of directors consists of seven directors as set forth above.

Director Independence

Our board of directors has affirmatively determined, in accordance with the Listing Rules of the NASDAQ Stock Market LLC (the "NASDAQ Listing Rules"), that each of Messrs. Wright, Brady, Gulbin, Krieg and Olver is independent under the standards applicable to the determination of whether our board includes a majority of independent directors. As a consequence, our board includes a majority of independent directors. It is anticipated that our board of directors will affirmatively determine that no director (other than Messrs. Terry and Cohen) has a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors. Each of these committees has a written charter. Copies of the charters of the audit committee and compensation committee will be available on our website in the future.

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Audit Committee

Our audit committee is comprised of Messrs. Krieg, Olver and Wright. Our board of directors has affirmatively determined, in accordance with the NASDAQ Listing Rules, that each of Messrs. Krieg, Olver and Wright is independent under the standards applicable to audit committee members. Mr. Olver is the chairman of our audit committee. Each of Mr. Olver and Mr. Wright is an audit committee financial expert, as that term is defined under SEC rules, and each possesses financial sophistication as defined under the rules of NASDAQ. The designation does not impose on either Mr. Olver or Mr. Wright any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. As more fully described in its charter, our audit committee is directly responsible for, among other things:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

Our compensation committee is comprised of Messrs. Brady and Krieg. Our board of directors has affirmatively determined, in accordance with the NASDAQ Listing Rules, that each of Messrs. Brady and Krieg is independent under the standards applicable to compensation committee members, and that Mr. Brady’s beneficial ownership of our common stock is not so high as to impair his independence from management for purposes of serving on the committee. Each member of the committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Code. As more fully described in its charter, our compensation committee is responsible for, among other things, determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of our executive officers. We may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the compensation committee, and the compensation committee takes such information into consideration in making its compensation decisions.

Code of Ethics

We have adopted a Code of Ethics that applies to members of our board of directors, executive officers and employees. The Code of Ethics will be available on our website in the future. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waivers from, our Code of Ethics by posting such information on our website at the address specified above.

Director Compensation

Each non-employee member of our board of directors receives a fee of $1,000 for each board meeting attended in person or by phone, except for committee chairmen, who receive a fee of $1,500 for each such meeting. In addition to his $1,000 fee per meeting, the chairman of our board receives an annual fee of $50,000. In conjunction with the commencement of their service on our board following the Business Combination, we have awarded our non-employee directors options to purchase shares of our common stock, as follows: to our chairman, options to purchase 50,000 shares; to Mr. Krieg, options to purchase 50,000 shares; and to each of our other directors, options to purchase 30,000 shares. Mr. Krieg’s award reflects his service as a director prior to the Business Combination without having received options during that service.

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Executive Compensation

Employment Agreements

Benjamin Scott Terry

On July 31, 2015, we entered into an employment agreement with Benjamin Scott Terry (the “Terry Employment Agreement”). Under the Terry Employment Agreement, Mr. Terry is to serve as our Chief Executive Officer for a term of three years, with automatic one year renewals unless either party provides notice of non-renewal at least 6 months prior to the expiration of the then current term. Mr. Terry is to receive a base salary of $350,000 per year, be entitled to receive an annual bonus (as determined by our board of directors or our compensation committee) and equity awards under our 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”), be provided with four weeks paid vacation, and be entitled to receive certain perquisites made available to our other senior executives in addition to the right to receive up to $50,000 per year in personal usage of our aircraft. In the event we terminate Mr. Terry’s employment without “cause” or by non-renewal or Mr. Terry terminates his employment for “good reason” (as each term is defined in the Terry Employment Agreement), Mr. Terry will, subject to providing us a customary release, (i) receive severance equal to his base salary plus the prior year’s bonus for twelve months, plus any earned but unpaid bonus awards, payable over twelve months in accordance with our regular payroll practices (except that in the case we terminate him by non-renewal, such severance will only be for six months), (ii) have any unvested equity awards accelerate and be exercisable for a period of twelve months (or such shorter period as required by the Incentive Plan) (except that in the case we terminate him by non-renewal, such period will be the period provided by the Incentive Plan) and (iii) receive payment or reimbursement for health insurance costs for up to eighteen months. In the event of Mr. Terry’s termination upon his death or “disability” (as defined in the Terry Employment Agreement), any of Mr. Terry’s unvested equity awards will accelerate and be exercisable for a period of twelve months (or such shorter period as required by the Incentive Plan). The Terry Employment Agreement also subjects Mr. Terry to certain provisions relating to non-competition and non-solicitation of our customers and employees for a period lasting until the later of July 31, 2018 or twelve months after termination of employment for any reason, as well as certain confidentiality and assignment of inventions provisions.

R. Lee Priest, Jr.

On July 31, 2015, we entered into an employment agreement with R. Lee Priest, Jr. (the “Priest Employment Agreement”). The Priest Employment Agreement is in substantially the same form as the Terry Employment Agreement, and the description of the Terry Employment Agreement is hereby incorporated herein, except that: (i) Mr. Priest shall serve as our Chief Financial Officer; (ii) Mr. Priest’s base salary is $200,000 per year; and (iii) Mr. Priest’s personal usage of our aircraft is limited to $17,500 per year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chart Related Person Transactions

Chart’s initial stockholders acquired 1,875,000 founder shares, after giving effect to Chart’s 0.75-for-1 reverse stock split effectuated on July 10, 2012, for an aggregate purchase price of $25,000. In January 2012, CAG, one of the initial stockholders, transferred an aggregate of 337,500 founder shares to Chart’s former directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of CAG. Subsequently in January 2012, The Chart Group, L.P. transferred an aggregate of 525,469 founder shares to certain of Chart’s officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, CAG transferred 37,500 founder shares to a former director of Chart.

CAG purchased 231,250 placement units, Mr. Wright purchased 12,500 placement units and Cowen purchased 131,250 placement units, at the price of $10.00 per unit for an aggregate purchase price of $3,750,000 in a private placement that occurred simultaneously with the closing of Chart’s IPO. All of the proceeds from the purchase price of the placement units were added to the proceeds from Chart’s IPO held in the trust account pending Chart’s completion of an initial business combination.

Commencing on December 14, 2012, Chart paid The Chart Group L.P., an affiliate of CAG, $10,000 per month for office space, administrative services and secretarial support. Upon consummation of the Business Combination, Chart ceased paying these monthly fees.

Between December 2012 and July 2015, Chart issued an aggregate of $2,290,000 in promissory notes to CAG, Mr. Wright and Cowen to fund operations. These notes were paid off in connection with the closing of the Business Combination.

In the Financing prior to the consummation of the Business Combination, the Chart Affiliate Investors, consisting of CAG, Mr. Wright and Cowen, invested an aggregate amount of $5.0 million in Chart Financing Sub, and as result, the Chart Affiliate Investors received in the Business Combination collectively 1,250,000 shares of common stock, 937,500 Series A-2 Warrants and 312,500 Series B-2 Warrants.

On August 14, 2015, we entered into the Securities Purchase Agreement with CAG, Mr. Wright and Cowen, and consummated the transactions contemplated thereby, pursuant to which these investors acquired certain securities from us for an aggregate purchase price of $1 million. Specifically, (x) CAG acquired 154,168 shares of common stock, 115,626 Series A-3 Warrants and 38,542 Series B-3 Warrants, (y) Mr. Wright acquired 8,332 shares of common stock, 6,249 Series A-3 Warrants and 2,083 Series B-3 Warrants, and (z) Cowen acquired 87,500 shares of common stock, 65,625 Series A-3 Warrants and 21,875 Series B-3 Warrants.

Tempus Related Person Transactions

In the Business Combination, the members of Tempus received 3,642,084 shares of our common stock in exchange for all of the issued and outstanding membership interests of Tempus. The Members have the right to receive up to an additional 6,300,000 shares of our common stock upon the achievement of certain financial milestones.

In the Financing prior to the consummation of the Business Combination, Mr. Priest, our Chief Financial Officer, invested through his individual retirement account $0.5 million in Chart Financing Sub Inc., and as result, he received in the Business Combination 125,000 shares of common stock, 93,750 Series A-2 Warrants and 31,250 Series B-2 Warrants.

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In connection with the formation of Tempus, our Chief Financial Officer, R. Lee Priest, Jr., loaned to Tempus $500,000. Of this amount, $10,101 was allocated to the purchase of 1.0% of the membership interests of Tempus, while $489,899 took the form of a loan from officer. This loan is unsecured and bears interest monthly at a rate of 5.0% per annum. Accrued interest totaled $11,140 as of June 30, 2015. It matures and shall be paid in full no later than June 30, 2016.

Jackson River Aviation (“JRA”) is an affiliated company, controlled by one of the former members of Tempus. JRA provides Federal Aviation Regulations (“FAR”) Part 135 aircraft charter services to us. As of June 30, 2015 we have an outstanding payable to JRA for $95,053. Total purchases by us from JRA for the six-months ended June 30, 2015 were $134,368.

Tempus Intermediate Holdings, LLC (“TIH”), which is controlled by one or more of the former members of Tempus, owns certain aircraft used by Tempus to provide services to certain customers. In addition, TIH provided administrative support, including human resources, financial, legal, contracts and other general administrative services to Tempus. As of June 30, 2015, all administrative support services from TIH have been billed at cost based on actual expenses incurred. Total billings from TIH for the six months ended June 30, 2015 were $678,186 and the outstanding payable, to TIH at June 30, 2015 was $143,544.

Tempus, through its wholly owned subsidiary GAS, billed TIH a total of $427,945 for the six month period ended June 30, 2015 for flight planning, fuel handling and travel services. Tempus’ outstanding receivables from TIH at June 30, 2015 was $23,710.

Global Flight Relief (“GFR”) is a 501(c)(3) non-profit organization controlled by one of the former members of Tempus. GFR has contracted with Tempus to provide FAR Part 91 flight operations services. For the six-months ended June 30, 2015, Tempus has invoiced GFR $41,240. Our outstanding receivable from GFR at June 30, 2015 was $41,240.

All related party services are provided under commercial terms consistent with what might be expected from a third party service provider. Subsequent to the closing of the Business Combination, administrative support services, including human resources, financial, legal, contracts and other general administrative services are performed inside us. Certain marketing and information technology expenses may continue to be reimbursed to TIH for the foreseeable future.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

As used in the table below, the term beneficial ownership with respect to the common stock consists of sole or shared voting power (which includes the power to vote, or to direct the voting of shares of the common stock) or sole or shared investment power (which includes the power to dispose, or direct the disposition of, shares of the common stock). Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

We have based our calculation of the percentage of beneficial ownership on 8,791,549 shares of our common stock outstanding on November 4, 2015.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Outstanding Common Stock (2)
Chart Acquisition Group LLC (3)	6,220,362	47.5%
The Chart Group L.P. (3)	6,527,862	49.8%
Christopher D. Brady (3)	6,636,612	50.6%
Joseph Wright (4)	520,672	5.8%
Peter A. Cohen (5)	3,104,787	27.6%
Kenneth J. Krieg	-	-
Cowen Investments LLC (5)	3,104,787	27.6%
Benjamin Scott Terry	1,790,813	20.4%
R. Lee Priest, Jr. (6)	286,421	3.2%
John G. Gulbin III	1,790,813	20.4%
Niall Olver	-	-
All directors and officers as a group (8 persons)	14,130,118	88.8%

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1. Unless otherwise noted, the business address of each of the persons and entities listed above is 133 Waller Mill Road, Williamsburg, Virginia, 23815.

2. Includes 234,375 shares which will be subject to forfeiture on a pro-rata basis by the initial stockholders in the event the last sales price of the common stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of the Business Combination. An additional 234,375 shares will be subject to forfeiture on a pro-rata basis by the initial stockholders in the event the last sales price of the common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of the Business Combination.

3. Chart Acquisition Group LLC is the holder of 1,906,258 shares, comprised of 750,000 founder shares, 231,250 placement shares, 770,840 shares issued as Financing Securities and 154,168 shares issued as Purchased Securities. Chart Acquisition Group LLC also is the holder of 4,314,104 warrants that are exercisable within 60 days, including 578,130 Series A-2 Warrants, 115,626 Series A-3 Warrants, 192,710 Series B-2 Warrants and 38,542 Series B-3 Warrants. The Chart Group L.P. is the direct holder of 307,500 shares and, through its membership interest in Chart Acquisition Group LLC, is the indirect holder of 1,906,258 shares and 4,314,104 warrants that are exercisable within 60 days. The Chart Group L.P., the sole managing member of Chart Acquisition Group LLC, is a limited partnership that is managed and controlled by its general partner, Antwerp L.L.C., a New York limited liability company. Mr. Brady owns a majority of the membership interests in Antwerp L.L.C., and is its Chief Executive Officer and a member of its Management Committee. As such, Mr. Brady may be deemed to have effective control of Antwerp L.L.C. and thereby effective control over The Chart Group L.P. and Chart Acquisition Group LLC and may exercise voting and dispositive power with respect to the shares held by Chart Acquisition Group LLC and The Chart Group L.P. Consequently, Mr. Brady may be deemed the beneficial owner of the 2,213,758 shares and 4,314,104 warrants that are exercisable within 60 days that are held by The Chart Group L.P. or Chart Acquisition Group LLC. Mr. Brady directly holds 108,750 founder shares. Mr. Brady disclaims beneficial ownership over any shares owned by The Chart Group L.P. or Chart Acquisition Group LLC over which he does not have any pecuniary interest.

4. Mr. Wright holds 287,492 shares, comprised of 225,000 founder shares, 12,500 placement shares, 41,660 shares issued as Financing Securities and 8,332 shares issued as Purchased Securities. Mr. Wright also is the holder of 233,180 warrants that are exercisable within 60 days, including 31,245 Series A-2 Warrants, 6,249 Series A-3 Warrants, 10,415 Series B-2 Warrants and 2,083 Series B-3 Warrants.

5. RCG LV Pearl, LLC is the sole member of Cowen Investments LLC. RCG LV Pearl, LLC disclaims beneficial ownership of the shares held by Cowen Investments LLC. Cowen Group, Inc. is the sole member of RCG LV Pearl, LLC. Cowen Group, Inc. disclaims beneficial ownership of the shares held by Cowen Investments LLC. Peter A. Cohen, the Chairman and Chief Executive Officer of Cowen Group, Inc., has voting and investment control over the shares held by Cowen Investments LLC. Mr. Cohen disclaims beneficial ownership of these shares. The address for Cowen Investments LLC is 599 Lexington Avenue, New York, NY 10022. Cowen Investments LLC is the holder of 656,250 shares, comprised of 131,250 placement shares, 437,500 shares issued as Financing Securities and 87,500 shares issued as Purchased Securities. Cowen Investments LLC also is the holder of 2,448,537 warrants that are exercisable within 60 days, including 328,125 Series A-2 Warrants, 65,625 Series A-3 Warrants, 109,375 Series B-2 Warrants and 21,875 Series B-3 Warrants.

6. Mr. Priest holds 36,421 Merger Shares directly. Mr. Priest holds through his individual retirement account, MSSB C/F Robert Lee Priest, Jr., of which he is the beneficial owner, an additional 125,000 shares issued as Financing Securities and a total of 125,000 warrants that are exercisable within 60 days, comprised of 93,750 Series A-2 Warrants and 31,250 Series B-2 Warrants.

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SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders are those previously issued to the selling security holders, and those issuable to the selling security holders upon conversion of the Preferred Stock previously issued to the selling security holders or upon exercise of the Series A-1 Warrants or Series B-1 Warrants previously issued to the selling security holders. We are registering these shares of common stock to permit the selling security holders to offer such securities for resale from time to time. Except for the ownership of our securities, the selling security holders have not had any material relationship with us within the past three years.

The table below sets forth the selling security holders and other information regarding the beneficial ownership of our common stock by each of the selling security holders. The second column in the table sets forth the number of shares of common stock beneficially owned by each selling security holder as of November 4, 2015, assuming exercise of the Series A-1 Warrants and Series B-1 Warrants (and with respect to the Series B-1 Warrants, the maximum number of shares that can be issued pursuant to the alternative cashless exercise feature thereunder) and conversion of the shares of Preferred Stock held by the selling security holders on that date, in each case without regard to any limitations on exercises or conversions. The third column in the table sets forth the number of shares of common stock being offered by this prospectus by the selling security holders. The fourth and fifth columns in the table assume the sale of all of the shares of common stock offered by the selling security holders pursuant to this prospectus.

Under the terms of the Preferred Stock and the Series A-1 Warrants and the Series B-1 Warrants, a selling security holder may not convert outstanding shares of Preferred Stock or exercise the Series A-1 Warrants or the Series B-1 Warrants for shares of common stock to the extent such conversion or exercise, as the case may be, would cause such selling security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed an amount equal to 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion or exercise of the Preferred Stock or Series A-1 Warrants or Series B-1 Warrants, as applicable, which have not been converted or exercised. The number of shares set forth in the second column of the table below does not reflect this limitation. The selling security holders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering
Hudson Bay Master Fund Ltd. (1)	2,500,000	(2)	3,715,278	(3)	—	—
CVI Investments, Inc. (4)	1,250,000	(5)	1,857,639	(6)	—	—
Empery Asset Master, Ltd. (7)	548,620	(8)	815,309	(9)	—	—
Empery Tax Efficient, LP (10)	404,980	(11)	601,848	(12)	—	—
Empery Tax Efficient II, LP (13)	546,400	(14)	812,012	(15)	—	—

(1)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over Hudson Bay Master Fund Ltd. securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Capital Management LP and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is 777 Third Avenue, 30th Floor, New York, NY 10017.
(2)	Includes: (i) 415,000 shares of our outstanding common stock, (ii) 937,500 shares of our common stock issuable upon the exercise of the 937,500 Series A-1 Warrants owned by Hudson Bay Master Fund Ltd., (iii) 312,500 shares of our common stock issuable upon the exercise of the 312,500 Series B-1 Warrants owned by Hudson Bay Master Fund Ltd. and (iv) 835,000 shares of our common stock issuable upon the conversion of outstanding Preferred Stock. The alternative cashless exercise feature of the Series B-1 Warrants are not available until December 31, 2015, and then are only available if the trading price of the common stock drops below $4.00 per share for a certain minimum period of time. The shares of Preferred Stock and Series A-1 Warrants and Series B-1 Warrants owned by Hudson Bay Master Fund Ltd. are subject to the 4.99% Beneficial Ownership Limitation, but the number of shares of common stock set forth in this footnote and in the second column of the table do not give effect to any such limitations on conversion or exercise.

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(3)	Includes: (i) 415,000 shares of our outstanding common stock, (ii) 937,500 shares of our common stock issuable upon the exercise of the 937,500 Series A-1 Warrants owned by Hudson Bay Master Fund Ltd., (iii) 1,527,778 shares of our common stock issuable upon the exercise of the 312,500 Series B-1 Warrants owned by Hudson Bay Master Fund Ltd. (assuming the maximum number of shares are issued using the alternative cashless exercise feature thereof) and (iv) 835,000 shares of our common stock issuable upon the conversion of outstanding Preferred Stock.
(4)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc., has discretionary authority to vote and dispose of the shares held by CVI Investments, Inc. and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address of CVI Investments, Inc. is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111.
(5)	Includes: (i) 425,265 shares of our outstanding common stock, (ii) 468,750 shares of our common stock issuable upon the exercise of the 468,750 Series A-1 Warrants owned by CVI Investments, Inc., (iii) 156,250 shares of our common stock issuable upon the exercise of the 156,250 Series B-1 Warrants owned by CVI Investments, Inc. and (iv) 199,735 shares of our common stock issuable upon the conversion of outstanding Preferred Stock. The alternative cashless exercise feature of the Series B-1 Warrants are not available until December 31, 2015, and then are only available if the trading price of the common stock drops below $4.00 per share for a certain minimum period of time. The shares of Preferred Stock and Series A-1 Warrants and Series B-1 Warrants owned by Heights Capital Management, Inc. are subject to the 4.99% Beneficial Ownership Limitation, but the number of shares of common stock set forth in this footnote and in the second column of the table do not give effect to any such limitations on conversion or exercise.
(6)	Includes: (i) 425,265 shares of our outstanding common stock, (ii) 468,750 shares of our common stock issuable upon the exercise of the 468,750 Series A-1 Warrants owned by CVI Investments, Inc., (iii) 763,889 shares of our common stock issuable upon the exercise of the 156,250 Series B-1 Warrants owned by CVI Investments, Inc. (assuming the maximum number of shares are issued using the alternative cashless exercise feature thereof) and (iv) 199,735 shares of our common stock issuable upon the conversion of outstanding Preferred Stock.
(7)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Asset Master, Ltd. is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020, Attn: Ryan M. Lane.
(8)	Includes: (i) 151,785 shares of our outstanding common stock owned by it, (ii) 205,733 shares of our common stock issuable upon the exercise of the 205,733 Series A-1 Warrants owned by Empery Asset Master, Ltd., (iii) 68,577 shares of our common stock issuable upon the exercise of the 68,577 Series B-1 Warrants owned by Empery Asset Master, Ltd. and (iv) 122,525 shares of our common stock issuable upon the conversion of outstanding Preferred Stock. The alternative cashless exercise feature of the Series B-1 Warrants are not available until December 31, 2015, and then are only available if the trading price of the common stock drops below $4.00 per share for a certain minimum period of time. The shares of Preferred Stock and Series A-1 Warrants and Series B-1 Warrants owned by Empery Asset Master, Ltd. are subject to the 4.99% Beneficial Ownership Limitation, but the number of shares of common stock set forth in this footnote and in the second column of the table do not give effect to any such limitations on conversion or exercise.

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(9)	Includes: (i) 151,785 shares of our outstanding common stock which it owns, (ii) 205,733 shares of our common stock issuable upon the exercise of the 205,733 Series A-1 Warrants owned by Empery Asset Master, Ltd., (iii) 335,266 shares of our common stock issuable upon the exercise of the 68,577 Series B-1 Warrants owned by Empery Asset Master, Ltd. (assuming the maximum number of shares are issued using the alternative cashless exercise feature thereof) and (iv) 122,525 shares of our common stock issuable upon the conversion of outstanding Preferred Stock.
(10)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Tax Efficient, LP is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020, Attn: Ryan M. Lane.
(11)	Includes: (i) 112,045 shares of our outstanding common stock owned by it, (ii) 151,867 shares of our common stock issuable upon the exercise of the 151,867 Series A-1 Warrants owned by Empery Tax Efficient, LP, (iii) 50,623 shares of our common stock issuable upon the exercise of the 50,623 Series B-1 Warrants owned by Empery Tax Efficient, LP and (iv) 90,445 shares of our common stock issuable upon the conversion of outstanding Preferred Stock. The alternative cashless exercise feature of the Series B-1 Warrants are not available until December 31, 2015, and then are only available if the trading price of the common stock drops below $4.00 per share for a certain minimum period of time. The shares of Preferred Stock and Series A-1 Warrants and Series B-1 Warrants owned by Empery Tax Efficient, LP are subject to the 4.99% Beneficial Ownership Limitation, but the number of shares of common stock set forth in this footnote and in the second column of the table do not give effect to any such limitations on conversion or exercise.
(12)	Includes: (i) 112,045 shares of our outstanding common stock which it owns, (ii) 151,867 shares of our common stock issuable upon the exercise of the 151,867 Series A-1 Warrants owned by Empery Tax Efficient, LP, (iii) 247,491 shares of our common stock issuable upon the exercise of the 50,623 Series B-1 Warrants owned by Empery Tax Efficient, LP (assuming the maximum number of shares are issued using the alternative cashless exercise feature thereof) and (iv) 90,445 shares of our common stock issuable upon the conversion of outstanding Preferred Stock.
(13)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP ("ETE II"), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Tax Efficient II, LP is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020, Attn: Ryan M. Lane.
(14)	Includes: (i) 151,170 shares of our outstanding common stock owned by it, (ii) 204,900 shares of our common stock issuable upon the exercise of the 204,900 Series A-1 Warrants owned by Empery Tax Efficient II, LP, (iii) 68,300 shares of our common stock issuable upon the exercise of the 68,300 Series B-1 Warrants owned by Empery Tax Efficient II, LP and (iv) 122,030 shares of our common stock issuable upon the conversion of outstanding Preferred Stock. The alternative cashless exercise feature of the Series B-1 Warrants are not available until December 31, 2015, and then are only available if the trading price of the common stock drops below $4.00 per share for a certain minimum period of time. The shares of Preferred Stock and Series A-1 Warrants and Series B-1 Warrants owned by Empery Tax Efficient II, LP are subject to the 4.99% Beneficial Ownership Limitation, but the number of shares of common stock set forth in this footnote and in the second column of the table do not give effect to any such limitations on conversion or exercise.
(15)	Includes: (i) 151,170 shares of our outstanding common stock which it owns, (ii) 204,900 shares of our common stock issuable upon the exercise of the 204,900 Series A-1 Warrants owned by Empery Tax Efficient II, LP, (iii) 333,912 shares of our common stock issuable upon the exercise of the 68,300 Series B-1 Warrants owned by Empery Tax Efficient II, LP (assuming the maximum number of shares are issued using the alternative cashless exercise feature thereof) and (iv) 122,030 shares of our common stock issuable upon the conversion of outstanding Preferred Stock.

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PLAN OF DISTRIBUTION

We are registering the common stock previously issued to the selling security holders, the common stock that may be issued upon exercise of the Series A-1 Warrants or Series B-1 Warrants owned by the selling security holders and the common stock that may be issued upon conversion of outstanding shares of Preferred Stock owned by the selling security holders to permit the resale of these shares of common stock by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the common stock, other than proceeds received from the cash exercise of the Series A-1 Warrants and Series B-1 Warrants for which the underlying common stock may be sold hereunder. We will bear all fees and expenses incident to our obligation to register the common stock.

The selling security holders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144 promulgated under the Securities Act;

●	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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If the selling security holders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of common stock in the course of hedging in positions they assume. The selling security holders may also sell common stock short and deliver common stock covered by this prospectus to close out short positions and to return borrowed common stock in connection with such short sales. The selling security holders may also loan or pledge common stock to broker-dealers that in turn may sell such common stock.

The selling security holders may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF SECURITIES

Pursuant to our Amended and Restated Certificate of Incorporation, which as modified by our Certificate of Designations for Series A Convertible Preferred Stock (which is referred to as the Certificate of Designations), is referred to as the Amended Charter, our authorized capital stock consists of 140,000,000 shares, of which 100,000,000 are shares of common stock, $0.0001 par value, and 40,000,000 are shares of preferred stock, $0.0001 par value, 14,000,000 of which preferred stock have been designated as Preferred Stock. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that may be important to you.

Common Stock

As of the date of this prospectus, we had 8,791,549 shares of common stock issued and outstanding. Additionally, there are 1,369,735 issued and outstanding shares of Preferred Stock convertible into common stock, outstanding warrants exercisable into 7,875,000 shares of common stock that were issued in exchange for former Chart warrants, and 3,187,500 Series A Warrants and 1,062,500 Series B Warrants outstanding that are convertible into common stock or Preferred Stock (with the Series B Warrants convertible into a maximum of 5,194,449 shares using the alternative cashless exercise feature as described below under the heading “Series A Warrants and B Warrants”).

Additionally, pursuant to the terms of the Merger Agreement, we may be obligated to issue additional shares of common stock thereunder to the Members (or the Members may be required to forfeit certain of their shares of common stock) as a result of (i) adjustments to the merger consideration payable to the Members as a result of Tempus’ working capital and/or debt as of the completion of the Business Combination varying from the estimates that were made at the time of the consummation of the Business Combination, (ii) Tempus meeting certain financial milestones pursuant to the earn-out provisions of the Merger Agreement, up to a total of 6,300,000 shares and (iii) any indemnification payments that are made under the Merger Agreement by delivery of shares of common stock. Additionally, we may issue awards for up to a maximum of 640,616 shares of common stock under our 2015 Omnibus Equity Incentive Plan. The shares of common stock issued to the Members under the Merger Agreement are subject to certain lock-up restrictions as set forth in the Tempus Registration Rights Agreement (as defined below).

Holders of common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years (with a shorter period for the initial directors upon the Business Combination, where they continue until their class is up for election) with only one class of directors being elected in each year and with directors only permitted to be removed for cause. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors up for election at such time.

Certain shares of common stock that were issued in the Business Combination in exchange for Chart’s common stock held by certain of its initial stockholders, which we refer to as Founders Shares, are subject to forfeiture upon certain conditions (which Founders Shares are not included for resale in this prospectus). With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Chart’s initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (i) July 31, 2016 or earlier if the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after July 31, 2015, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, 234,375 Founder Shares are subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of our common stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following July 31, 2015. An additional 234,375 Founder Shares, will be subject to forfeiture pro rata by Chart’s initial stockholders in the event the last sales price of our common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period prior to July 31, 2020. Chart’s initial stockholders have agreed that such shares will be subject to lockup and will not sell or transfer Founder Shares that remain subject to forfeiture as described above, until such time as the related forfeiture provisions no longer apply. The securities held by Chart’s initial stockholders are also subject to certain other lock-up restrictions under the terms of the Founders Registration Rights Agreement (as defined below).

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Preferred Stock

As of the date of this prospectus, we had 1,369,735 shares of Preferred Stock issued and outstanding. Additionally, there are a total of 3,187,500 Series A Warrants and 1,062,500 Series B Warrants outstanding that are convertible into common stock or Preferred Stock (with the Series B Warrants convertible into a maximum of 5,194,449 shares using the alternative cashless exercise feature as described below under the heading “Series A Warrants and B Warrants”.

The rights and obligations of the holders of the Preferred Stock are set forth in the Certificate of Designations.

At any time after its initial issuance date, each share of Preferred Stock is convertible into validly issued, fully paid and non-assessable shares of common stock based on a conversion price of $4.00 per share, subject to adjustment for unpaid dividends and any accrued charges, as well as equitable adjustments for stock splits, recapitalizations and similar transactions. However, we will effect the conversion of any Preferred Stock and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the holder would beneficially own in excess of either 4.99% or 9.99% (the “Maximum Percentage”) (as elected in writing by the holder on or prior to the initial issuance date of the Preferred Stock) of the shares of common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the shares of common stock issuable to a holder pursuant to the terms of the Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. All of the holders of the issued and outstanding Preferred Stock as of the date of this prospectus have elected a Maximum Percentage of 4.99%.

Under the Certificate of Designations, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under the Certificate of Designations. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify our common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity provides cash consideration and such Fundamental Transaction does not involve the issuance of any securities to the holders of our securities or securities of our affiliates.

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If at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock, which is referred to as Purchase Rights, then each holder of Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Preferred Stock) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights.

Holders of Preferred Stock have no voting rights with respect to their Preferred Stock, except as required by law.

Shares of Preferred Stock rank pari passu to the shares of common stock in respect of preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up, except that in a liquidation event, the holders of Preferred Stock shall be entitled to receive in cash out of our assets an amount per share of Preferred Stock equal to the greater of $4.00 (plus any unpaid dividends and accrued charges, as equitably adjusted for stock splits, recapitalizations and similar transactions) and the amount per share such holder would receive if such holder converted such Preferred Stock into common stock immediately prior to the date of such payment (without regard to any limitations on conversion), provided that if the liquidation funds are insufficient to pay the full amount due to the holders, then each holder shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holder, as a percentage of the full amount of liquidation funds payable to all holders (on an as-converted basis, without regard to any limitations on conversion set forth herein) and all holders of common stock.

Under the terms of the Preferred Stock, if holders convert their Preferred Stock and we fail to deliver common stock in response within the time periods and in the manner specified in the Certificate of Designations, we may suffer substantial penalties.

Our Amended Charter also provides that additional shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to such additional shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, but subject to the rights of the holders of the Preferred Stock. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any additional shares of preferred stock other than the Preferred Stock held by the New Investors and any Preferred Stock issuable upon the exercise of the Series A Warrants and Series B Warrants, we cannot provide assurances that we will not do so in the future.

Warrants

IPO Warrants

Upon the consummation of the Business Combination, each outstanding Chart warrant was exchanged for a warrant to purchase one share of our common stock, and as of the date of this prospectus, there were 7,875,000 such IPO warrants outstanding, of which 7,500,000 warrants were originally sold as part of the units in Chart’s initial public offering and 375,000 warrants issued as part of placement units issued to CAG, Mr. Wright and Cowen in a private placement simultaneously with the consummation of Chart’s initial public offering, which we refer to as the placement warrants.

Each IPO warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. The IPO warrants became exercisable on August 30, 2015, and expire at 5:00 p.m., New York time, on July 31, 2020 or earlier upon redemption or liquidation. Once the IPO warrants become exercisable, we may redeem the outstanding IPO warrants at a price of $0.01 per warrant, if the last sale price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third trading day before we send the notice of redemption to the warrant holders. The placement warrants, however, are non-redeemable so long as they are held by the initial holders or their permitted transferees.

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Series A Warrants and Series B Warrants

In connection with the Financing, upon the consummation of the Business Combination on July 31, 2015, we issued a total of 3,000,000 Series A-1 Warrants and Series A-2 Warrants and 1,000,000 Series B-1 Warrants and Series B-2 Warrants to the Investors. Pursuant to the Securities Purchase Agreement, on August 14, 2015, we issued an additional 187,500 Series A-3 Warrants and 62,500 Series B-3 Warrants to the Chart Affiliate Investors. The Series A-1 Warrants, Series A-2 Warrants and Series A-3 Warrants are referred to collectively as the Series A Warrants, the Series B-1 Warrants, Series B-2 Warrants and Series B-3 Warrants are referred to collectively as the Series B Warrants, and the Series A Warrants and the Series B Warrants are referred to collectively as the Investor Warrants.

Each Investor Warrant is immediately exercisable in cash and entitles the holder to take delivery of the shares purchased through the exercise, at the sole election of the holder, in the form of either common stock or Preferred Stock, subject to the Maximum Warrant Percentage, with the number of shares of Preferred Stock issued based on the conversion price, as described above under the heading “Preferred Stock”.

The Series A Warrants have an exercise price of $4.80 per share purchased and expire on July 31, 2020. The Series B Warrants have an exercise price of $5.00 per share purchased. The Series B-1 Warrants expire on April 30, 2017 and the Series B-2 Warrants and Series B-3 Warrants expire on October 31, 2016.

The Investor Warrants contain customary “cashless exercise” terms, pursuant to which holder of an Investor Warrant, at any time after October 31, 2015, may choose to exercise such Investor Warrant (at a time when such Investor Warrant is otherwise exercisable according to its terms) without paying cash, by effectively submitting in exchange for shares a greater number of warrants than the number of shares purchased, rather than a number of warrants equal to the number of shares purchased plus cash. The Series B Warrants (but not the Series A Warrants) also contain an additional alternative cashless exercise feature, pursuant to which, beginning from December 31, 2015 and until the expiration of such Series B Warrant, on October 31, 2016 or April 30, 2017, as applicable, if 90% of the average of the four lowest volume-weighted average prices of common stock for the preceding 10 trading days (the “Alternative Market Price”) is less than $4.00 (subject an Alternative Market Price floor of $1.80), the holder of a Series B Warrant can exercise such Series B Warrant to acquire on a cashless basis a number of shares of common stock or Preferred Stock equal to (depending on the Market Price) up to 488.9% of the number of shares that could otherwise be purchased under such Series B Warrant pursuant to a cash exercise, with the lower the Alternative Market Price, the more shares being available for acquisition by the Series B Warrant holder pursuant to this alternative cashless exercise.

The Investor Warrants also include “full ratchet” anti-dilution protection provisions, which provide that if any shares of common stock are issued at a price less than then current exercise price of such Investor Warrant, or if any warrants, options or other securities with the right to acquire or that are convertible into or exchangeable for shares of common stock are issued with an exercise price less than the then current exercise price of such Investor Warrant, then the exercise price of such Investor Warrant will automatically be reduced to the issuance price of such new shares of common stock or the exercise price of such warrants, options or other securities with the right to acquire or that are convertible into or exchangeable for shares of common stock. These anti-dilution provisions do not apply in the case of an issuance of “Excluded Securities”, including certain option and other equity incentive awards to directors and officers, and securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, but does not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Under the terms of the Investor Warrants, we may not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes in writing all of our obligations under such Investor Warrants. A “Fundamental Transaction” means, among other things, a transaction in which we, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity; (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets of or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more entities; (iii) make, or allow one or more entities to make, or allow us to be subject to or have its common stock be subject to or party to one or more entities making, a purchase, tender or exchange offer that is accepted by at least 50% of the outstanding shares of common stock; (iv) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more entities whereby all such entities, individually or in the aggregate, acquire at least 50% of the outstanding shares of common stock; or (v) reorganize, recapitalize or reclassify its common stock. The foregoing provisions will not apply to a Fundamental Transaction where the purchaser or other successor entity, after giving effect to such Fundamental Transaction, does not have any equity securities that are then listed or designated for quotation on a national securities exchange or automated quotation system. Moreover, a holder of an Investor Warrant may choose, in connection with any Fundamental Transaction, to have us or the successor entity purchase such Investor Warrant from the holder by paying the holder cash in an amount equal to the “Black Scholes Value” (as defined in such Investor Warrant) of such Investor Warrant.

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Under the terms of the Investor Warrants, if we shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, then, in each such case, holders of such Investor Warrants shall be entitled to participate in such distribution to the same extent that they would have participated if they had held the number of shares of common stock acquirable upon complete exercise of such Investor Warrants (without regard to any limitations or restrictions on exercise of such Investor Warrants) immediately before the date on which a record is taken for such distribution.

Under the terms of the Investor Warrants, if we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of common stock, which are referred to with respect to the warrants as Warrant Purchase Rights, then each holder of an Investor Warrant will be entitled to acquire, upon the terms applicable to such Warrant Purchase Rights, the aggregate Warrant Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete excise of all Investor Warrants (without taking into account any limitations or restrictions on exercise of such Investor Warrants) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Warrant Purchase Rights.

Under the terms of the Series A Warrants (but not the Series B Warrants), until July 31, 2016, the holders have pre-emptive rights pursuant to which we must offer them the right to purchase at least 56.3% (with the Series A-1 entitled to purchase 35%, the Series A-2 entitled to purchase 18% and the Series A-3 entitled to purchase 3.3%) of any additional issuances by us or our subsidiaries of equity securities or securities that are convertible into, exercisable or exchangeable for, or which give the holder the right to acquire any of our equity securities or the securities of our subsidiaries, except for certain “Excluded Securities” as described above.

Under the terms of the Investor Warrants, if a holder exercises an Investor Warrant and we fail to deliver common stock or Preferred Stock in response within the time periods and in the manner specified in the terms of such Investor Warrant, we may suffer substantial penalties.

Under the terms of the Series A-1 and Series B-1 Warrants (but not the other Investor Warrants), we may not effect the exercise of any such Investor Warrants and the exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of either 4.99% or 9.99% (the “Maximum Warrant Percentage”) (as elected in writing by the holder on or prior to the initial issuance date of the warrants) of the shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the shares of common stock issuable to a holder pursuant to the terms of the warrants in excess of the Maximum Warrant Percentage shall not be deemed to be beneficially owned by such holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. All of the holders of the outstanding Series A-1 Warrants and Series B-1 Warrants as of the date of this prospectus have elected a Maximum Warrant Percentage of 4.99%.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to do so in the short term. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our IPO warrants is Continental Stock Transfer & Trust Company. We may indemnify Continental Stock Transfer & Trust Company for its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	Our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Registration Rights

New Investors Registration Rights Agreement

On July 31, 2015, in connection with the consummation of the Financing, we entered into a Registration Rights Agreement with the New Investors, referred to as the New Investor Registration Rights Agreement. Under the New Investor Registration Rights Agreement, we granted certain registration rights to the New Investors with respect to our securities which they received in the Business Combination (including common stock, Preferred Stock, Series A-1 Warrants and Series B-1 Warrants, and any successor securities), which are referred to as the New Investor Securities, including, in each case subject to certain underwriter cutbacks and issuer blackout periods, (i) a requirement that we file a resale registration statement for such New Investor Securities within 15 business days after the closing of the Business Combination, (ii) the right of the New Investors to demand up to an additional 3 registrations by us of the New Investor Securities (where no other securities can be included in such registration statement unless consented to by the New Investors), (iii) unlimited piggy-back registration rights for the New Investors (which, in the event of any cutbacks, will be ahead of all other piggy-back registration rights in respect of issuances by us and pro rata with all other demand registration rights exercised by other security holders) and (iv) the right of the New Investors to require an unlimited number of resale registrations on Form S-3 (if available). Under the New Investor Registration Rights Agreement, we will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each of us and the New Investors severally will bear customary indemnification obligations. Under the terms of the New Investor Registration Rights Agreement, e may be subject to substantial penalties if it (a) fails to timely file and cause the registration statements to be effective within the time periods required by the New Investor Registration Rights Agreement or fails to maintain the effectiveness of such registration statements, (b) fails to timely file all public filings required under Rule 144(c)(1) promulgated under the Exchange Act or (c) fails to timely remove legends on New Investor Securities after such legends are no longer applicable and the New Investors request such removal. The New Investor Registration Rights Agreement also places substantial restrictions on the exercise of registration rights by other security holders, requiring until July 31, 2017 the consent of the New Investors before we are permitted to file a registration statement (other than for primary offerings of securities by us), sales of our securities by certain of the Affiliate Investors and the exercise of piggy-back registration rights by other security holders after certain registration statements for the New Investors Securities have become effective.

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Tempus Registration Rights Agreement

On July 31, 2015, as contemplated by the Merger Agreement, we, the Members and the Tempus Affiliate Investor entered into a Registration Rights Agreement, referred to as the Tempus Registration Rights Agreement. Under the Tempus Registration Rights Agreement, we granted certain registration rights to the Members and the Tempus Affiliate Investor with respect to the shares of common stock issued to the Members (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares) and the Affiliate Investor Securities issued to the Tempus Affiliate Investor (including the common stock and Preferred Stock issuable upon the exercise of any such Investor Warrants and the conversion of any shares of Preferred Stock issued upon exercise of such Investor Warrants). Under the Tempus Registration Rights Agreement, the Members and the Tempus Affiliate Investor have certain customary demand and piggy-back registration rights, subject to certain underwriter cutbacks and issuer blackout periods. We will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party has customary indemnification obligations to the other parties.

Under the Tempus Registration Rights Agreement, each of the Members agreed to a lock-up of their shares of common stock issued in connection with the Merger Agreement (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares) until July 31, 2016, subject to an earlier release (i) if the price of common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after July 31, 2015 or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving us. The Affiliate Investor Securities of the Tempus Affiliate Investor are not subject to these lock-up restrictions. The Tempus Registration Rights Agreement, however, contains certain exceptions to the lock-up of such shares, including that the Members are permitted during the lock-up period to (i) transfer the shares to certain family members and affiliated entities that agree to be bound by the lock-up, (ii) after January 31, 2016, pledge the shares to secure borrowings to pay for taxes incurred in connection with receiving the merger consideration, (iii) pledge the shares to secure borrowings to pay for indemnification obligations under the Merger Agreement, (iv) transfer the shares back to us in accordance with the Merger Agreement in connection with the merger consideration adjustment and indemnification claims, and (v) transfer up to each Member’s pro rata portion of an aggregate of 250,000 shares (up to 750,000 shares with respect to shares that are pledged). Additionally, the Members and the Tempus Affiliate Investor will agree to a holdback of 180 days in connection with any public offering, and if requested by us, they will agree to any holdback agreements that are required by the managing underwriters in any public offering.

The terms of the Tempus Registration Rights Agreement are expressly subject to the restrictions and limitations of the New Investor Registration Rights Agreement.

Founders Registration Rights Agreement

In accordance with the Merger Agreement, on June 10, 2015, we officially became a party to that certain Registration Rights Agreement, dated as of December 13, 2012 (as amended, including on June 10, 2015, July 15, 2015, and August 14, 2015), by and among us, Chart, CAG, Cowen, Mr. Wright and the other holders party thereto, which is referred to as the Founders Registration Rights Agreement, and assumed the obligations of Chart under such agreement. The holders under the Founders Registration Rights Agreement certain customary demand and piggy-back registration rights (including unlimited resale registrations on Form S-3) with respect to the their securities (including the Affiliate Investor Securities and the Purchased Securities held by the Chart Affiliate Investors, including the common stock and Preferred Stock issuable upon the exercise of any such Investor Warrants and the conversion of any shares of Preferred Stock issued upon exercise of such Investor Warrants), subject to certain underwriter cutbacks and issuer blackout periods. We will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party has customary indemnification obligations to the other parties.

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Under the Founders Registration Rights Agreement, each of the holders agreed to a lock-up of their Founder Shares until July 31, 2016, subject to an earlier release (i) if the price of common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after July 31, 2015 or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving us. Additionally, so long as any Founder Shares remain subject to forfeiture, as described above, the lock-up period with respect such Founder Shares subject to forfeiture will continue. The shares of common stock acquired by the holders in exchange for their shares of Chart common stock that were received in the private placement that occurred in connection with Chart’s initial public offering and the IPO warrants held by the parties to the agreement were subject to a lock-up until August 30, 2015. The Affiliate Investor Securities and Purchased Securities of the Affiliate Investors are not subject to these lock-up restrictions.

The terms of the Founders Registration Rights Agreement supersedes, and in the event of conflict prevails over, any other registration rights granted by us, except that the terms of the Founders Registration Rights Agreement are expressly subject to the restrictions and limitations of the New Investor Registration Rights Agreement.

Quotation of Securities

Our common stock and IPO warrants are quoted on the OTCQB Marketplace under the symbols “TMPS” and “TMPSW,” respectively.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our common stock issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced, on the date the warrant was originally issued.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the July 16, 2015 filing of the definitive proxy statement/prospectus on Form S-4 relating to the Business Combination).

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of our common stock. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date of this prospectus. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion only applies to persons who hold the common stock as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of common stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of common stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, a pension or other employee benefit plan, a financial institution or broker-dealer, a regulated investment company, a real estate investment trust, a foreign government or international organization, a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar, a person holding common stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, a former U.S. citizen, or a former long-term U.S. resident). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion. The conclusions in this discussion are based on professional judgment and are not a guarantee of a result and are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the conclusions set forth herein will be sustained if challenged by the Internal Revenue Service.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of our common stock.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR COMMON STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders:

You are a “U.S. Holder” if you are a beneficial owner of common stock and you are for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

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Distributions in General. If taxable distributions are made with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. Holder’s tax basis in the common stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—U.S. Holders: Sale or Other Disposition.”

Dividends received by individual U.S. Holders of common stock will be subject to a preferential rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual U.S. Holder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual U.S. Holders with respect to common stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the common stock becomes ex-dividend. Also, if a dividend received by an individual U.S. Holder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual U.S. Holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such U.S. Holder’s holding period for the stock.

Dividends received by corporations generally will be eligible for the dividends-received deduction. This deduction is allowed if the underlying stock is held for at least 45 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the common stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the corporate stockholder in certain instances must reduce its basis in the common stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each corporate U.S Holder of common stock is urged to consult with its tax advisor with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

Sale or Other Disposition. A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of our common stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to declared and unpaid dividends, which will be taxable to U.S. Holders of record as described above under “Material U.S. Federal Income Tax Consequences—U.S. Holders: Distributions in General”) and the U.S. Holder’s adjusted tax basis in the common stock sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are taxed at a preferential rate. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax. U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our common stock, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the common stock and to certain payments of proceeds on the sale or other disposition of common stock. Certain non-corporate U.S. Holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the common stock and certain payments of proceeds on the sale or other disposition of the common stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, which may entitle the U.S. Holder to a refund, provided the U.S. Holder timely furnishes the required information to the Internal Revenue Service.

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Non-U.S. Holders:

You are a “Non-U.S. Holder” if you are a beneficial owner of common stock and you are not (i) a “U.S. Holder” or (ii) a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes).

Distributions on the Common Stock. If cash or certain other taxable distributions are made with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in the common stock and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders: Sale or Other Disposition.” In addition, although we believe we are not currently a U.S. real property holding corporation, i.e. a “USRPHC,” if we were to meet the definition of a USRPHC and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders: Sale or Other Disposition”), with a credit generally allowed against the Non-U.S. Holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends or any other taxable distribution (whether in cash, common stock or other property) paid to a Non-U.S. Holder of our common stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by statute or an applicable income tax treaty. Any required withholding tax may be satisfied by the withholding agent through a sale of a portion of the shares received by a Non-U.S. Holder in a taxable distribution or may be withheld from cash dividends or sales proceeds subsequently paid or credited to a Non-U.S. Holder. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or any successor form or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form or other applicable form) and certify under penalties of perjury that such Non-U.S. Holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if our common stock are held through certain foreign intermediaries, complete Internal Revenue Service Form W-8IMY and all required attachments (or any successor form or other applicable form) and satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

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Sale or Other Disposition. Any gain realized by a Non-U.S. Holder on the disposition of our common stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. Holder owned beneficially (directly or pursuant to attribution rules) more than 5% of the total fair market value of our common stock, as applicable, at any time during the five year period ending either on the date of disposition of such interest or other applicable determination date. This assumes that our common stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. Holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, and if the Non-U.S. Holder is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code.

If a Non-U.S. Holder is subject to U.S. federal income tax on any sale, exchange or other disposition of the common stock, such Non-U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the common stock, as applicable. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the common stock, as applicable, is longer than one year. A Non-U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

Information Reporting and Backup Withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding on dividends paid to such Non-U.S. Holder as long as such Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of our common stock unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) will generally impose a 30% withholding tax on dividends on the common stock (and, beginning January 1, 2017, on the gross proceeds of a disposition of common stock) that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a “non-financial foreign entity” (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of our common stock, and commencing January 1, 2017, to gross proceeds from the disposition of our common stock.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Tempus Applied Solutions, LLC as of December 31, 2014, and for the period from December 4, 2014 (inception) through December 31, 2014, have been included herein in reliance upon the report of Elliott Davis Decosimo, LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Chart Acquisition Corp. as of December 31, 2014, and for the year ended December 31, 2014 have been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Chart Acquisition Corp. as of December 31, 2013 and for the years ended December 31, 2013 and 2012 have been included herein in reliance upon the report of Rothstein Kass, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

On August 14, 2015, our board of directors notified KPMG LLP that it had been dismissed as the independent registered public accounting firm of Chart Acquisition Corp. On August 14, 2015, our board of directors approved the engagement of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act. This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC at http://www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

UNAUDITED FINANCIAL STATEMENTS

Tempus Applied Solutions Holdings, Inc. Consolidated Balance Sheets as of June 30, 2015 and December 31, 2014	F-2

Tempus Applied Solutions Holdings, Inc. Consolidated Statements of Operations For the Three and Six Months Ended June 30, 2015	F-3

Tempus Applied Solutions Holdings, Inc. Consolidated Statement of Changes in Shareholders’ Equity For the Six Months Ended June 30, 2015	F-4

Tempus Applied Solutions Holdings, Inc. Consolidated Statement of Cash Flows For the Six Months Ended June 30, 2015	F-5

Tempus Applied Solutions Holdings, Inc. Notes to Consolidated Financial Statements	F-6

AUDITED FINANCIAL STATEMENTS

Chart Acquisition Corp.

Report of Independent Registered Public Accounting Firm	F-12

Report of Independent Registered Public Accounting Firm	F-13

Balance Sheets as of December 31, 2014 and December 31, 2013	F-14

Statements of Operations For the Years Ended December 31, 2014, December 31, 2013 and December 31, 2012	F-15

Statements of Changes in Stockholders’ Equity For the Years Ended December 31, 2014, December 31, 2013 and December 31, 2012	F-16

Statements of Cash Flows For the Years Ended December 31, 2014, December 31, 2013 and December 31, 2012	F-17

Notes to Financial Statements	F-18

Tempus Applied Solutions, LLC

Report of Independent Registered Public Accounting Firm	F-33

Balance Sheet as of December 31, 2014	F-34

Statement of Operations for the period from December 4, 2014 (inception) to December 31, 2014	F-35

Statement of Changes in Members’ Equity for the period from December 4, 2014 (inception) to December 31, 2014	F-36

Statement of Cash Flows for the period from December 4, 2014 (inception) to December 31, 2014	F-37

Notes to Financial Statements	F-38

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2015	F-43

Unaudited Pro Forma Condensed Combined Statement of Operations for the Twelve Months Ended December 31, 2014	F-44

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015	F-45

Notes to the Unaudited Pro Forma Condensed Combined Financial Information	F-46

F-1

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$218,347	$1,466,019
Restricted Cash	1,100,000	-
Accounts receivable:
Trade	1,307,730	-
Other	401,382	-
Related Party	64,950	-
Other assets	25,708	-

Total current assets	3,118,117	1,466,019

PROPERTY AND EQUIPMENT, NET	128,494	2,315

OTHER ASSETS
Deposits	200,000	-
Intangibles, net	315,185	33,951

Total other assets	515,185	33,951

Total assets	$3,761,796	$1,502,285
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$1,370,662	$48,166
Related party	238,597	30,101
Accrued Liabilities	439,120	36,008
Customer deposits	750,000	-

Total current liabilities	2,798,379	114,275

LONG TERM LIABILITIES
Loan from officer	489,899	489,899

Total long term liabilities	489,899	489,899

Total liabilities	3,288,278	604,174

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 29,000,000 shares authorized; 3,642,084 shares issued and outstanding at June 30, 2015 and December 31, 2014	364	364
Capital contributed in excess of par	1,009,737	1,009,737
Distributions	(309,015)	-
Retained earnings	(227,568)	(111,990)
TOTAL STOCKHOLDERS' EQUITY	473,518	898,111

Total liabilities and stockholders' equity	$3,761,796	$1,502,285

The accompanying notes are an integral part of these consolidated financial statements.

F-2

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2015	2015
REVENUES	$3,925,118	$5,859,106

COST OF REVENUE	3,297,431	5,008,132

Gross profit	627,687	850,974

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	420,247	951,325

Total operating income (loss)	207,440	(100,351)

OTHER INCOME (EXPENSE)
Interest expense	(11,333)	(20,987)
Non-operational income/(expense)	(2,554)	5,760

Total other income (expense)	(13,887)	(15,227)

NET INCOME (LOSS)	$193,553	$(115,578)

BASIC EARNINGS PER COMMON SHARE	$0.05	$(0.03)

WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION	3,642,084	3,642,084

DILUTED EARNINGS PER COMMON SHARE	$0.05	$(0.03)

WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION	3,642,084	3,642,084

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(UNAUDITED)

Six Months Ended June 30, 2015

Balance, January 1, 2015	$898,111

Net Loss	(115,578)

Distributions	(309,015)

Balance, June 30, 2015	$473,518

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Six Months Ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(115,578)
Adjustments to reconcile net loss to net Cash used for operating activities:
Changes in operating assets and liabilities:
Accounts receivable-trade	(1,307,730)
Accounts receivable-other	(401,382)
Due from related parties	143,546
Other current assets	(225,708)
Accounts payable-trade	1,322,496
Accrued liabilities	403,112
Customer Deposits	750,000
Net cash used for operating activities	568,756

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(126,179)
Purchases of intangible assets	(281,234)
Increase in restricted cash	(1,100,000)
Net cash used for investing activities	(1,507,413)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(309,015)
Net cash used for financing activities	(309,015)

Net decrease in cash	(1,247,672)

CASH AND CASH EQUIVALENTS
Cash at the beginning of the period	1,466,019
Cash at the end of the period	$218,347

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tempus Applied Solutions Holdings, Inc. (the “Company” or “Tempus Holdings”) is a Delaware corporation which was organized on December 19, 2014 as a direct wholly owned subsidiary of Chart Acquisition Corp. (“Chart”). We were formed solely for the purpose of effecting a business combination between Chart and Tempus Applied Solutions, LLC (“Tempus”). Tempus was registered in the State of Delaware on December 4, 2014 and was formed to provide customized engineering, integration and operations solutions that support critical missions of the United States Department of Defense (DoD) and the Intelligence Community and that meet the requirements of foreign governments and heads of state worldwide. Tempus designs and implements special mission aircraft modifications related to intelligence, surveillance and reconnaissance systems, new generation command, control and communications systems and VIP interior components and provides ongoing operational support including flight crews and maintenance services to customers. Tempus currently has two wholly owned subsidiaries: Tempus Manx Aviation Limited, which holds an aircraft management contract, and Global Aviation Support, LLC (“GAS”), which provides flight planning and fuel handling operations services. TAS Financing Sub Inc. (“Tempus Financing Sub”) was a wholly-owned subsidiary of Tempus from its formation on June 5, 2015, until the consummation of the Business Combination (as defined below).

On July 31, 2015, pursuant to the Agreement and Plan of Merger, dated as of January 5, 2015, as amended (the “Merger Agreement”), by and among Tempus Holdings, Chart, Tempus, the holders of Tempus’ membership interests named in the Merger Agreement (the “Members”), Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Members for the purposes set forth therein (the “Members’ Representative”), Chart Merger Sub Inc., (“Chart Merger Sub”), Chart Financing Sub Inc. (“Chart Financing Sub”), TAS Merger Sub LLC (“Tempus Merger Sub”), Tempus Financing Sub, Chart Acquisition Group LLC (“CAG”), in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Members and their successors and assigns) in accordance with the terms thereof, and, for the limited purposes set forth therein, CAG, Joseph Wright and Cowen Investments LLC, (i) Chart Financing Sub and Chart Merger Sub merged with and into Chart, with Chart continuing as the surviving entity, (ii) Tempus Financing Sub and Tempus Merger Sub merged with and into Tempus, with Tempus continuing as the surviving entity, and (iii) each of Chart and Tempus became wholly owned subsidiaries of the Company. We refer to the transactions contemplated by the Merger Agreement as the “Business Combination.”

The Company’s principal operations are the design, engineering and modification of aircraft into alternative configurations, and as requested, provide ongoing support in the execution of a customer’s aviation operations. The Company has secured headquarters office space in Williamsburg, Virginia, and has identified hangar space in Brunswick, Maine which will provide the required facilities for production and logistic support for its customers. The Company’s activities are subject to significant risks and uncertainties. Anticipated contracts are large and the periods of performance are long. Potential risks and uncertainties include the risk of deadline and budget overruns.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company has prepared the accompanying unaudited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Since Tempus was deemed the accounting acquirer in the Business Combination, which was consummated on July 31, 2015, the historical financial information for the year ended December 31, 2014 and the six months ended June 30, 2015 reflects the financial information and activities only of Tempus. In conjunction with the Business Combination, all outstanding membership interests of Tempus were exchanged for shares of the Company’s common stock. The historical members’ equity of Tempus (which is a limited liability company) has been retroactively adjusted to reflect the stockholders’ equity structure of Tempus Holdings (which is a corporation), using the respective exchange ratios established in the Business Combination, which reflects the number of shares Tempus Holdings issued to the members of Tempus upon the consummation of the Business Combination. Accordingly, all shares and per share amounts for all periods presented in these consolidated financial statements and notes thereto have been adjusted retrospectively, where applicable, to reflect the respective exchange ratios established in the Business Combination. For details on the exchange of Tempus’ membership interests for shares of the Company’s common stock in connection with the Business Combination, refer to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2015.

F-6

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Principles of Consolidation

The consolidated financial statements include the accounts of Tempus Holdings and its wholly-owned subsidiaries, Tempus, GAS and Tempus Manx Aviation Limited. Significant inter-entity accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

Prior to the Business Combination, Tempus was a limited liability company; therefore, the taxable income or loss is allocated to the members in accordance with the operating agreement and is reflected in their income taxes. The accompanying consolidated financial statements do not reflect a provision or liability for Federal or state income taxes. The Company has determined that it has no material unrecognized tax benefits or obligations as of June 30, 2015. The members’ income tax filings are subject to audit by varying taxing authorities depending on their physical residence. All members reside in the United States of America.

Revenue Recognition

The Company uses the percentage-of-completion method for accounting for long-term aircraft maintenance and modification fixed-price contracts to recognize revenues and receivables for financial reporting purposes.  No aircraft modification contracts were in progress during the six-months ended June 30, 2015. Revenues from firm fixed price contracts are measured by the percentage of costs incurred to date to estimated total costs for each contract.  Revenues from time-and-material line items are measured by direct labor hours or flight hours incurred during the period at the contracted hourly rates plus the cost of materials, if applicable. Revenue on leased aircraft and equipment representing rental fees and financing charges are recorded on a straight line basis over the term of the leases.

Cash and Cash Equivalents

For purposes of cash flow, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Restricted Cash

The Company considers cash or highly liquid debt instruments on deposit with financial institutions which are held to secure an obligation by the Company to be restricted cash.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.

The Company will establish an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other relevant information.  Management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk associated with accounts receivable.  The Company considers the current accounts receivable balance to be fully collectible.  Accordingly, no allowance has been recorded at June 30, 2015.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs, including replacement of minor items of physical properties, are charged to expense; major additions to physical properties are capitalized.

Depreciation will be computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer equipment	3-5

It is the Company’s policy to commence depreciation upon the date that assets are placed into service. As of June 30, 2015 the Company has not recognized any depreciation.

F-7

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Intangibles

Intangibles are stated at cost, less accumulated amortization. Intangibles consist of computer software as well as independent research and development associated with the development of supplemental type certificates (“STCs”).

STCs are authorizations granted by the Federal Aviation Administration (“FAA”) for specific modification of a certain aircraft. The STC authorizes us to perform modifications, installations, and assemblies on applicable customer-owned aircraft. Costs incurred to obtain STCs are capitalized and subsequently amortized against revenue generated from aircraft modifications associated with the STC. The costs are expensed as services on each aircraft through costs of sales using the units of production method. The legal life of an STC is indefinite. We believe we have enough future sales to fully amortize our STC development costs.

It is the Company’s policy to commence amortization of software upon the date that assets are placed into service. As of June 30, 2015, the Company has not recognized any amortization. Amortization will be computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer software	3-5

Fair Value of Financial Instruments

The Company does not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the definition of a development stage entity in U.S accounting standards and removes all disclosure requirements, including the elimination of inception-to-date information on the consolidated statements of operations, cash flows and member’s equity related to the financial reporting distinction between development stage enterprises and other reporting entities. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however, early adoption is permitted. Tempus evaluated and adopted ASU 2014-10 effective December 4, 2014 (date of inception) and therefore eliminated all incremental disclosures related to the six months ended June 30, 2015.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

3.	REVENUE

Since its formation in December 2014, Tempus has engaged in marketing and negotiation efforts intended to reduce its current business opportunities to signed contracts and to identify and develop additional opportunities, and expects to be able to make public announcements in the near future and on an ongoing basis regarding the signing of additional contracts, the awarding of bids and the acceptance of new proposals, as and to the extent these developments occur. As of June 30, 2015, Tempus has supported various customers with short term efforts, and ongoing signed contracts, submitted bids and other business opportunities are set forth below.

Ongoing Signed Contracts

●	Aircraft management contracts. Revenues earned based on fixed expenses and fees plus variable expenses and fees tied to actual aircraft flight hours. Estimated revenues of $600,000 - $1,000,000 monthly.
●	Provision of leased aircraft to the head of a U.S. government agency. Revenues earned based on the number of aircraft flight hours. Estimated revenues of $4.3 million annually for at least 2-3 years.

Contracts Signed but not yet commenced

●	1 U.S. contract (classified). Revenue earned per task order. Estimated revenues of $5 million annually for at least 3-5 years.
●	PC-12 ISR aircraft lease to a U.S. state law enforcement agency for a 5-year period. Estimated revenues of $7.2 million over 5 years.

Contracts Awarded and in Final Negotiation

●	1 U.S. contract (classified). Estimated revenues of $40 million annually for at least 3 to 5 years.

F-8

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

3.	REVENUE — (continued)

Bids Submitted

●	NATO member country ISR aircraft; bid to provide modified special mission aircraft as well as training and maintenance support (submitted).
●	Head of state aircraft interior completion (submitted).
●	Ultra high net worth individual aircraft interior completion (submitted).
●	Provision of a leased aircraft to a U.S. government agency (submitted).

The estimated potential value if Tempus wins all of the above submitted bids is approximately $400 million over 5 years. Tempus has been named as the preferred bidder for the NATO member country ISR aircraft. The Company expects Tempus to be awarded the contract if and when it is able to finalize remaining administrative and contractual terms.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following as of June 30, 2015:

Network data center	$126,179
Personal Computers	2,315
Total	$128,494

There was no depreciation expense recorded for the six-months ended June 30, 2015 as the integration of the computer equipment and software was ongoing and it had yet to be placed into service.

5.	INTANGIBLES, NET

Intangibles, net consists of the following as of June 30, 2015:

Supplemental Type Certificate Costs	$267,326
Software	$47,859
Total	$315,185

The STC costs relate to our efforts to gain approval from the FAA for a modification to Gulfstream III, IV and V business jets by upgrading them for Future Air Navigation System (“FANS”) and Automatic Dependent Surveillance Broadcast (“ADS-B”) capabilities. Regulatory mandates in the U.S and abroad will require FANS / ADS-B compliance on certain preferred air routes on a rolling basis over the next five years. We believe our addressable market for this product will be in excess of 1800 aircraft with a target of 5.0% market share or 90 licenses sold. We intend to amortize the cost of development over the first 10 licenses sold.

There was no amortization expense recorded for the six-months ended June 30, 2015 as the integration of the computer equipment and software was ongoing and it had yet to be placed into service and there have been no STC license sales as of that date.

6.	OPERATING LEASES

Tempus leases a facility in Williamsburg, Virginia to support its operations. The facility under lease is comprised of office space and Tempus occupied the premises as of January 1, 2015. The future minimum lease payments associated with this one year lease as of June 30, 2015 is $51,900.

7.	RELATED PARTY TRANSACTIONS

In connection with the formation of Tempus, our Chief Financial Officer, R. Lee Priest, Jr., loaned to Tempus $500,000. Of this amount, $10,101 was allocated to the purchase of 1.0% of the membership interests of Tempus, while $489,899 took the form of a loan from officer. This loan is unsecured and bears interest monthly at a rate of 5.0% per annum. Accrued interest totaled $11,140 as of June 30, 2015. It matures and shall be paid in full no later than June 30, 2016.

Jackson River Aviation (“JRA”) is an affiliated company, controlled by one of the former members of Tempus. JRA provides Federal Aviation Regulations (“FAR”) Part 135 aircraft charter services to the Company. As of June 30, 2015 the Company has an outstanding payable to JRA for $95,053. Total purchases by the Company from JRA for the six-months ended June 30, 2015 were $134,368.

F-9

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

7.	RELATED PARTY TRANSACTIONS — (continued)

Tempus Intermediate Holdings, LLC (“TIH”) is controlled by one of the former members of Tempus. TIH owns certain aircraft used by Tempus to provide services to certain customers. In addition, TIH provided administrative support, including human resources, financial, legal, contracts and other general administrative services to Tempus. As of June 30, 2015, all administrative support services from TIH have been billed at cost based on actual expenses incurred. Total billings from TIH for the six months ended June 30, 2015 were $678,186 and the outstanding payable, to TIH at June 30, 2015 was $143,544.

Tempus, through its wholly owned subsidiary GAS, billed TIH a total of $427,945 for the six month period ended June 30, 2015 for flight planning, fuel handling and travel services. Tempus’ outstanding receivables from TIH at June 30, 2015 was $23,710.

Global Flight Relief (“GFR”) is a 501(c)(3) non-profit organization controlled by one of the former members of Tempus. GFR has contracted with Tempus to provide FAR Part 91 flight operations services. For the six-months ended June 30, 2015, Tempus has invoiced GFR $41,240. The Company’s outstanding receivable from GFR at June 30, 2015 was $41,240.

All related party services are provided under commercial terms consistent with what might be expected from a third party service provider. Subsequent to the closing of the Business Combination, administrative support services, including human resources, financial, legal, contracts and other general administrative services are performed inside the Company. Certain marketing and information technology expenses may continue to be reimbursed to TIH for the foreseeable future. As of the date of this report, all related party receivable and payable balances outstanding as of June 30, 2015 have been settled in full.

8.	MEMBERS EQUITY

Tempus has a single membership class for all members, who retain voting rights commensurate with their economic membership percentage. Pursuant to the Business Combination, all membership interests were exchanged for 3,642,084 shares of common stock of Tempus Holdings, subject to adjustment after closing of the Business Combination in accordance with the Merger Agreement.

9.	SUBSEQUENT EVENTS

Business Combination

On July 31, 2015, the Business Combination was approved by Chart’s stockholders at a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, 4,985,780 shares of Chart common stock were voted in favor of the proposal to approve the Business Combination and no shares of Chart common stock were voted against that proposal. In connection with the stockholders’ approval of the Business Combination, Chart redeemed a total of 2,808,329 shares of its common stock pursuant to the terms of Chart’s amended and restated certificate of incorporation. The Business Combination was consummated following the Special Meeting.

The consummation of the Business Combination was preceded by a series of privately negotiated transactions, referred to collectively herein as the “Financing”, involving aggregate cash investments of $10.5 million by three outside investor entities (or affiliates thereof) that had not previously invested in Chart or Tempus (the “New Investors”), aggregate cash investments of $5.0 million by CAG, Mr. Joseph Wright and Cowen (collectively, the “Chart Affiliate Investors”) and a cash investment of $500,000 by the Chief Financial Officer of Tempus (through his individual retirement account) (the “Tempus Affiliate Investor”, and together with the Chart Affiliate Investors, the “Affiliate Investors”, and together with the New Investors, the “Investors”).

In the Business Combination, the Members received 3,642,084 shares of Tempus Holdings’ common stock (the “Merger Shares”) in exchange for all of the issued and outstanding membership interests of Tempus. The number of Merger Shares received reflected a downward merger consideration adjustment (in accordance with the Merger Agreement) of 57,916 shares of Tempus Holdings common stock, based on Tempus’ estimated working capital and debt as of the closing of the Business Combination. Such merger consideration adjustment is subject to a post-closing true-up based on Tempus’ actual working capital and debt as of the closing of the Business Combination. In addition, pursuant to the earn-out provisions of the Merger Agreement, the Members have the right to receive up to an additional 6,300,000 shares of Tempus Holdings’ common stock upon the achievement of certain financial milestones.

F-10

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

9.	SUBSEQUENT EVENTS — (continued)

In connection with the Business Combination, Chart stockholders and warrant holders received shares of Tempus Holdings common stock and warrants to purchase shares of Tempus Holdings common stock in exchange for their existing shares of Chart common stock and existing Chart warrants, on a one-to-one basis. In connection with the Business Combination, (i) the Affiliate Investors received an aggregate of 1,375,000 shares of Tempus Holdings common stock, 1,031,250 Series A-2 Warrants and 343,750 Series B-2 Warrants (collectively, the “Affiliate Investor Securities”) and (ii) the New Investors received an aggregate of 1,255,265 shares of Tempus Holdings common stock, 1,369,735 shares of Tempus Holdings Preferred Stock, 1,968,750 Series A-1 Warrants and 656,250 Series B-1 Warrants (collectively, the “New Investor Securities,” and collectively with the Affiliate Investor Securities, the “Financing Securities”). The terms and provisions of the Financing Securities are described in more detail in the Registration Statement, in the section therein entitled “Description of Tempus Holdings’ Securities”.

Private Placement

On August 14, 2015, the Company entered into, and consummated the transactions contemplated by, the Securities Purchase Agreement with the Chart Affiliate Investors, pursuant to which, subject to the terms and conditions set forth therein, the Chart Affiliate Investors acquired from the Company, for an aggregate purchase price of $1 million, (i) an aggregate of 250,000 shares of common stock of the Company (“Common Stock”), (ii) warrants to acquire an aggregate of 187,500 shares of Common Stock or Company Series A convertible preferred stock (the “Preferred Stock”) and (iii) warrants to acquire an aggregate of 62,500 shares of Common Stock or Preferred Stock (such Company securities described in clauses (i) through (iii), collectively, the “Purchased Securities”). Of the Purchased Securities, (x) CAG acquired 154,168 shares of Common Stock, 115,626 Series A-3 Warrants and 38,542 Series B-3 Warrants, (y) Mr. Wright acquired 8,332 shares of Common Stock, 6,249 Series A-3 Warrants and 2,083 Series B-3 Warrants, and (z) Cowen acquired 87,500 shares of Common Stock, 65,625 Series A-3 Warrants and 21,875 Series B-3 Warrants. The terms and provisions of the Purchased Securities are described in more detail in the Company’s Current Report on Form 8-K filed by the Company on August 17, 2015.

F-11

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Chart Acquisition Corp.:

We have audited the accompanying balance sheet of Chart Acquisition Corp. (the “Company”) as of December 31, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chart Acquisition Corp. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company has adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-10 (ASU No. 2014-10) and Accounting Standards Update No. 2014-15 (ASU No. 2014-15) for the year ended December 31, 2014. ASU 2014-10 resulted in the Company revising its financial statement presentation by removing references to being a development stage company and eliminating incremental financial reporting requirements to present inception-to-date financial information in the statements of operations, stockholder’s equity and cash flows. ASU No. 2014-15 provided guidance on management’s responsibility in evaluating whether there is substantial doubt about the Company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company does not consummate an initial business combination by March 13, 2015. This condition raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

New York, New York

March 10, 2015

F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Chart Acquisition Corp.:

We have audited the accompanying balance sheet of Chart Acquisition Corp. (the “Company”) as of December 31, 2013, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company does not consummate a business combination. This condition raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein Kass

New York, New York

March 14, 2014

F-13

CHART ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS
Current Assets:
Cash	$146,669	$118,706
Due from Sponsor	660	409
Prepaid Expenses	39,002	87,252
Total Current Assets	186,331	206,367

Non-current Assets:
Cash and Investments Held in Trust Account	65,355,296	75,048,721
Total Assets	$65,541,627	$75,255,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$2,184,357	$194,115
Due to Affiliate	1,442	1,442
Notes Payable, Sponsor	709,168	-
Notes Payable, Affiliate of Sponsor	440,832	-
Total Current Liabilities	3,335,799	195,557

Deferred Underwriting Fee	2,343,750	2,343,750
Warrant Liability, at fair value	4,331,250	5,906,250
Total Liabilities	10,010,799	8,445,557

Common stock subject to possible redemption; 5,053,083 and 6,180,953 shares at $10.00 per share at December 31, 2014 and December 31, 2013, respectively	50,530,827	61,809,530

Stockholders' Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,732,226 and 3,569,047 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively (excluding 5,053,083 and 6,180,953 shares subject to possible redemption, respectively)	373	357
Additional Paid-in Capital	7,716,839	6,085,062
Accumulated Deficit	(2,717,211)	(1,085,418)
Total Stockholders' Equity	5,000,001	5,000,001
Total Liabilities and Stockholders' Equity	$65,541,627	$75,255,088

The accompanying notes are an integral part of the financial statements.

F-14

CHART ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Revenue	$-	$-	$-

Formation and Operating Costs	-	-	3,469
Professional Fees	2,617,280	534,484	21,356
Insurance	177,900	165,865	11,883
Filing Fees	78,499	77,904	11,618
Overhead Costs	120,000	120,000	5,000
Other Expenses	226,784	175,282	6,751
Total general and administrative expenses	3,220,463	1,073,535	56,608

Loss from Operations	(3,220,463)	(1,073,535)	(60,077)

Other Income:
Interest Income	13,670	46,900	1,821
Change in Fair Value of Warrant Liability	1,575,000	-	-

Net Loss Attributable to Common Stockholders	$(1,631,793)	$(1,026,635)	$(58,256)

Weighted Average Number of Common Shares Outstanding, basic and diluted	3,541,784	3,378,823	2,212,758
Basic and Diluted Net Loss per Share Attributable to Common Stockholders	$(0.46)	$(0.30)	$(0.03)

The accompanying notes are an integral part of the financial statements.

F-15

CHART ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2012, 2013 and 2014

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Equity

Balances, January 1, 2012	2,156,250	$216	$24,784	$(527)	$24,473

Sale of 7,500,000 units on December 19, 2012, net of underwriters' discount and offering expenses (including 6,289,495 subject to possible redemption)	7,500,000	750	70,025,449	-	70,026,199

Reclassification of shares subject to possible redemption at redemption value on December 19, 2012	(6,289,495)	(629)	(62,894,319)	-	(62,894,948)

Warrant liability recorded on December 19, 2012	-	-	(5,906,250)	-	(5,906,250)

Sale of 375,000 units to Sponsor on December 19, 2012	375,000	37	3,749,963	-	3,750,000

Change in shares subject to possible redemption to 6,283,617 shares at December 31, 2012	5,878	1	58,782	-	58,783

Net loss attributable to common stockholders	-	-	-	(58,256)	(58,256)

Balances, December 31, 2012	3,747,633	375	5,058,409	(58,783)	5,000,001

Forfeiture of sponsor shares in connection with the underwriter’s election to not exercise their over-allotment option	(281,250)	(28)	28	-	-

Change in shares subject to possible redemption to 6,180,953 shares at December 31, 2013	102,664	10	1,026,625	-	1,026,635

Net loss attributable to common stockholders	-	-	-	(1,026,635)	(1,026,635)

Balances, December 31, 2013	3,569,047	357	6,085,062	(1,085,418)	5,000,001

Redemption of 964,691 shares	(964,691)	(96)	(9,646,814)	-	(9,646,910)

Change in shares subject to possible redemption to 5,053,083 shares at December 31, 2014	1,127,870	112	11,278,591	-	11,278,703

Net loss attributable to common stockholders	-	-	-	(1,631,793)	(1,631,793)

Balances, December 31, 2014	3,732,226	$373	$7,716,839	$(2,717,211)	$5,000,001

 The accompanying notes are an integral part of the financial statements.

F-16

CHART ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012

Cash Flows from Operating Activities
Net Loss	$(1,631,793)	$(1,026,635)	$(58,256)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in Fair Value of Warrant Liability	(1,575,000)	-	-
Change in operating assets and liabilities:
Prepaid Expenses	48,250	(82,016)	(5,236)
Accounts Payable and Accrued Expenses	1,990,242	143,593	25,270
Interest – net of interest expense on Trust Account	(13,645)	(46,900)	(1,821)
Interest withdrawn from Trust Account	60,160	-	-
Due to Affiliate	-	120	1,322
Due from Sponsor	(251)	-	-
Net Cash Used In Operating Activities	(1,122,037)	(1,011,838)	(38,721)

Cash Flows from Investing Activities
Proceeds deposited in Trust Account	-	-	(75,000,000)
Net Cash used in Investing Activities	-	-	(75,000,000)

Cash Flows from Financing Activities
Proceeds from Public Offering	-	-	75,000,000
Proceeds from Issuance of Units to Sponsor	-	-	3,750,000
Proceeds from Note Payable, Affiliate of Sponsor	440,832	-	30,000
Principal Payments on Note Payable, Affiliate of Sponsor	-	-	(30,000)
Proceeds from Note Payable, Sponsor	709,168	-	-
Principal Payments on Note Payable, Sponsor	-	-	(175,000)
Payment of Offering Costs	-	(16,920)	(2,459,089)
Net Cash Provided by (Used In) Financing Activities	1,150,000	(16,920)	76,115,911
Net Increase (Decrease) in Cash	27,963	(1,028,758)	1,077,190
Cash at Beginning of the Period	118,706	1,147,464	70,274
Cash at Ending of the Period	$146,669	$118,706	$1,147,464

Supplemental Disclosure of Cash Flow Information:
Cash paid for state franchise tax	$141,707	$5,133	$-
Proceeds from sale of securities into Trust Account	$9,646,910	$-	$-
Distribution of proceeds from Trust Account	$(9,646,910)	$-	$-

Supplemental Disclosure for Non-cash Financing Activities
Adjustment for warrant liability in connection with the Public Offering	$-	$-	$5,906,250
Deferred Underwriters' Fee	$-	$-	$2,343,750
Accrued Expenses Included in Deferred Offering Costs	$-	$-	$16,920

The accompanying notes are an integral part of the financial statements.

F-17

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

1	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chart Acquisition Corp. (“Chart,” the “Company,” “we” or “us”) was incorporated in Delaware on July 22, 2011. The Company is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business combination, one or more operating businesses or assets (an “initial business combination”). The Company has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year end.

At December 31, 2014, the Company had not commenced any operations. All activity through December 31, 2014 relates to the Company’s formation, initial public offering (“public offering”) described below in Note 4, and search for an initial business combination. See Note 13 for a description of the definitive agreements the Company entered into with Tempus Applied Solutions, LLC (“Tempus”) to complete an initial business combination, including a merger agreement.

The registration statement for the public offering was declared effective on December 13, 2012. The Company consummated the public offering on December 19, 2012 and received net proceeds of approximately $76,120,000 which includes $3,750,000 received from the private placement of 375,000 units to Chart Acquisition Group LLC, a Delaware limited liability Company (the “Sponsor”) and is net of approximately $2,630,000 of legal, accounting and underwriting fees. The Sponsor, Joseph Wright, the Company’s chief executive officer and chairman of the board and Cowen Overseas Investment LP (“Cowen”), an affiliate of Cowen and Company, LLC, one of the lead underwriters of the public offering, each purchased units consisting of one share of common stock and a warrant to purchase one share of common stock (the “private placement”—Note 5).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the public offering, although substantially all of the net proceeds of the public offering are intended to be generally applied toward effecting an initial business combination. Net proceeds of approximately $75,000,000 from the public offering and simultaneous private placements of the placement units (as described below in Note 5) were originally deposited in a trust account in the United States maintained by Continental Stock Transfer & Trust Company (“Continental”), acting as trustee (“Trust Account”). The proceeds held in the Trust Account are invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. Except for interest income earned on the Trust Account balance and released to us for working capital purposes and to pay taxes or dissolution expenses, if any, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the Trust Account, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by the Company in connection with a proposed initial business combination not otherwise withdrawn; (iii) the redemption of the Company’s public shares if it is unable to consummate an initial business combination by March 13, 2015 (which date has been extended from September 13, 2014, as described below), subject to applicable law; or (iv) otherwise upon its liquidation or in the event its management resolves to liquidate the Trust Account and ceases to pursue the consummation of an initial business combination prior to March 13, 2015 (which date has been extended from September 13, 2014, as described below). The proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which could have priority over the claims of the Company’s public stockholders.

On September 5, 2014, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved the following items: (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) extending the date by which the Company must consummate its initial business combination from September 13, 2014 to March 13, 2015, (ii) an amendment to the Charter permitting stockholders to redeem their public shares for a pro rata portion of the funds available in the Trust Account and authorizing the Company and Continental, the trustee of the Trust Account, to disburse such redemption payments and (iii) an amendment and restatement of the investment management trust agreement (as amended and restated, the “Trust Agreement”) between the Company and Continental permitting distributions from the Trust Account to those persons holding shares of common stock comprising part of the units sold in the public offering who wish to exercise their redemption rights in connection with the Meeting, and extending the date on which to liquidate the Trust Account in accordance with the Trust Agreement to March 13, 2015. The affirmative vote of holders of at least sixty-five percent of the issued and outstanding shares of the Company was required to approve each of the proposals.

F-18

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

1	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

In connection with the Meeting, 964,691 shares were redeemed by the Company at a price of $10.00 per share, for a total redemption amount of $9,646,910. As of December 31, 2014, $65,355,296 was held in the Trust Account after the foregoing redemptions.

Initial Business Combination

For the purposes of consummating an initial business combination, the Company is not limited to a particular industry or geographic region, although its management team intends to focus on operating businesses in the following sectors: the provision and/or outsourcing of government services. The management team anticipates structuring an initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure an initial business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

We have recently entered into an agreement and plan of merger with such a business, and we are in the process of preparing documentation with which to present our proposed business combination with that business to our stockholders, who must approve the proposed business combination. On January 5, 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tempus, a Delaware limited liability company and other related parties, as described in further detail below. Hereafter, we may refer to all the transactions contemplated by the Merger Agreement as the “Business Combination.” The consummation of the Business Combination is subject to other conditions, and there can be no assurance that the Business Combination will be consummated. For additional information regarding the Merger Agreement and Tempus, see note 13. The consummation of the Business Combination is subject to other conditions, and there can be no assurance that the Business Combination will be consummated.

The Company may consummate the initial business combination and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and may file tender offer documents with the with the Securities and Exchange Commission (the “SEC”).

F-19

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

1	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Initial Business Combination (continued)

Regardless of whether the Company holds a stockholder vote or a tender offer in connection with an initial business combination, public stockholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements. As a result, such shares will be recorded at redemption value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board, (“FASB”) Accounting Standards Codification, (“ASC") Topic 480, “Distinguishing Liabilities from Equity.”

The Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination.

Solely if the Company holds a stockholder vote to approve the initial business combination, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the Trust Account. All shares so purchased by the Company will be immediately cancelled.

Liquidation and Going Concern

If the Company does not consummate an initial business combination by March 13, 2015, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to the Company for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern.

As of December 31, 2014, we had a cash balance of $146,669, held outside of the Trust Account after issuance of $1,150,000 in promissory notes, which is available for use by us to cover the costs associated with identifying a target business and negotiating an initial business combination and other general corporate uses. On February 4, 2015, we issued an additional $450,000 in promissory notes, which funds are available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. We believe that we have sufficient funds available to conduct the normal operations of the business. However, we may need to obtain additional financing from our Sponsor, Cowen and Mr. Wright to consummate our initial business combination with an operating business by March 13, 2015.

F-20

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

2.	BASIS OF PRESENTATION

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In July 2014, the Company identified and corrected an error related to the accounting for the Company’s changes in amounts subject to possible redemption for the year ended December 31, 2013. The Company determined that its changes in amounts subject to possible redemption should have been accounted for as an adjustment to additional paid-in capital instead of as an adjustment to accumulated deficit. There was no change in previously reported total assets, total liabilities, common stock subject to possible redemption or net loss attributable to common shares for any of the periods. The accompanying financial statements were revised to reflect a balance in accumulated deficit with a corresponding increase of additional paid-in capital as of December 31, 2013 and 2012.  In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), the Company evaluated these errors and, based on an analysis of quantitative and qualitative factors, determined that they were not material to each of the prior reporting periods affected and no amendments of previously filed Form 10-Q or Form 10-K reports with the SEC are required. We have reassessed the effect of this error as of December 31, 2014 and believe no further adjustment is required.

Recently Adopted Accounting Standards

The Company complied with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 915, “Development Stage Entities” (Topic 915). As of December 31, 2014, the Company adopted FASB Accounting Standards Update No. 2014-10 (ASU No. 2014-10) to Topic 915, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in ASU No. 2014-10 simplify the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs, by eliminating the requirement for development stage entities to present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity.

As of December 31, 2014, the Company adopted FASB Accounting Standards Update No. 2014-15, which provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures.

As of December 31, 2014, the Company’s financial statements have been presented to conform with the reporting and disclosure requirements of the above standards.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. For all periods presented, the Company did not have any dilutive securities and other contracts that could potentially be exercised or converted into common shares and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per share for periods presented.

F-21

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Cash and Investments Held in Trust Account

The Company records the cash and investments held in the Trust Account in accordance with ASC Topic 820, “Fair Value Measurements and Disclosures.”

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for the differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. As of December 31, 2014, 2013 and 2012, the Company had net deferred tax assets of approximately $951,000, $378,000 and $21,000, respectively, before any valuation allowance, mainly related to change in the fair value of its warrant liability, net operating loss carry forwards and startup costs. The income taxes differed from the 35% expected rate due to the valuation allowance on its deferred tax assets. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

As of December 31, 2014, the Company has federal net operating loss carryforwards of $108,000 that will begin to expire in 2032.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) (now incorporated into FASB ASC 740, Income Taxes), sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2014. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of December 31, 2014.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.

We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding to be approximately $80,000.

F-22

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Redeemable Common Stock

As discussed in Note 1, all of the common shares sold as part of the units in the public offering and still outstanding at December 31, 2014 contain a redemption feature which allows for the redemption of common shares under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with ASC Topic 480 "Distinguishing Liabilities from Equity", redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity.

Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC Topic 480. Although the Company does not specify a maximum redemption threshold, its charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

F-23

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Redeemable Common Stock— (continued)

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against the par value of common stock and retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital in accordance with ASC Topic 480-10-S99. Accordingly, at December 31, 2014, 2013 and 2012, public shares of 5,053,083, 6,180,953 and 6,283,617, respectively, are classified outside of permanent equity at its redemption value. The redemption value (approximately $10.00 at December 31, 2014) is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to the Company for working capital purposes or the payment of taxes.

4.	PUBLIC OFFERING

In the public offering, the Company sold 7,500,000 units at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the Company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination and one year from the date of the prospectus for the public offering, and will expire five years from the date of the initial business combination, or earlier upon redemption or liquidation. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock (or the closing bid price of the common stock in the event shares of our common stock are not traded on any specific trading day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration statement is not effective at the time of exercise, the holders of the warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event except as disclosed in Note 7 (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrants and the warrants will expire worthless. For a further discussion of the warrants, please refer to the following two paragraphs and to Note 7.

In connection with our initial public offering, our Sponsor, Mr. Wright, and Cowen collectively committed to offer to purchase up to 3,750,000 of our issued and outstanding warrants at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and expire upon the consummation of such initial business combination. The proposed purchase price of $0.60 was determined by our Sponsor, Mr. Wright and Cowen in consultation with the representatives of the underwriters of our initial public offering and based on these entities’ knowledge of the securities markets.

In connection with our initial public offering, our Sponsor, Mr. Wright and Cowen Overseas deposited an aggregate of $2,250,000 with Continental into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants). More specifically, the Sponsor deposited $1,387,500, Mr. Wright deposited $75,000 and Cowen Overseas deposited $787,500. The funds held in the escrow account were to be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

5.	RELATED PARTY TRANSACTIONS

Private Placement

On August 9, 2011, the Company issued to the Sponsor in a private placement 2,156,250 shares (after giving effect to its 0.75-for-1 reverse stock split effectuated on July 10, 2012) of restricted common stock for an aggregate purchase price of $25,000, of which 281,250 shares were forfeited in January 2013. The founder shares will not be released from transfer restrictions until: (i) one year after the consummation of the Company’s initial business combination or earlier if, subsequent to its initial business combination, the last sales price of its common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial business combination, or (ii) the date on which it consummates a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor, Mr. Wright and Cowen Overseas purchased, simultaneously with the closing of the public offering, 375,000 units (the “placement units”) from the Company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) for an aggregate purchase price of $3,750,000 in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The placement warrants are identical to the warrants sold in the public offering except that, (i) if held by the initial holders or their permitted assigns, they (a) whenever exercisable, may be exercised for cash or on a cashless basis at the option of the holder; and (b) will not be redeemable by the Company, and (ii) the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, expire five years from the effectiveness of the registration statement. In addition, the placement warrants and placement shares are subject to transfer restrictions until 30 days following the consummation of the initial business combination.

F-24

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

5.	RELATED PARTY TRANSACTIONS — (continued)

Private Placement— (continued)

The founder shares and the placement shares are identical to the shares of common stock included in the units that were sold in the public offering except that (i) the founder shares and the placement shares are subject to certain transfer restrictions as described above, and (ii) each of the initial stockholders and Cowen Overseas has agreed not to redeem any of the founder shares or placement shares, as the case may be, held by them in connection with the consummation of an initial business combination, and each has also waived its rights to participate in any redemption with respect to its founder shares and placement shares, as the case may be, if the Company fails to consummate an initial business combination.

However, each of the initial stockholders and Cowen Overseas (as applicable) will be entitled to redeem any public shares it acquires in or after the public offering in the event the Company fails to consummate an initial business combination within the required time period.

In connection with a stockholder vote to approve an initial business combination, if any, each of the Company’s initial stockholders have agreed to vote their founder shares and/or placement shares, as the case may be, in favor of the initial business combination. In addition, the Company’s initial stockholders, officers and directors have each also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business combination submitted to stockholders for approval, if any.

The initial holders of the Company’s founder shares and placement shares and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement signed on the date of the Company’s prospectus relating to the public offering.

Such holders are entitled to demand registration rights and certain “piggy-back” registration rights with respect to the founder shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing, in the case of the founder shares, one year after the consummation of the initial business combination and commencing, in the case of the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, 30 days after the consummation of the initial business combination.

Notes Payable to Sponsor

The Company issued a $246,667 unsecured non-interest bearing promissory note to the Sponsor on February 10, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note was initially payable on the earlier of (i) the date that is nine (9) months from the date of the note or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which the Company consummates its initial business combination.

 The Company issued a $215,834 unsecured non-interest bearing promissory note to the Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at the Sponsor’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants.

The Company issued a $246,667 unsecured non-interest bearing non-convertible promissory note to our Sponsor on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination.

The Company issued a $277,500 unsecured non-interest bearing promissory note to our Sponsor on February 4, 2015. Payment on this note is due on the earlier of: (i) March 13, 2015 and (ii) the date on which the Company consummates an initial business combination.

F-25

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

5.	RELATED PARTY TRANSACTIONS — (continued)

Notes Payable to Affiliates

The Company issued a $140,000 unsecured non-interest bearing promissory note to Cowen Overseas, an affiliate of one of our directors, on February 4, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Cowen Overseas’ election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which the Company consummates its initial business combination.

The Company issued a $122,500 unsecured non-interest bearing promissory note to Cowen Overseas on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at Cowen Overseas’ election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants.

The Company issued a $140,000 unsecured non-interest bearing non-convertible promissory note to Cowen Overseas on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination.

The Company issued a $13,333 unsecured non-interest bearing promissory note to Mr. Wright on February 7, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note was initially payable on the date of the consummation of an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants. On September 9, 2014, the promissory note was amended to provide that the payment date shall be the earlier of: (i) March 13, 2015 or (ii) the date on which the Company consummates its initial business combination

The Company issued a $11,666 unsecured non-interest bearing promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination. The notes are convertible at Mr. Wright’s election upon the consummation of an initial business combination. Upon such election, the notes will convert, at a price of $0.75 per share, into warrants to purchase common stock of the Company. These warrants would be identical to the placement warrants.

The Company issued a $13,333 unsecured non-interest bearing non-convertible promissory note to Mr. Wright on September 9, 2014. The proceeds from the loan were used for working capital purposes of the Company. The principal balance of the note is payable on the earlier of (i) March 13, 2015 or (ii) the date on which the Company consummates an initial business combination.

The Company issued $157,500 unsecured non-interest bearing promissory note on February 4, 2015 to Cowen and $15,000 unsecured non-interest bearing promissory note to Mr. Wright. Payment on the notes are due on the earlier of: (i) March 13, 2015 and (ii) the date on which the Company consummates an initial business combination.

Due to Affiliate

As of December 31, 2014 and 2013, the Chart Group L.P., an affiliate of the Sponsor, has paid certain offering, formation and operating costs on behalf of the Company. The total of such costs do not bear interest, and is due on demand. At December 31, 2014 and 2013, the total amount owed to the Chart Group L.P. is $1,442 and $1,442, respectively.

Administrative Services Agreement

The Company has agreed to pay the Chart Group L.P., an affiliate of the Sponsor $10,000 per month for office space and general and administrative services. Services commenced on December 14, 2012, the date the securities of the Company were first listed on the NASDAQ Capital Market, and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.  For the years ended December 31, 2014, 2013 and 2012, the Company incurred $120,000, $120,000 and $5,000, respectively, pursuant to this administrative services agreement. At December 31, 2014, the Company has prepaid $5,000 relative to the administrative services agreement.

6.	COMMITMENTS

The Company paid an underwriting discount of 2.750% (or $2,062,500) of the public unit offering price to the underwriters at the closing of the public offering, with an additional deferred fee of 3.125% (or $2,343,750) of the gross offering proceeds payable to the representatives of the underwriters upon the Company’s consummation of an initial business combination.

F-26

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

7.	WARRANT LIABILITY

The Company sold 7,875,000 units in the public offering and private placement, each comprised of one share of common stock and one warrant.  The warrants expire five years after the date of the Company's initial business combination.  The warrants issued contain a cash settlement provision, as provided in the amended and restated warrant agreement in the event of a Fundamental Transaction (as defined therein) after the initial business combination (see below), which requires liability treatment under ASC Topic 815-40-55-2 as the warrant agreement requires net-cash settlement upon a change in control must be classified as an asset or liability.

In connection with our initial public offering, our Sponsor, Mr. Wright, and Cowen collectively committed to offer to purchase up to 3,750,000 of our issued and outstanding warrants at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and expire upon the consummation of such initial business combination. The proposed purchase price of $0.60 was determined by our Sponsor, Mr. Wright and Cowen in consultation with the representatives of the underwriters of our initial public offering and based on these entities’ knowledge of the securities markets.

In connection with our initial public offering, our Sponsor, Mr. Wright and Cowen Overseas deposited an aggregate of $2,250,000 with Continental into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants). More specifically, the Sponsor deposited $1,387,500, Mr. Wright deposited $75,000 and Cowen Overseas deposited $787,500. The funds held in the escrow account were to be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

In August 2014, our Sponsor, Mr. Wright and Cowen Overseas commenced a tender offer to purchase up to 7,500,000 of our issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with the in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the tender offer. In September 2014, our Sponsor, Mr. Wright and Cowen Overseas accepted for purchase all such warrants for an aggregate purchase price of $2,310.

Management uses the closing price of the warrants (unless no trade occurred in which case the last trade price is used) for the valuation of the warrants to determine the warrant liability to be $4,331,250 and $5,906,250 as of December 31, 2014 and 2013.  This valuation is revised on a quarterly basis until the warrants are exercised or they expire, with the changes in fair value recorded in the statements of operations.

In the event of a Fundamental Transaction, which can only happen after the initial business combination, at the request of the holder delivered at any time through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase such warrant from the holder by paying to the holder, within five trading days after such request, cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of such warrant on the date of such Fundamental Transaction. Any holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration (as defined in the amended and restated warrant agreement) from such transaction. For purposes hereof, "Black Scholes Value" means the value of the warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg using (i) a price per share of common stock equal to the closing sale price of the common stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such warrant as of such date of request, and (iii) an expected volatility equal to the greater of (A) forty percent (40%) and (B) the 30-day volatility obtained from the “HVT” function on Bloomberg determined as of the trading day immediately following the announcement of the Fundamental Transaction, (iv) a "Style" of "Warrant" and (v) a "Warrant type" of "Capped" where "Call cap" equals $17.50.

8.	INVESTMENT HELD IN TRUST ACCOUNT

Subsequent to the public offering, an amount of $75,000,000 (including $2,343,750 of deferred underwriters’ fee) of the net proceeds of the public offering and private placement, was deposited in a Trust Account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 have a maturity of 180 days or less until the earlier of the (i) consummation of an initial business combination, or (ii) liquidation of the Company. In connection with the Meeting, 964,691 shares were redeemed by the Company at a price of $10.00 per share, for a total redemption amount of $9,646,910.

As of December 31, 2014, investment securities in the Trust Account consist of $65,353,505 in United States money market mutual fund securities and another $1,791 is held as cash. As of December 31, 2013, investment securities in the Trust Account consisted of $75,043,861 in United States treasury bills and another $4,860 in cash.

F-27

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

9.	FAIR VALUE MEASUREMENTS

The Company complies with ASC Topic 820, “Fair Value Measurement” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2014 and 2013, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2014	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury money market mutual fund held in Trust Account	$65,353,505	$65,353,505	$—	$—
Liabilities:
Warrant Liability	$4,331,250	$—	$4,331,250	$—

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2013	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury Securities held in Trust Account	$75,044,999	$75,044,999	$—	$—
Liabilities:
Warrant Liability	$5,906,250	$—	$5,906,250	$—

The fair values of the Company's investments held in the Trust Account and warrant liability are determined through market, observable and corroborated sources.

10.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 29,000,000 shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share.

As of December 31, 2014 and 2013, there were 3,732,226 and 3,569,047 shares of common stock outstanding, respectively (excluding 5,053,083 and 6,180,953 shares subject to possible redemption, respectively).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At December 31, 2014 and 2013, the Company has not issued any shares of preferred stock.

F-28

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

11.	INITIAL BUSINESS COMBINATION

On July 16, 2014, the Company announced that it signed definitive agreements to complete an initial business combination with Tempus Intermediate Holdings, LLC ("Tempus Intermediate").  Pursuant to the definitive agreements, at the closing, a subsidiary of the Company was required to issue to the equity holders of Tempus Intermediate’s equity interests exchangeable for approximately 10 million shares of the Company's common stock and was required to assume liabilities of Tempus Intermediate, representing a total purchase price of $140.0 million, subject to adjustments as defined in the definitive agreements. The cash held in the Trust Account was to be used to fund any redemption by the Company’s public stockholders and the payment of transaction fees and expenses, with the remaining cash to be used for working capital. On January 5, 2015, the definitive agreements relating to the business combination with Tempus Intermediate were terminated. For a discussion of the Business Combination, refer to Note 13.

12.	COMPLIANCE

The Company received a written notice on September 2, 2014 from the staff of the Listing Qualifications Department of NASDAQ indicating that the Company was not in compliance with Listing Rule 5550(a)(3), which requires the Company to maintain a minimum of 300 public holders for continued listing on the NASDAQ Capital Market, and that NASDAQ had determined to initiate procedures to delist the Company’s securities. The Company appealed such determination to a hearings panel (the “Panel”) and on October 23, 2014, NASDAQ advised the Company that the Panel had granted its request for continued listing subject to completing its business combination and achieving compliance with all NASDAQ initial listing requirements, including but not limited to the minimum shareholder requirements, by March 4, 2015.

On March 2, 2015, the Company received a letter from NASDAQ stating that the Panel had determined to delist the Company’s securities from NASDAQ, and will suspend trading in the Company’s securities effective at the open of business on March 5, 2015, due to the Company’s failure to demonstrate compliance with the minimum shareholder requirements. NASDAQ further indicated that it would complete the delisting action by filing a Form 25 Notification of Delisting with the SEC after all applicable appeal periods have lapsed. The Company intends to request an appeal of the Panel’s delisting determination to the NASDAQ Listing and Hearing Review Council.

The common stock, warrants and units of the Company began trading on the OTCQB Marketplace under the ticker symbols “CACG,” “CACGW” and “CACGU,” respectively, on March 5, 2015.

13.	SUBSEQUENT EVENTS

Management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting the following and events disclosed in Notes 1, 5, 11 and 12:

Merger Agreement with Tempus Applied Solutions, LLC

On January 5, 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tempus, a Delaware limited liability company (“Tempus”), the current holders of Tempus’ membership interests (the “Sellers”), Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Sellers for the purposes set forth therein (the “Members’ Representative”), Tempus Applied Solutions Holdings, Inc., our newly formed and wholly-owned subsidiary which will be the holding company for Tempus and Chart following the consummation of the Business Combination (as defined below) (“Tempus Holdings”), Chart Merger Sub Inc., a newly formed wholly-owned subsidiary of Tempus Holdings (“Chart Merger Sub”), TAS Merger Sub LLC, a newly formed wholly-owned subsidiary of Tempus Holdings (“Tempus Merger Sub”), Chart Acquisition Group LLC in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Sellers and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”) and, for the limited purposes set forth therein, the Sponsor, Mr. Wright and Cowen (together, the “Warrant Offerors”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Chart Merger Sub would merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of Tempus Holdings (such merger, the “Chart Merger”), (ii) Tempus Merger Sub would merge with and into Tempus, with Tempus being the surviving entity and a wholly owned-subsidiary of Tempus Holdings (such merger, the “Tempus Merger”), and (iii) Tempus Holdings would become a publicly traded company. Hereafter, we may also refer to the transactions contemplated by the Merger Agreement as the “Business Combination.” The Chart Merger and the Tempus Merger (together, the “Mergers”) will occur simultaneously upon the consummation of the Business Combination.

F-29

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

13.          SUBSEQUENT EVENTS — (continued)

In the Chart Merger, the outstanding equity securities of Chart would be cancelled and the holders of outstanding shares of Chart common stock and warrants would receive substantially identical securities of Tempus Holdings. In the Tempus Merger, the outstanding membership interests of Tempus would be cancelled in exchange for the right of the Sellers to receive as the aggregate merger consideration 5,250,000 shares of Tempus Holdings common stock, subject to certain adjustments, plus an additional right to receive potentially up to 4,750,000 shares of Tempus Holdings common stock as an earn-out if certain financial milestones are achieved.

As a result of the consummation of the Business Combination, each of Chart Merger Sub and Tempus Merger Sub would cease to exist, Chart and Tempus would become wholly-owned subsidiaries of Tempus Holdings, and the equity holders of Chart and Tempus would become the stockholders of Tempus Holdings. In addition, the consummation of the Business Combination is subject to the completion of the Warrant Offerors’ offer to purchase up to 3,746,150 warrants to purchase common stock of Chart at a purchase price of $0.60 per warrant (the “Warrant Tender Offer”). Chart will provide its stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes, upon the consummation of the Business Combination.

Merger Consideration

As consideration in the pending Chart Merger, each Chart stockholder would receive one share of Tempus Holdings common stock for each share of Chart common stock owned by such stockholder, and each Chart warrant holder will receive a warrant to purchase one share of Tempus Holdings common stock for each warrant to acquire one share of Chart common stock owned by such warrant holder (with the terms of such Tempus Holdings warrant otherwise being substantially identical to such Chart warrant).

As consideration in the pending Tempus Merger, at the closing, the Sellers would receive in the aggregate 5,250,000 shares of Tempus Holdings common stock, subject to an upward or downward dollar-for-dollar merger consideration adjustment deliverable in shares of Tempus Holdings common stock at the closing (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ estimated working capital and/or debt as of the closing varies from certain targets specified in the Merger Agreement. After the closing, the merger consideration will be subject to a further upward or downward dollar-for-dollar adjustment payable in shares of Tempus Holdings common stock (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ actual working capital and/or debt varies from the amounts estimated at the closing, with such actual amounts determined by the Chart Representative, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation.

Additionally, the Sellers would have the right, subject to the terms and conditions of the Merger Agreement, to receive the Earn-Out Shares, as more fully described below, if they meet the performance targets set forth in the Merger Agreement. The aggregate merger consideration payable to the Sellers, including any Earn-out Shares would be paid pro rata to each Seller based on their membership interests in Tempus.

Earn-out Provisions

In addition to the 5,250,000 shares of Tempus Holdings common stock deliverable by Tempus Holdings to the Sellers at the Closing (as adjusted for Tempus working capital and debt), the Sellers would have the right to receive an additional 2,000,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $17,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016. The Sellers would further have the right to receive an additional 2,750,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $22,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016.

F-30

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

13.          SUBSEQUENT EVENTS — (continued)

The calculation of the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries would be done each fiscal quarter by the Chart Representative after Tempus Holdings’ preparation and delivery to its board of directors of its consolidated financial statements for such fiscal quarter, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation, and any Earn-out Shares that are finally determined to be earned by the Sellers would be delivered by Tempus Holdings within 60 days after final determination that they were so earned.

The Earn-out Shares would be subject to lock-up (in addition to any lock-up restrictions set forth in the Registration Rights Agreement, as more fully described below) for the longer of 12 months from the date of the Merger Agreement and six months from the date of issuance, subject to earlier release in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, during such lock-up period, the Earn-out Shares would be subject to claw-back by Tempus Holdings in the event that after the Earn-out Shares are issued, it is determined that there was a financial statement error, contract adjustment or other mistake or adjustment, and as a result of which, the Earn-out Shares should have not been paid.

Conditions to Closing of the Business Combination

The obligations of the parties to consummate the Business Combination are subject to the fulfillment (or waiver) of customary closing conditions of the respective parties. In addition, each parties’ obligations to consummate the Business Combination are subject to the fulfillment (or waiver) of other closing conditions, including: (a) completion of the tender offer by the Warrant Offerors to purchase up to 3,746,150 Chart warrants at a purchase price of $0.60 per warrant (the “Warrant Tender Offer”); (b) the receipt of the requisite approval from Chart stockholders of the Merger Agreement and the transactions contemplated thereby and of the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”); (c) a registration statement on Form S-4 registering the shares to be issued to Chart’s stockholders pursuant to the Merger Agreement shall have become effective; (d) the members of the board of directors of Tempus Holdings as specified in the Merger Agreement shall have been appointed to the board of directors of Tempus Holdings; and (e) Chart shall not have redeemed its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Additionally, the obligations of the Chart Parties to consummate the Business Combination are subject to the fulfillment (or waiver) of other closing conditions, including, among others: (i) the combined assets and liabilities of Chart and Tempus as of the Closing (but giving effect to the Closing, including any redemptions of Chart’s public shares), are such that on a combined basis, there will be net tangible assets (stockholders’ equity) of at least $5,000,001, plus an additional amount of unrestricted cash and cash equivalents sufficient to pay for any accrued expenses of Chart, Tempus and their respective subsidiaries through the Closing and to provide Tempus Holdings and its subsidiaries (including Tempus) with sufficient working capital as of the Closing to enable them to pay for expenses required under contracts entered into by Chart, Tempus or the respective subsidiaries at or prior to the Closing, as they come due; and (ii) Tempus shall have entered into one or more contracts providing for at least $100 million of revenues payable to Tempus within 12 months after the date of the Closing. Additionally, the obligations of Tempus and the Sellers to consummate the Business Combination are subject to the fulfillment (or waiver) of the closing condition that Tempus Holdings shall have filed with the Secretary of State of the State of Delaware an amendment and restatement of its certificate of incorporation in the form attached to the Merger Agreement.

Termination

The Merger Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing. In addition, the Merger Agreement may be terminated under other circumstances at any time prior to the Closing, including, among others: (i) by either the Members’ Representative or Chart if the Closing has not occurred on or before March 13, 2015 (unless Chart receives the approval of its stockholders to extend the deadline for Chart to consummate Chart’s initial business combination, in which case the March 13, 2015 date will be extended to the earlier of (x) such extended date or (y) 180 days after the date of Merger Agreement), so long as there is no breach by such terminating party (or its related parties) that caused the Closing not to have occurred; (ii) by either the Members’ Representative or Chart if the special meeting of Chart’s stockholders shall have occurred and Chart’s stockholders shall not have approved the Merger Agreement and the transactions contemplated thereby and the Incentive Plan; or (iii) by either the Members’ Representative or Chart if at the conclusion of a special meeting of Chart’s stockholder called to approve an amendment to Chart’s existing charter to extend the deadline for Chart to consummate its initial business combination beyond March 13, 2015, such deadline extension is not approved.

F-31

CHART ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014, 2013 and 2012

13.          SUBSEQUENT EVENTS — (continued)

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to confidentiality, public announcements and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement. There are no termination fees in connection with the termination of the Merger Agreement.

Other Agreements

In connection with the Business Combination, a number of additional agreements have been or will be entered into by the parties, including a Supporting Stockholder Agreement, a Registration Rights Agreement and Non-Competition and Non-Solicitation Agreement.

Termination Agreement

On January 5, 2015, in connection with the execution of the Merger Agreement and the Supporting Stockholder Agreement, the parties to the Equity Transfer and Acquisition Agreement, dated July 15, 2014 (the “Purchase Agreement”), and the Supporting Stockholder Agreement, dated July 15, 2014 (the “Old SSA”), entered into a Termination Agreement, by and among Chart, Tempus Group Holdings, LLC, TIH, each of the members of TIH, Benjamin Scott Terry and John G. Gulbin III, as the Members’ Representative under the Purchase Agreement, Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Overseas Investment LP, as the Warrant Offerors under the Purchase Agreement, and Chart Acquisition Group, LLC, The Chart Group, L.P., Christopher D. Brady, Joseph Wright and Cowen Overseas Investment LP, as the Stockholders under the Old SSA, pursuant to which the Purchase Agreement and the Old SSA were each terminated, effective immediately, and are no longer of any force or effect.

February 2015 Note Issuance

On February 4, 2015, the Company issued non-interest bearing promissory notes in the aggregate amount of $450,000 as follows: $277,500 to its Sponsor; $157,500 to Cowen and $15,000 to Mr. Wright. Payment on all of the notes are due on the earlier of: (i) March 13, 2015 and (ii) the date on which the Company consummates a business combination. The proceeds from the loan will be used for working capital purposes.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), it is expected that the maturity dates of these promissory notes will be extended to the earlier of: (i) June 13, 2015 and (ii) the date on which the Company consummates its initial business combination.

Special Meeting of Stockholders

On February 17, 2015, the Company filed a definitive proxy statement with the SEC announcing a special meeting for the purpose of considering and voting upon two proposals to amend the Company’s amended and restated certificate of incorporation to: (i) extend the date before which the Company must complete a business combination from March 13, 2015 (the “Current Termination Date”) to June 13, 2015 (the “Extended Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended; and (ii) allow holders of the Company’s public shares to redeem their public shares for a pro rata portion of the funds available in the trust account established in connection with the Company’s initial public offering, and authorize the Company and the trustee to disburse such redemption payments (the “Extension Amendment”); and a proposal to amend and restate the Company’s amended and restated investment management trust agreement, dated December 13, 2012 by and between the Company and the trustee to permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with such amendments; and extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date (the “Trust Amendment”). The purpose of the proposals is to allow the Company more time to complete the Business Combination. The proposals are subject to the approval of our stockholders and there can be no assurances that our stockholders will approve the proposals.

On February 11, 2015, in connection with the Extension Amendment and the Trust Amendment, the Sponsor, Mr. Wright and Cowen commenced a tender offer to purchase up to 7,492,300 of the Company’s outstanding warrants at a price of $0.30 per warrant.

Suspension of Trading from the NASDAQ Capital Market

On March 2, 2015, the Company received a letter from NASDAQ stating that the Panel had determined to delist the Company’s securities from NASDAQ, and will suspend trading in the Company’s securities effective at the open of business on March 5, 2015, due to the Company’s failure to demonstrate compliance with the minimum shareholder requirements. NASDAQ further indicated that it would complete the delisting action by filing a Form 25 Notification of Delisting with the SEC after all applicable appeal periods have lapsed. The Company intends to request an appeal of the Panel’s delisting determination to the NASDAQ Listing and Hearing Review Council.

The common stock, warrants and units of the Company began trading on the OTCQB Marketplace under the ticker symbols “CACG,” “CACGW” and “CACGU,” respectively, on March 5, 2015.

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of
Tempus Applied Solutions, LLC

We have audited the accompanying balance sheet of Tempus Applied Solutions, LLC as of December 31, 2014, and the related statements of operations, changes in members’ equity, and cash flows for the period from December 4, 2014 (date of inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tempus Applied Solutions, LLC as of December 31, 2014, and the results of its operations and its cash flows for the period from December 4, 2014 (date of inception) to December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

March 25, 2015

F-33

Tempus Applied Solutions, LLC
Balance Sheet

As of December 31, 2014

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,466,019

Total current assets	1,466,019

PROPERTY AND EQUIPMENT, NET	36,266

Total assets	$1,502,285

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Trade accounts payable	$78,267
Accrued liabilities	36,008

Total current liabilities	114,275

LONG TERM LIABILITIES
Loan from officer	489,899

Total long term liabilities	489,899
Total liabilities	604,174

MEMBERS' EQUITY	898,111

Total liabilities and members' equity	$1,502,285

The accompanying notes are an integral part of these financial statements.

F-34

Tempus Applied Solutions, LLC

Statement of Operations

For the Period from December 4, 2014 (Date of Inception) to December 31, 2014

REVENUE	$-

COST OF REVENUE	-

Gross profit	-

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	111,990

Total operating loss	(111,990)

Net loss	$(111,990)

The accompanying notes are an integral part of these financial statements.

F-35

Tempus Applied Solutions, LLC

Statement of Changes in Members' Equity

For the Period from December 4, 2014 (Date of Inception) to December 31, 2014

Balance, December 4, 2014	$-

Net loss	(111,990)

Contributed capital	1,010,101

Balance, December 31, 2014	$898,111

The accompanying notes are an integral part of these financial statements.

F-36

Tempus Applied Solutions, LLC
Statement of Cash Flows
For the Period from December 4, 2014 (Date of Inception) to December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(111,990)
Adjustments to reconcile net loss to net cash used for operating activities:
Changes in operating assets and liabilities:
Trade accounts payable	75,952
Accrued liabilities	36,008
Net cash used for operating activities	(30)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property & equipment	(33,951)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from officer loan	489,899
Contributed capital from members	1,010,101

Net cash provided by financing activities	1,500,000

Net increase in cash	1,466,019
Cash at beginning of period	-

Cash at end of period	$1,466,019

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES
Purchases of property & equipment included in accounts payable	$2,315

The accompanying notes are an integral part of these financial statements.

F-37

TEMPUS APPLIED SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

For the period from December 4, 2014 (Date of Inception) to December 31, 2014

DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tempus Applied Solutions, LLC (“Tempus”, or the “Company”) was registered in the State of Delaware on December 4, 2014. The Company is a newly-organized entity formed to provide customized engineering, integration and operations solutions that support critical missions of the United States Department of Defense (DoD) and the Intelligence Community and that meet the requirements of foreign governments and heads of state worldwide. Tempus will design and implement special mission aircraft modifications related to intelligence, surveillance and reconnaissance systems, new generation command, control and communications systems and VIP interior components and provide ongoing operational support including flight crews and maintenance services to customers. As of December 31, 2014 Tempus has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year-end.

Tempus anticipates being acquired by Chart Acquisition Corporation (“CAC”) pursuant to a purchase agreement signed January 5, 2015 and subsequently modified on March 20, 2015. CAC is a blank check company (also known as a special-purpose acquisition company) formed for the purpose of acquiring an operating company through a merger, capital stock exchange, asset acquisition stock purchase or other similar business combination. Upon completion of the anticipated acquisition Tempus would become the surviving and reporting entity and assume certain transaction-related expenses of its members and CAC.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the definition of a development stage entity in U.S accounting standards and removes all disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity related to the financial reporting distinction between development stage enterprises and other reporting entities. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however, early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the Company’s reporting period ended December 31, 2014 and therefore eliminated all incremental disclosures related to the Company’s inception-to-date period.

The Company’s planned principal operations are the design, engineering and modification of aircraft into alternative configurations, and if requested by the customer, providing ongoing support in the execution of their respective aviation operations. The Company is currently conducting business development and contract negotiation activities to take advantage of the relationships and experience its employees have developed over their respective careers.

Since its formation in December 2014, Tempus has engaged in marketing and negotiation efforts intended to reduce its current business opportunities to signed contracts and to identify and develop additional opportunities, and expects to be able to make public announcements in the near future and on an ongoing basis regarding the signing of additional contracts, the awarding of bids and the acceptance of new proposals, as and to the extent these developments occur. Subsequent to December 31, 2014 and through the date of the financial statements, Tempus’ signed contracts, submitted bids and other business opportunities along with management’s estimate of revenues are set forth below.

F-38

Contracts Signed

●	1 U.S. contract (classified). Revenue earned per task order. Estimated revenues of $5 million annually for at least 3-5 years.
●	2 aircraft management contracts. Revenues earned based on aircraft flight hours. Estimated revenues of $6.5 million annually for at least 3-5 years, for each contract.
●	2 aircraft operations contracts. Estimated revenues of $0.8 million annually for at least 1-3 years for each contract.
●	Provision of leased aircraft to head of U.S. government agency. Revenues earned based on aircraft flight hours. Estimated revenues of $4.3 million annually for at least 2-3 years

Contracts Awarded and in Final Negotiation

●	1 U.S. contract (classified). Estimated revenues of $40 million annually for at least 3 to 5 years.
●	PC-12 ISR aircraft lease to a U.S. state law enforcement agency for a 5-year period Expected revenue of $7.2 million over 5 years.
●	2 ES15 Stemme aircraft leased to a prime aerospace/defense contractor for an R&D mission. Expected revenue $1.1 million over 3 years.

Bids Submitted

●	NATO member country ISR aircraft; bid to provide modified special mission aircraft as well as training and maintenance support (submitted).
●	Head of state aircraft interior completion (submitted).
●	Ultra high net worth individual aircraft interior completion (submitted).
●	Although there can be no assurances that the Company will be successful in obtaining the three outstanding proposals, management has estimated the potential value if Tempus wins all of the three bids above to be approximately $375 million over 5 years.

The Company has secured headquarters office space in Williamsburg, VA, and has identified hangar space in Brunswick, ME which will provide the required facilities for production and logistic support for its customers. The Company’s activities are subject to significant risks and uncertainties. Anticipated contracts are large and the periods of performance are long. Potential risks and uncertainties include the risk of deadline and budget overruns.

F-39

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United State of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company is a limited liability company; therefore, the taxable income or loss is allocated to the members in accordance with the operating agreement and is reflected in their income taxes. The accompanying financial statements do not reflect a provision or liability for Federal or state income taxes.

The Company has determined that it has no material unrecognized tax benefits or obligations as of December 31, 2014. The members’ income tax filings are subject to audit by varying taxing authorities depending on their physical residence. All members reside in the United States of America.

Cash and Cash Equivalents

For purposes of cash flow, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs, including replacement of minor items of physical properties, are charged to expense; major additions to physical properties are capitalized.

Depreciation is computed on a straight-line basis over the estimated service lives of the assets as follows:

Years
Computer equipment	3-5
Computer software	3
Furniture and fixtures	5-7

Fair Value of Financial Instruments

The company does not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

Subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the issuance of the financial statements.

F-40

2.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following as of December 31, 2014:

Computer equipment	$2,315
Computer software	33,951
Total	$36,266

There was no depreciation expense recorded for the period from December 4, 2014 (date of inception) to December 31, 2014.

3.	OPERATING LEASES

The Company leases a facility in Williamsburg, VA to support its operations. The facility under lease is comprised of office space and a firm agreement has been made to occupy the premises as of January 1, 2015. The future minimum lease payments associated with this one year lease is $103,800 in 2015.

4.	RELATED PARTY TRANSACTIONS

In connection with the formation of the Company, our Chief Financial Officer, R. Lee Priest, Jr., loaned to the Company $500,000. Of this amount, $10,101 was allocated to the purchase of 1.0% of the membership interests of the Company, while $489,899 took the form of a loan from officer. This loan is unsecured and pays interest monthly at a rate of 5.0% per annum. Accrued interest totaled $1,074 as of December 31, 2014. It matures and shall be paid in full no later than June 30, 2016.

Tempus Jets, Inc. (TJI) is an affiliated company, controlled by one of the members of the Company. TJI provides aircraft charter services to the Company. As of December 31, 2014 the Company has an outstanding payable to TJI for $30,101. Total purchases for the period from December 4, 2014 (date of inception) to December 31, 2014 were $30,101.

5.	MEMBERS EQUITY

The Company has a single membership class for all members, who retain voting rights commensurate with their economic membership percentage.

F-41

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2015 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 are based on the historical financial statements of Tempus and Chart after giving effect to the Business Combination. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is based on the historical financial statements of Tempus and Chart after giving effect to the Business Combination. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 was derived from Tempus’s unaudited statement of operations and Chart’s unaudited statement of operations, in each case, for the six months ended June 30, 2015 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 was derived from Tempus’s audited consolidated statement of operations and Chart’s audited consolidated statement of operations, in each case, for the year ended December 31, 2014 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is derived from Tempus’s unaudited balance sheet and Chart’s unaudited balance sheet as of June 30, 2015 and gives pro forma effect to the Business Combination as if it had been completed on June 30, 2015.

The pro forma adjustments are based on information currently available. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto included elsewhere in this prospectus.

Tempus was considered to be the acquirer for accounting purposes because Chart was a non-operating public shell company: The Business Combination was a capital transaction in substance and does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of Tempus and Chart are carried at historical cost and there are no step-up in basis or goodwill or other intangible assets recorded as a result of the Business Combination. All direct costs of the Business Combination are accounted for as a charge to additional paid-in capital.

Since Tempus was deemed the accounting acquirer in the Business Combination, which was consummated on July 31, 2015, the historical financial information for the year ended December 31, 2014 and the six months ended June 30, 2015 reflects the financial information and activities of Tempus. In conjunction with the Business Combination, all outstanding membership interests of Tempus were exchanged for shares of the Company’s common stock. The historical members’ equity of Tempus (which is a limited liability company) has been retroactively adjusted to effect the stockholders’ equity structure of Tempus Holdings (which is a corporation), using the respective exchange ratios established in the Business Combination, which reflects the number of shares Tempus Holdings issued to the members of Tempus upon the consummation of the Business Combination. Accordingly, all shares and per share amounts for all periods presented in these consolidated financial statements and notes thereto have been adjusted retrospectively, where applicable, to reflect the respective exchange ratios established in the Business Combination. For details on the exchange of Tempus’ membership interests for shares of the Company’s common stock in connection with the Business Combination, refer to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2015.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination, including the series of privately negotiated transactions which preceded the Business Combination (the “Financing”). It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared reflecting Chart stockholders exercising their redemption rights with respect to 2,808,329 public shares. As a result of the redemptions, 19,200 public shares remained outstanding following the consummation of the Business Combination.

Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2015

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma

Revenue	$5,859,106	$-	$-		$5,859,106
Cost of Revenue	5,008,132	-	-		5,008,132
Gross Profit	850,974				850,974
Formation and Operating Costs	-	-	-		-
Professional Fees		614,922	(362,900)	N	252,022
Insurance		86,687	-		86,687
Filing Fees		30,609	-		30,609
Overhead Costs		60,000	(60,000)	N	-
Other Expenses		294,612	-		294,612
General and Administrative Expenses	951,325	-	-		951,325
Loss from Operations	(100,351)	(1,086,830)	422,900		(764,281)

Other Income:
Interest Income	-	2,192	-		2,192
Other Income:	5,760	-	-		5,760
Other Expense:
Interest Expense	20,987				20,987
Change in Fair Value of Warrant Liability	-	1,338,750	-		1,338,750
Net Income (Loss) Attributable to Common Stockholders/Unit Holders	$(115,578)	$254,112	$422,900		$561,434

Weighted Average Number of Common Shares/Units Outstanding, basic and diluted	3,642,084	3,666,210	2,602,990	K, O	9,911,284
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders/Unit Holders	$(0.03)	$0.07			$0.06

See accompanying notes to the unaudited pro forma condensed combined financial information.

Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma

Revenue	$-	$-	$-		$-
Formation and Operating Costs	-	-	-		-
Professional Fees		2,617,280	(2,304,387)	A	312,893
Insurance		177,900	-		177,900
Filing Fees		78,499	-		78,499
Overhead Costs		120,000	(120,000)	A	-
Other Expenses		226,784	-		226,784
General and Administrative Expenses	111,990	-	-		111,990
Loss from Operations	(111,990)	(3,220,463)	2,424,387		(908,066)

Other Income:
Interest Income	-	13,670	-		13,670
Change in Fair Value of Warrant Liability	-	1,575,000	-		1,575,000
Net Income (Loss) Attributable to Common Stockholders/Unit Holders	$(111,990)	$(1,631,793)	$2,424,387		$680,604

Weighted Average Number of Common Shares/Units Outstanding, basic and diluted	10,000	3,541,784	6,359,500	B	9,911,284
Basic and Diluted Net Income (Loss) per Share Attributable to Common Stockholders/Unit Holders	$(11.20)	$(0.46)			$0.07

See accompanying notes to the unaudited pro forma condensed combined financial information.

Tempus Applied Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

	Tempus Applied Solutions, LLC Historical	Chart Acquisition Corp. Historical	Pro Forma Adjustments		Combined Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$218,347	$119,416	$193,135	B	$4,052,963
			(2,343,750)	D
			(7,894,185)	F
			50,000	G
			(2,290,000)	H
			16,000,000	J
Restricted cash	1,100,000				1,100,000
Due from Sponsor	-	660			660
Accounts receivable
Trade	1,307,730				1,307,730
Other	401,382				401,382
Other Assets	25,708				25,708
Related party receivables	64,950				64,950
Prepaid Expenses	-	5,000			5,000
Total Current Assets	3,118,117	125,076	3,715,200		6,958,393

Non-current Assets:
Cash and Investments Held in Trust Account	-	28,276,425	(28,083,290)	A	-
			(193,135)	B	-
Property & equipment, net	128,494				128,494
Intangibles, net	315,185				315,185
Deposits	200,000				200,000
Total Assets	$3,761,796	$28,401,501	$(24,561,225)		$7,602,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$1,809,782	$2,111,497	$5,782,688	E	$1,809,782
			(7,894,185)	F
Accounts Payable - Related Party	238,597				238,597
Due to Affiliate	-	6,614	-		6,614
Customer deposits	750,000				750,000
Notes Payable, Sponsor	-	1,435,001	50,000	G	-
			(1,485,001)	H
Notes Payable, Affiliate of Sponsor	-	804,999	(804,999)	H	-
Total Current Liabilities	2,798,379	4,358,111	(4,351,497)		2,804,993

Deferred Underwriting Fee	-	2,343,750	(2,343,750)	D	-
Warrant Liability	-	2,992,500	(1,184,324)	L	1,808,176
Loan from Officer	489,899	-	-		489,899
Total Liabilities	3,288,278	9,694,361	(7,879,571)		5,103,068

Common stock subject to possible redemption; 1,370,714 shares at $10.00 per share at June 30, 2015	-	13,707,139	(13,707,139)	A	-
Stockholders’ Equity
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-	137	K	137
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding
Common Stock, $.0001 par Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,706,815 shares issued and outstanding at June 30, 2015 (excluding 1,370,714 shares subject to possible redemption, respectively)	-	371	364	C	854
			(144)	A
			263	K
Common Stock, $.0001 par Common Stock, $.0001 par value; 29,000,000 shares authorized; 3,642,084 shares issued and outstanding at June 30, 2015	364	-	(364)	I
Capital contributed in excess of par	1,009,737	-	(1,009,737)	I
Distributions	(309,015)	-	309,015	I
Retained earnings	(227,568)	-	227,568	I
Additional Paid-in Capital	-	7,462,729	(364)	C	10,743,800
			(14,376,007)	A
			1,184,324	L
			473,518	I
			16,000,000	J
			(400)	K
Accumulated Deficit	-	(2,463,099)	(5,782,688)	E	(8,245,787)
Total Stockholders’ Equity:	473,518	5,000,001	(2,974,515)		2,499,004
Total Liabilities and Stockholders’ Equity:	$3,761,796	$28,401,501	$(24,561,225)		$7,602,072

See accompanying notes to the unaudited pro forma condensed combined information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF AND FOR THE PERIOD ENDED JUNE 30, 2015

(A)	To record the redemption of 2,808,329 public shares of Chart common stock in July 2015, resulting in a reduction in the trust account balance of $28,083,290. The $28,083,290 was calculated by multiplying the 1the 2,808,329 redeemed public common shares by $10.00 per share.

(B)	To record the reclassification of $193,135 of cash and investments held in Chart’s trust account that became available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of Tempus following the Business Combination. The $193,135 is calculated by multiplying 19,200 public common shares outstanding as of June 30, 2015 (adjusted for 2,808,329 public shares redeemed in July 2015) by $10.00 per share and adding dividends of $1,135 earned by the trust account through June 30, 2015. The $193,135 represents the balance in the trust account as of June 30, 2015 (adjusted for decrease of $28,083,290 in the trust account balance reflecting the public shares redeemed in July 2015) converted to permanent equity.

(C)	To reflect the payment of the merger consideration, consisting of 3,642,084 shares of common stock at $10.00 per share, or a total of $36,420,840. The original merger consideration of $37,000,000 was reduced by $579,160 of purchase price adjustments resulting in 57,916 fewer shares being issued. This does not take into account the potential issuance of up to an additional 6,300,000 Earn-out Shares to the Sellers upon the achievement of certain financial milestones, or other price adjustments under the Merger Agreement. The unaudited pro forma condensed combined financial information does not reflect issuance of any Earn-out Shares.

(D)	To reflect the payment of deferred underwriting fees relating to the Chart IPO.

(E)	To reflect additional transaction costs not previously recorded of $5,782,688 related to the Business Combination. Of this amount, $381,005 represented Business Combination-related expenses, including professional fees and travel related costs incurred subsequent to June 30, 2015 and recorded on the respective financial statements of the combining entities, $1,650,000 represents investment banking and legal fees that were paid as part of closing the Business Combination. The remaining balance of $3,751,683 represents Business Combination-related expenses, including professional fees and travel related costs, which were obligations of the individual members of Tempus. The individual Tempus members were reimbursed for these expenses upon the closing of the Business Combination. The classification and amounts of the relevant expenses are as set forth below:

Transaction Costs Not Previously Recorded and Related to the Business Combination

Legal	$1,700,000
Accounting	1,202,807
Consulting	724,492
Investment Banking	14,490
Travel/Other	109,894
$3,751,683

(F)	To reflect payment of transactions costs of $7,894,185 related to the Business Combination.

(G)	To record issuance of additional notes payable to the Sponsor $50,000 in July 2015.

(H)	To reflect payment of the notes payable to the Sponsor and the affiliate of the Sponsor at closing. While $750,000 of the $2,290,000 notes were convertible, they were paid in cash.

(I)	To reclassify the equity components of Tempus Holdings to additional paid in capital.

(J)	To reflect the receipt of $16,000,000 by Chart Financing Sub Inc., a wholly owned subsidiary of Chart, as part of the Financing.

(K)	To reflect the issuance of Convertible Preferred Stock and Common Stock by Tempus Holdings as a result of the Financing.

(L)	To reflect a decrease in the warrant liability of $1,184,324 which resulted from the agreement of certain warrant holders to waive their redemption rights on their existing warrants.

(M)	Certain provisions in the warrant agreement caused the warrants to be treated as a derivative liability. The approximately $2,992,500 income statement impact resulting from the change in fair value of the warrant liability has not been removed in the pro forma income statement.

(N)	To remove $60,000 of expenses pursuant to Chart’s administrative services agreement that terminated upon the closing of the Business Combination. In addition, to remove $362,900 of transaction costs previously included in professional fees as part of the Business Combination.

(O)	Pro forma earnings per share (EPS), basic and diluted, are computed by dividing income (loss) by the weighted average number of shares of common stock/units outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic Chart weighted average number of shares outstanding of 3,666,210 and the historic Tempus weighted average number of units outstanding of 3,642,084 both as of June 30, 2015, adjusted by: (a) (5,039,094), to decrease the weighted average share amount to 2,269,200 as of June 30, 2015 (adjusted for 2,808,329 public shares redeemed in July 2015), representing the total number of shares outstanding as of June 30, 2015 (adjusted for 2,808,329 public shares redeemed in July 2015), including the shares no longer subject to redemption subsequent to the consummation of the Business Combination, (b) 3,642,084 shares issued to the members of Tempus in the Business Combination and (c) 2,630,265 and 1,369,735, respectively in common and preferred stock issued as part of the Financing. The effect of the 7,875,000 outstanding warrants has not been included in the diluted earnings per share amount since the exercise price of the dilutive securities are in excess of the average stock price for the six months ended June 30, 2015 and are deemed out of the money. The warrants issued as part of the Financing have not been included in the diluted earnings per share amount since the exercise price of the dilutive securities are in excess of the stock price as of the date of the Business Combination and are deemed out of the money. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

Weighted average number of shares/units reported	7,308,294
Less: Redeemable public shares	(5,039,094)
Equity consideration to the members of Tempus	3,642,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Chart Affiliate Investors (through Financing)	1,250,000
Lee Priest, Tempus CFO (through Financing)	125,000
Subtotal	2,602,990
Number of shares pro forma, basic and diluted	9,911,284

Pro Forma Shares:
Shares issued to the members of Tempus and Lee Priest, Tempus CFO	3,767,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Shares issued to Chart initial stockholders, including Chart Affiliate Investors	3,500,000
Shares issued to other Chart stockholders	19,200
Number of shares outstanding - basic and diluted	9,911,284

(P)	The result of the evaluation of the tax impact of the Business Combination was deemed to be immaterial.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2014

(A)	To remove $120,000 of expenses pursuant to Chart’s administrative services agreement that terminated upon the closing of the Business Combination. In addition, to remove $2,304,387 of transaction costs previously included in professional fees as part of the Business Combination.

(B)	Pro forma earnings per share (EPS), basic and diluted, are computed by dividing income (loss) by the weighted average number of shares of common stock/units outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic Chart weighted average number of shares outstanding of 3,541,784 and the historic Tempus weighted average number of units outstanding of 10,000 both as of December 31, 2014, adjusted by: (a) (1,282,584), to decrease the weighted average share amount to 2,269,200 as of December 31, 2014 (adjusted for 3,558,385, 149,395 and 2,808,329 shares redeemed in March 2015, June 2015 and July 2015, respectively), representing the total number of shares outstanding as of December 31, 2014 (adjusted for 3,558,385, 149,395 and 2,808,329 shares redeemed in March 2015, June 2015 and July 2015, respectively), including the shares no longer subject to redemption subsequent to the consummation of the Business Combination, (b) 3,642,084 shares issued to the members of Tempus in the Business Combination and (c) 2,630,265 and 1,369,735, respectively in common and preferred stock issued as part of the Financing. The effect of the 7,875,000 outstanding warrants has not been included in the diluted earnings per share amount because such effect has been determined to be anti-dilutive for the period ended December 31, 2014. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

Weighted average number of shares/units reported	3,551,784
Add: Redeemable public shares	(1,282,584)
Equity consideration to the Sellers	3,642,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Shares of Common Stock issued to Chart Affiliate Investors (through Financing)	1,250,000
Shares of Common Stock issued to Lee Priest, Tempus CFO (through Financing)	125,000
Subtotal	6,359,500
Number of shares pro forma, basic and diluted	9,911,284

Pro Forma Shares:
Shares issued to the Sellers and Lee Priest, Tempus CFO	3,767,084
Shares of Common Stock issued to New Investors (through Financing)	1,255,265
Shares of Convertible Preferred Stock issued to New Investors (through Financing)	1,369,735
Shares issued to Chart initial stockholders, including Chart Affiliate Investors	3,500,000
Shares issued to Chart public stockholders	19,200
Number of shares outstanding - basic and diluted	9,911,284